                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Digital Transmission Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       DIGITAL TRANSMISSION SYSTEMS, INC.
                     3000 NORTHWOODS PARKWAY, BUILDING 330
                            NORCROSS, GEORGIA 30071
                                 (770) 798-1300

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD THURSDAY, SEPTEMBER 21, 2000

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Digital Transmission Systems, Inc. (the "Company") will be held at the Le Parker Meridien Hotel, Castiglione Room, 118 West 57th Street, New York, NY, 10019, at 5 P.M., eastern standard time, on Thursday, September 21, 2000 (the "Meeting"), to consider and act upon:

          1. Election of four persons to serve as members of the Company's Board of Directors;

          2. Approval of the proposed amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance by 1,160,000 shares;

          3. Ratification of the selection of KPMG LLP as independent public accountants for the Company's current fiscal year;

          4. Approval of the proposed amendment to the Company's Restated and Amended Certificate of Incorporation to increase authorized common shares, par value of $0.01, available for issuance from 15,000,000 to 50,000,000;

          5. Approval of the proposed amendment to the Company's Restated and Amended Certificate of Incorporation to increase authorized Company preferred shares, par value of $0.01, available for issuance from 3,000,000 to 10,000,000;

          6. Ratification of the acquisition of Telcor Communications, Inc.;

          7. Such other business as may properly come before this Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on August 4, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors:

                                          ANDRES C. SALAZAR
                                          Chief Executive Officer

August 9, 2000
Norcross, Georgia

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                       DIGITAL TRANSMISSION SYSTEMS, INC.
                     3000 NORTHWOODS PARKWAY, BUILDING 330
                            NORCROSS, GEORGIA 30071
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SHAREHOLDERS' MEETING

     This Proxy Statement and the enclosed proxy are furnished on behalf of the Board of Directors of DIGITAL TRANSMISSION SYSTEMS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on September 21, 2000 at 5:00 P.M. Eastern Standard Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Le Parker Meridien Hotel, Castiglione Room, 118 West 57th Street, New York, NY 10019. This Proxy Statement and the accompanying Proxy card were first mailed on or about August 15, 2000 to all shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

     Only holders of record of Common Stock at the close of business on August 4, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on August 4, 2000, the Company had outstanding and entitled to vote 10,240,069 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

COUNTING OF VOTES

     The purpose of the Annual Meeting is to consider and act upon the matters which are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed form of Proxy provides a means for a shareholder to vote for all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed form of Proxy also provides a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The four nominees receiving the highest number of votes will be elected to the Board of Directors. Broker non-votes are not counted in the election of directors.

     The accompanying form of Proxy also provides a means for a shareholder to vote for, against or abstain from voting on each of the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder's directions. The affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote on proposals one through six set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposal. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting.

Abstentions with respect to proposals one through four will have the same effect as a vote against these proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the proposal, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares present or represented from which a majority is calculated.

PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, Corporate Investor Communications may solicit proxies at an approximate cost of $5,000 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, or messenger. The Company will pay persons holding securities in their names or in the names of nominees, as well as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation will be paid by the Company.

     When the enclosed Proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors, and in favor of the approval of proposals 2, 3, 4, 5, and 6.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

INTRODUCTION

     At the Annual Meeting on September 21, 2000, four directors are to be elected for the terms described below. The Board of Directors of the Company is divided into three classes serving staggered three-year terms. The term of office of Mr. Salazar, CEO of the Company expires on the date of the next annual shareholder meeting. The terms of office of Mr. Kantor and Mr. Zaghloul, if elected, will expire in 2003; the term of office of Mr. Kinash, if elected, will expire in 2002 and the term of office of Mr. Hews, if elected, will expire in 2001.

     Officers of the Company serve at the discretion of the Board of Directors.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The Board of Directors recommends a vote FOR each named nominee.

     The name and age, principal occupation or employment, and other data regarding each nominee, based on information received from the respective nominees, are set forth below:

  For a term of three years:

     Mr. Ed Kantor, 68 -- Mr. Kantor was elected as a director of the Company in August 1996. Mr. Kantor is co-chairman of HCFP Brenner Securities, a New York city investment banking and brokerage firm. Prior to joining HCFP Brenner Securities, Mr. Kantor served as vice chairman of Barington Capital and held various positions with Drexel Burnham Lambert Inc. and its predecessor firms.

     Dr. Hatim Zaghloul, 43 -- Dr. Zaghloul serves as the Chairman and Chief Executive Officer of Wi-LAN, Inc. Dr. Zaghloul co-invented the novel wide band spread spectrum technology, an equalizer useful over fading channels, and an efficient signal compression algorithm. Dr. Zaghloul holds a B.Sc. in Electrical Engineering from Cairo University, Egypt, and an M.Sc. and a Ph.D. in Physics from the University of Calgary. Previously, Dr. Zaghloul served as a Senior Researcher at AGT, Ltd. where he initiated, executed and completed a number of digital wireless communications projects. He was the Vice-President of Engineering of Wi-LAN since its inception in 1992 until January 1994, when he became President and Chief Executive Officer. Dr. Zaghloul also serves as a director of Cell-Loc.

  For a term of two years:

     Mr. Peter Kinash, 44 -- Mr. Kinash is the Chief Financial Officer of Wi-LAN, Inc. He is a chartered accountant with 20 years of experience in advising growing high-tech companies to maturity. Prior to joining Wi-LAN, Inc., he led KPMG's Information, Communication and Entertainment practice in Calgary. Mr. Kinash has lectured and written about his experience with corporate financing, securities filings, and mergers and acquisitions to educational facilities and high-tech companies.

  For a term of one year:

     Mr. Bill Hews, 45 -- Mr. Hews is the President and Chief Operating Officer of Wi-LAN, Inc. Prior to joining Wi-LAN, Inc., Mr. Hews spent more than 20 years at Nortel Networks Corporation where he developed a strong operations background in the communications industry. From November 1998 until joining Wi-LAN he served as Vice-President -- Supply Chain Operations, Enterprise Networks where he led the drive to improve the group's global supply chain processes. Mr. Hews obtained his B.A. in Industrial Engineering from the University of Toronto and holds a MBA from the University of Western Ontario.

DIRECTOR COMPENSATION

     Meetings of the Board of Directors are scheduled quarterly, but can be held on an as-needed basis. All expenses, including travel and lodging, are reimbursed by the Company for meeting attendance. Non-employee Board members are also compensated with $1,000 in cash and an option grant of 1,000 shares of Common Stock for every Board meeting attended in person. Board members are not compensated for Board Meetings held by teleconference.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Board of Directors of the Company held a total of two meetings in person and numerous meetings by teleconference during fiscal 1999. No director attended fewer than 80% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     Audit Committee. The Board of Directors has established an Audit Committee composed of at least three (3) directors for the purpose of approving the Company's independent auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of any audit examination, reviewing the disposition of recommendations made by the independent auditors during the past year, acting as liaison between the Board of Directors and the independent auditors and reviewing various Company policies, including those related to accounting and internal control matters. Currently, only Mr. Kantor serves on the Audit Committee. Mr. Kantor was elected to the Audit Committee on October 4, 1996. The Company will add additional members to the Audit Committee once directors of the Company are successfully elected.

     Compensation Committee. The Board of Directors has established a Compensation Committee consisting of at least three (3) directors to review and approve executive compensation policies, practices, salary levels and bonus programs. Currently only Mr. Kantor serves on the Compensation Committee since being appointed on October 4, 1996. The Company will add additional members to the Compensation Committee once directors of the Company are successfully elected.

CERTAIN TRANSACTIONS
A SUMMARY OF MATERIAL TRANSACTIONS NOT DESCRIBED ELSEWHERE WITHIN THIS STATEMENT

  Wi-LAN, Inc. Investments

     On January 7, 2000, Wi-LAN, Inc., ("Wi-LAN") a leading innovator in the field of high-speed wireless data communications based in Calgary, Canada, acquired the following security positions in the Company: (a) 1,738,159 DTS common shares from MicroTel International, Inc. in consideration for $520,000 and 28,340 Wi-LAN common shares; (b) a $2,000,000 debenture of the Company acquired from FINOVA Mezzanine Capital, Inc. ("FINOVA") convertible into the DTS common shares at an exercise price of $1.00 per share; (c) an option to acquire 1,314,333 DTS preferred shares from FINOVA at an exercise price of $1.00 per share (convertible into 1,314,333 DTS common shares for no additional consideration); (d) DTS warrants exercisable into 702,615 DTS common shares at an exercise price of $1.00 per share and (e) warrants to acquire 538,461 common shares of LinkaNet Labs, Inc. In consideration of (b) and (c), Wi-LAN issued 87,320 Wi-LAN common shares to FINOVA. Upon closing of the transaction, Wi-LAN converted $1,310,000 of the acquired debenture into 1,310,000 DTS common shares. These DTS common shares combined with the 1,738,159 common shares which Wi-LAN acquired from MicroTel represented 51% of the issued and outstanding DTS common shares at closing. During January through April 2000, Wi-LAN also acquired an aggregate of $1,500,000 principal amount of debentures from the Company. These debentures are convertible into DTS common shares on the basis of $1.00 per share. In addition, the Company granted Wi-LAN the option to purchase up to $1,500,000 principal amount of additional convertible debentures at any time on or prior to the second anniversary of the closing date of the transactions, which debentures will be convertible into DTS common shares at the average weighted trading price of the DTS common shares over the last three trading days prior to the exercise of the option. Wi-LAN has the option to elect to purchase DTS common shares in lieu of purchasing additional convertible debentures.

     On March 31, 2000, Wi-LAN purchased $3,000,000 of the Company's Preferred Stock with such stock convertible into common shares at $7.125 per share, the market closing price on March 30, 2000. Additionally, Wi-LAN converted part of a debenture from DTS purchased on January 7, 2000 into 400,000 and 300,000 common shares on March 31, 2000 and April 16, 2000, respectively. As of August 4, 2000, the record date of this Proxy Statement, Wi-LAN, Inc. holds 5,222,436 shares of common stock of the Company. Such shares represent approximately 51% of the outstanding common stock of the Company.

  Payment of Certain Obligations in Common Stock

     On January 25, 2000, the Board of Directors of the Company approved a plan whereby certain debts of the Company to employees and Board members are satisfied through the issuance of restricted common stock. Approximately 30,083 shares of the Company's common stock were issued to satisfy such obligations. The shares were issued at $3.56/share (25% discount from the market closing price on January 25, 2000) and were restricted as to trade, pledge, or sale until January 25, 2001. The Company issued such shares on or about May 15, 2000.

                                   PROPOSAL 2

        APPROVAL OF MODIFICATIONS TO THE COMPANY'S AMENDED AND RESTATED
                           1996 STOCK INCENTIVE PLAN

     Effective January 1996, the Board of Directors adopted the 1996 Stock Incentive Plan (the "1996 Plan") which provides for the grant of stock options for up to 200,000 shares of common stock. At the Shareholder Meetings of November 7, 1996 and April 13, 1999, an additional 240,000 and 400,000 shares of common stock, respectively, were authorized to supplement the initial option reserve bringing the total available to 840,000 shares. The 1996 Plan also permits the Board of Directors to grant stock appreciation rights, stock bonuses, and restricted stock awards in accordance with the provisions of the Plan. The Plan remains in effect until January 2006 unless sooner terminated by the Board of Directors.

     Options granted under the 1996 Plan may be incentive stock options or non-qualified stock options, as determined by the Board of Directors at the time of grant. Incentive stock options are granted at a price not less than the fair market value of the stock on the grant date, and non-qualified options are granted at a price to be determined by the Board of Directors provided that such exercise price is not less than 85% of the fair market value of the stock on the grant date. Option vesting terms are established by the Board of Directors at the time of grant, and presently range from three to five years. The expiration date of options granted under the 1996 Plan is determined at the time of grant and may not exceed ten years from the date of the grant. At August 4, 2000 there were options outstanding to purchase 830,407 shares of the Company's common stock, of which 396,255 shares were exercisable. There were 1,593 options available for grant at August 4, 2000 under the 1996 Plan.

     The Board of Directors believes that in order to attract and retain qualified employees for the Company, it is necessary to continue to grant employees options under the 1996 Plan. In light of the recent acquisition of Telcor Communications, Inc. that significantly increases the Company's employee base from approximately 30 to over 120 employees, the Board of Directors further believes that the remaining shares in the 1996 Plan are insufficient for such purpose. The Board of Directors recommends a vote FOR the approval of modifications to the 1996 Stock Incentive Plan to increase the number of shares available for issuance from 840,000 to 2,000,000, representing approximately 13% of the Company's outstanding common stock on a fully-diluted basis.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     In July 1996, the Board of Directors selected the accounting firm of KPMG LLP to serve as its independent auditor and recommends that shareholders vote for ratification of such appointment. Representatives of KPMG LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     The Board of Directors engaged KPMG LLP, effective July 11, 1996. Prior thereto, the Company did not consult KPMG LLP on any matter that was the subject of a disagreement with the Company's former accountants or a reportable event (as such terms are defined by Item 302(A)(1)(v) of Regulation S-K).

     The Board of Directors recommends that the shareholders vote FOR ratification of the selection of KPMG LLP as independent auditors.

                                PROPOSALS 4 & 5

                PROPOSED AMENDMENT TO THE COMPANY'S RESTATED AND
       AMENDED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES
                         OF COMMON AND PREFERRED STOCK.

DESCRIPTION OF AMENDMENT

     The Board of Directors has determined that it is advisable to amend the Restated and Amended Certificate of Incorporation of the Company and has recommended that the shareholders approve an amendment to Article Four of the Restated and Amended Certificate of Incorporation (the "Amendment") to increase the authorized number of shares of Common Stock, par value $0.01, from 15,000,000 to 50,000,000 and to increase the authorized number of shares of Preferred Stock, par value $0.01, from 3,000,000 to 10,000,000 in order to provide the Company flexibility to meet future needs for unreserved common and preferred stock. The full text of the Amendment is attached to this Proxy Statement as Exhibit B. The Board has directed that the Amendment be submitted to the shareholders for their consideration.

REASONS FOR PROPOSED AMENDMENT

     The Board of Directors believes that it is prudent to increase the number of authorized shares of Common and Preferred Stock to the proposed level in order to provide for a reserve of shares available for issuance in connection with possible future actions. Such actions may include, but are not limited to, equity financings, business acquisitions, corporate mergers, establishing strategic relationships with corporate partners, funding employee benefit plans, stock splits or stock dividends, and other general corporate purposes. Currently there are no plans, agreements or arrangements in place requiring the utilization of these additional shares for any such purposes. However, having such additional authorized Common and Preferred Stock available for issuance would allow the Board of Directors to issue shares of Common Stock in the future without the delay and expense associated with seeking stockholder approval at such time. Elimination of the delays and expense occasioned by the necessity of obtaining stockholder approval will better enable the Company, among other things, to engage in financing transactions and acquisitions as well as to take advantage of changing market and financial conditions on a more competitive basis, as determined by the Board of Directors. Adoption of the proposed Amendment and the future issuance of the Common and Preferred Stock would not affect the rights of the holders of currently outstanding Common and Preferred Stock of the Company, except for effects incidental to increases in the number of outstanding shares of the Company's Common Stock at the time of any such issuances.

POSSIBLE EFFECTS OF THE AMENDMENT

     If the proposed Amendment is approved, there will be a larger number of authorized shares which the Board of Directors may issue without further vote of the stockholders of the Company, except as may be required by applicable laws or under the rules of any particular national securities exchange on which shares of Common Stock of the Company are then listed.

EFFECTIVE DATE

     If approved by the shareholders, the proposed amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware amending the Company's Restated Certificate of Incorporation, which will occur as soon as reasonably practicable.

                                   PROPOSAL 6

           RATIFICATION OF ACQUISITION OF TELCOR COMMUNICATIONS, INC.

ITEM A:  INFORMATION ABOUT THE TRANSACTION

(i) The Companies

  Telcor Communications, Inc.

     Founded in 1992 by Lance and Margaret Weller, Telcor Communications, Inc, ("Telcor") has based its business strategy on providing systems solutions on a timely basis to wireless and wireline telecom service providers. Tactically, Telcor has succeeded in becoming a significant reseller of new or refurbished wireless telecom equipment from top tier manufacturers such as Lucent, Nortel, Ericsson and Nokia. The solution from Telcor may entail the acquisition or replacement or repair of an entire rack, bay or room full of telecom equipment. With over 200 active customers Telcor has been able to achieve a high retention rate of its client base by offering competitive pricing, quality products and services and technically experienced employees.

     - One Stop Shopping. Telcor offers a large selection of remanufactured equipment available in the secondary market, including an extensive inventory of manufacturer discontinued products. New and refurbished equipment alternatives are typically available immediately from its stocked 170,000 square foot facility in Atlanta;

     - Commitment to Total Quality. Remanufactured equipment as reliable as new, backed by a 100% guarantee and 2 year warranty;

     - Same Day and Next Day Delivery. Such delivery options are available on most product lines including spares, emergency order support, and advanced exchanges. Telcor's technical support includes customized repair services, engineering, installation and configuration support;

     - Immediate Information. Up-to-the-minute information on pricing and availability is available through Telcor's dedicated Account Representatives.

     - Flexibility. Buy-back, trade-in, and individualized asset management programs are always available at Telcor.

     Telcor's principal executive offices are located at 3400 River Green Court, Duluth, GA 30096, and its telephone number is (770)-622-1200.

  Digital Transmission Systems, Inc.

     Digital Transmission Systems, Inc., a Delaware corporation ("DTS" or the "Company"), designs, manufactures, and markets a broad range of products for the telecommunications industry. The Company's primary customers are domestic wireless service providers, including those offering cellular telephone services and Personal Communications Services ("PCS") and domestic and international resellers who sell to and service end users with telecom equipment. Customers include Nextel Communications, Alltel, AirTouch Cellular, and GTE Mobilnet.

     The Company's products, consisting of proprietary software and hardware modules, facilitate the control, monitoring and efficient transmission of high-speed digital information through public or private telecommunications networks. The Company's network access products enable telecommunications service providers to give their customers economical, high-quality access to public and private networks and various telecommunications services. These services include voice and high-speed data transmission, the Internet and video and desktop conferencing. Important product requirements in these market segments include high feature density, modularity, quality performance and compactness. The Company's products meet these requirements and are suitable for both wireline and wireless service environments.

     DTS markets its products through a direct sales force and several reseller channels. Domestically, wireless service providers, including cellular, Specialized Mobile Radio ("SMR") and PCS service compa-nies, are targeted as prospective customers directly by the Company's sales force. DTS utilizes telecommunications equipment resellers in the United States to market to public and private network customers.

     DTS's principal executive offices are located at 3000 Northwoods Parkway, Norcross, GA 30071, and its telephone number is (770)-798-1300. Additional information regarding DTS is contained in DTS's filings with the Securities and Exchange Commission.

(ii) Material Features of the Transaction

  Background and Transaction Terms

     The Company had entered into informal discussions regarding a business combination with Telcor during November, 1999. The Company's interest in a business combination stemmed from the Company's interest in expanding its sales distribution channels. Telcor had recently focused on selling de-installed telecommunications equipment to domestically based wireless carriers. The sales and marketing staff at Telcor had established equipment supply relationships with a significant number of wireless service providers, a prime customer target for DTS. Hence, a merger with Telcor enables DTS to greatly expand the sales and marketing coverage for the Company's Flex and microFlex products. In addition, Telcor's net tangible asset base greatly enhances DTS' balance sheet. Telcor's revenue level in fiscal 1999 was over $50 million in net sales giving the combined company revenue of approximately $60 million in 1999 on a proforma basis.

     On January 25, 2000, in furtherance of the parties discussions, the Company and Telcor entered into a non-binding letter of intent with respect to a proposed transaction, whereby Telcor would be merged into a wholly-owned subsidiary of the Company. The letter of intent was subject to the right of due diligence of each party as well as other customary conditions, covenants and agreements.

     On February 29, 2000, the Company, ICT Acquisition Corp., Telcor, and Lance Weller and Margaret Weller (collectively, the "Telcor Stockholders"), entered into that certain Agreement and Plan of Merger (as amended, the "Merger Agreement") with respect to the business combination. ICT Acquisition Corp. ("ICT"), a Nevada corporation, is a wholly-owned subsidiary of the Company, which was formed by the Company for the purpose of facilitating the contemplated transaction. The Telcor Stockholders were the sole holders of the capital stock of Telcor.

     A copy of the Merger Agreement is attached as Exhibit D to this proxy statement. All schedules and exhibits to the Merger Agreement have been omitted, except for Schedule 3.2 and Schedule 3.4 which are included. These particular schedules describe the terms for payment of the Merger consideration.

     Under the terms of the Merger Agreement, Telcor was to be merged with and into ICT, so that the surviving entity was ICT. After completion of the merger, ICT's name was formally changed to Telcor Communications, Inc. The Telcor Stockholders, in exchange for their shares of the capital stock of Telcor, were to receive the Company's shares along with other merger consideration as detailed hereinafter (the "Merger"). The Merger was intended to be a reorganization plan under Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

     The Merger Agreement contains a lengthy series of representations and warranties by Telcor and the Telcor Stockholders. These representations and warranties included, but were not limited to, representations and warranties as to: (i) corporate power and authority; (ii) share capitalization; (iii) the accuracy and completeness of corporate records; (iv) the accuracy of certain financial books and records; (v) legal compliance and absence of material consents; (vi) condition and title to assets; (vii) validity of material contracts; (viii) title to real and personal property; (ix) related party transactions; (x) labor relations; (xi) intellectual property rights; (xiii) employee benefits and benefit plans; (xiv) environmental matters; and (xv) securities law compliance. The Company provided customary representations and warranties, such as to: (i) corporate power and authority; (ii) share capitalization; (iii) legal compliance and absence of material consents; and
(iv) public securities filings compliance.

     The Merger Agreement had a series of affirmative and negative covenants for Telcor and the Telcor Stockholders during the term prior to the closing. The Merger Agreement also had a series of conditions to closing for the benefit of each party, any one or more of which could be waived in whole or in part by each party. Among these conditions to closing were the conditions that the underlying representations and warranties be true and correct on the effective date of the Merger and that no material adverse change occur in the business, assets or financial condition of each party. The Merger was subject to the customary exchange of closing documents, instruments, and certificates by and among the parties.

     Under the Merger Agreement, the parties agreed to exchange indemnities. In the case of the indemnification covenants given by the Telcor Stockholders, the indemnification had a floor and a ceiling in the form of certain dollar amounts; provided, however, in the case of certain conduct, the floor and ceiling were inapplicable. An escrow (the "Escrow"), funded by 338,983 of the Company's common shares, which were part of the merger consideration paid to the Telcor Stockholders, was available for satisfaction of the indemnification rights of the Company and ICT during the three month period commencing upon the effective date of the Merger. Any indemnification payments thereafter are due in cash. In order to protect the goodwill of Telcor after the closing, the Telcor Stockholders agreed to a covenant not to compete as well as a covenant not to solicit for a stated period of time.

     The merger consideration under the Merger Agreement was $25,000,000 (the "Initial Merger Consideration"), plus additional merger consideration (the "Additional Merger Consideration") as described hereinafter (collectively, the "Merger Consideration"). The Initial Merger Consideration was payable as follows: (i) $2,500,000 in cash at closing, plus 338,983 shares of the Company's common stock (said cash and shares being the "Closing Merger Consideration"); and (ii) the balance of $20,000,000 or greater as described hereafter (the "Resolution Merger Consideration") to be paid three months after the closing date in the form of cash, if any was raised by the Company, with the balance in the form of shares of the Company's common stock. In the event that the cash amount raised by the Company in the three months following closing was less than $20,000,000, the Telcor Stockholders were to receive the Company common shares in an amount valued at 125% of the difference between $20,000,000 and the amount of the cash which was raised and paid to the Telcor Stockholders. The price per share for the Company's common stock used for this calculation was to be the closing price for the Company's common stock as reported on the OTC (or NASDAQ if applicable) weighted by trading volume for each of the ten consecutive trading days ending on the fifth day preceding the date which was three months from the closing date (as amended, the "Resolution Date"). All the Company's common shares issued to the Telcor Stockholders pursuant to the Merger were to carry demand registration rights and piggyback registration rights pursuant to the terms of a registration rights agreement to be entered into between the parties.

     The Merger Agreement further provided that the Telcor Stockholders could receive up to a maximum of $6,000,000 of additional merger consideration if certain post closing financial targets for Telcor were satisfied. For purposes of valuing the stock shares on the Resolution Date, the share price would be the average of the closing price for the Company's common shares as reported on the OTC (or NASDAQ, if applicable), weighted by trading volume for each of the ten consecutive trading days ending on the fifth day preceding the Resolution Date.

     Additionally, pursuant to the Merger Agreement, the Company agreed to guarantee the premises lease of ICT at its principal place of business for the remainder of the lease term including any renewals.

     On March 31, 2000, contemporaneously with the closing of the Merger, the parties entered into Amendment No. 1 to the Agreement and Plan of Merger, a copy of which is included in Exhibit D to this proxy statement. Under the amendment, the payment terms for the Resolution Merger Consideration and the Additional Merger Consideration were changed to require payment seven months after the Merger closing date rather than three months after the Merger closing date. The impetus for the amendment was to allow the Company a greater amount of time to engage in an equity offering and thereby raise cash (not stock shares) to fund the Resolution Merger Consideration.

     On March 31, 2000 the Company consummated the Merger. The Effective Date of the Merger was April 3, 2000, the date on which the underlying Certificate of Merger was filed in the State of Nevada. Of the Initial Merger Consideration, the amount of $5,000,000 was paid at closing, of which $2,500,000 was paid in the form of cash and $2,500,000 was paid in the form of 338,983 shares of the Company's common stock, each share being valued at $7.375 per share, which was the closing price of the Company's common stock on February 23, 2000.

     Concurrently with the closing of the Merger, Lance Weller, who was the President and founder of Telcor, entered into an employment agreement, as contemplated under the Merger Agreement, whereby he serves as the Chief Sales Officer of ICT.(1) The name "ICT" was formally changed to Telcor Communications immediately following completion of the discussed merger.

     In April, 2000, the parties began exploring a transaction whereby Wi-LAN would purchase a certain negotiated percentage of the Resolution Merger Consideration and the Additional Merger Consideration remaining to be paid (collectively, the "Remaining Merger Consideration") from the Telcor Stockholders.

     On June 7, 2000, Wi-LAN and the Telcor Stockholders entered into that certain Purchase and Assignment Agreement (the "Weller \Wi-LAN Purchase Agreement"), whereby Wi-LAN acquired 30.50% of the Remaining Merger Consideration in consideration of Wi-LAN's payment to the Telcor stockholders of U.S. $6,100,000. The foregoing amount was payable in the form of (i) U.S. $500,000 in cash, and (ii) U.S. $5,600,000 in the form of the issuance of rights (the "July Rights") to the Telcor Stockholders to acquire warrants (the "July Warrants") of Wi-LAN to purchase U.S. $5,600,000 of Wi-LAN common shares ("Common Shares"). In addition, Wi-LAN issued the Telcor Stockholders certain rights (the "August Rights") to acquire August Options (as defined below) of Wi-LAN.

     The July Warrants entitle the Telcor Stockholders to purchase, for no additional consideration, that aggregate number of Wi-LAN Common Shares determined by dividing U.S. $5,600,000 by the weighted average price per share of the Common Shares on The Toronto Stock Exchange (the "TSE") during the 10 trading day period ending on and including July 17, 2000 expressed in U.S. dollars (converted at the Federal Reserve Bank of New York noon buying rate on July 17, 2000) (the "July 17 Share Price"); provided that, if the July 17 Share Price is less than U.S. $12.67, the July 17 Share Price would be deemed for these purposes to be U.S. $12.67. The July Warrants are exercisable at any time after July 17, 2000, and on or before December 31, 2000. The July Warrants are redeemable, in whole or in part, at the option of Wi-LAN (except as otherwise provided below) at any time, and from time to time, prior to the exercise thereof for a price equal to U.S. $5,600,000. In the event that the July Warrants are not qualified for distribution by the applicable Canadian securities commission or regulatory authority on or before certain future dates, the Telcor Stockholders are entitled, on exercise of the July Warrants, to acquire a certain percentage of additional Wi-LAN Common Shares for no additional consideration.

     In addition, under the Weller \Wi-LAN Purchase Agreement, Wi-LAN issued to the Telcor Stockholders the August Rights to acquire options (the "August Options") of Wi-LAN, exercisable on or before August 31, 2000, to sell to Wi-LAN an aggregate minimum of U.S. $2,000,000 and an aggregate maximum of U.S. $4,000,000 (the "U.S. Elected Amount") of common stock of the Company which remains payable to the Telcor Stockholders as Remaining Merger Consideration on the date of exercise of the August Options, in consideration for the issuance of warrants (the "October Warrants") of Wi-LAN for the Telcor Stockholders to purchase an equivalent U.S. dollar worth of Wi-LAN Common Shares. The October Warrants entitle the Telcor Stockholders to purchase, for no additional consideration, that number of Wi-LAN Common Shares determined by dividing the U.S. Elected Amount by the weighted average price per share of the Wi-LAN Common Shares on the TSE during the 10 trading day period ending on and including October 30, 2000 expressed in U.S. dollars (converted at the Federal Reserve Bank of New York noon buying rate on October 27, 2000) (the "October 30 Share Price"), provided that if the October 30 Share Price is less than U.S. $12.67, the October 30 Share Price shall be deemed for these purposes to be U.S. $12.67. The October Warrants are exercisable at any time after October 30, 2000, and on or before December 31, 2000. The October Warrants are redeemable, in whole or in part, at the option of Wi-LAN, at any time, and from time to time, prior to the exercise thereof, for a price equal to the full U.S. dollar stated value thereof.

---------------

(1) The position and title of President was originally contemplated by the Merger Agreement. The change in the position and title was the product of the mutual agreement of the parties.

     Concurrent with the execution of the Weller \Wi-LAN Purchase Agreement, the Company, Telcor(2) and the Telcor Stockholders entered into that certain Amendment No. 2 to the Merger Agreement (the "Second Amendment"; a copy of which is included within Exhibit D to this proxy statement). Pursuant thereto, the Company paid the Telcor Stockholders the amount of $500,000.00 in cash to be applied against the share of the Remaining Merger Consideration due the Telcor Stockholders. The Second Amendment affirms that the Company and Telcor (formerly
ICT) will jointly pay the Remaining Merger Consideration in accordance with the pro-rata interests established per the terms of the Weller \Wi-LAN Purchase Agreement, such that 69.50% of the Remaining Merger Consideration would be paid to the Telcor Stockholders and 30.50% will be paid to Wi-LAN.

     The Second Amendment also provides that the Telcor Stockholders ownership of the Company's common stock as a result of the final payment of the Merger Consideration, i.e., the Initial Merger Consideration, the Resolution Merger Consideration, and the Additional Merger Consideration, will not exceed 40.20% of the Company's fully-diluted common stock outstanding on the Resolution Date.

     In conjunction with the execution of the Second Amendment, the Company and the Telcor Stockholders agreed to amend and restate the registration rights agreement, delivered concurrently with the closing of the Merger, with respect to the Company's common shares issued as part of the Merger Consideration. Specifically, the restated registration rights agreement conferred the same beneficial rights to Wi-LAN that were extended to the Telcor Stockholders with respect to the Company's common stock shares acquired pursuant to the Weller \Wi-LAN Purchase Agreement. In addition, the restated registration rights agreement included: (i) the provision of greater rights in the event of a cutback registration; (ii) the provision for immediate demand rights; and (iii) an increase in the number of permitted, requested registrations.

     The closing of the Weller \Wi-LAN Purchase Agreement and the Second Amendment occurred on June 16, 2000. At closing, the Telcor Stockholders received $500,000 from the Company towards the Remaining Merger Consideration due the Telcor Stockholders, and the Telcor Stockholders received the same amount from Wi-LAN along with the issuance of the Wi-LAN July Rights and August Rights. Additionally, at closing, the Company, Telcor, Wi-LAN, and the Telcor Stockholders entered into that certain Consent, Assignment and Novation Agreement (the "Consent Agreement"; a copy of which is included within Exhibit D to this proxy statement). Under the Consent Agreement, the parties formally acknowledged: (i) the terms of the Weller \Wi-LAN Purchase Agreement; (ii) that Wi-LAN was entitled to hold and enforce all the rights and privileges of the Telcor Stockholders under the Merger Agreement insofar as the same relate to the Remaining Merger Consideration; (iii) that the Company would make payment in full of Wi-LAN's share of the Remaining Merger Consideration, unconditionally and notwithstanding any defense, counterclaim or set-off that the Company may have against the Telcor Stockholders; and (iv) that Wi-LAN was not responsible for the observance and performance of the Telcor Stockholders' obligations under the Merger Agreement.

     On June 29, 2000, the Telcor Stockholders and Wi-LAN requested, and the Company agreed, that a significant portion of the Remaining Merger Consideration be paid in the form of Company common stock, rather than cash, and that the same be paid as of June 29, 2000 rather than at the end of the Resolution Escrow.

     Specifically, the parties agreed that $7,265,000 of the Remaining Merger Consideration be paid to Lance Weller in the form of 1,231,356 shares of the Company's common stock. Approximately $4,000,000 of such total (in the form of 677,966 shares of the Company's common stock) will be issued directly to Lance Weller, with the balance of approximately $3,265,000 (in the form of 553,390 shares of the Company's common stock) to be issued, pursuant to Lance Weller's directive, to 13 current, long-term employees of Telcor. Margaret Weller, the other Telcor Stockholder, will receive $700,000 in the form of 118,644 shares of the Company's common stock. All together, the Telcor Stockholders will be issued 1,350,000 shares of the

---------------

(2) On May 17, 2000, ICT amended its Articles of Incorporation and changed its name to Telcor Communications, Inc.

Company's common stock for a $7,965,000 credit toward the Remaining Merger Consideration due the Telcor Stockholders.

     Additionally, Wi-LAN, which purchased from the Telcor Stockholders the right to 30.50% of the Remaining Merger Consideration, will receive approximately $3,879,600 of the Remaining Merger Consideration in the form of 657,559 shares of the Company's common stock.

     For each of the June 29th transactions, the price per share for the Company's common stock was deemed to be $5.90. The price per share was calculated by taking the average share value under the Merger Agreement and the closing price on February 23, 2000 (the date of execution of the Merger Agreement) of $7.375 and discounting it by 25% to reflect the 25% penalty under the Merger Agreement which would have been imposed if these same shares were paid as Remaining Merger Consideration, as opposed to cash, on the Resolution Date.

     In order to retain its 51% common stock ownership stake in the Company, Wi-LAN also converted $1,019,953 of its Company debentures (and accrued interest to date) into 816,718 shares of the Company's common stock.

     To summarize, as of the date of this proxy statement, the Merger Consideration paid to, and the Remaining Merger Consideration due, the Telcor Stockholders and Wi-LAN under the Merger Agreement is:

AMOUNT                                DESCRIPTION                        DATE PAID
------                                -----------                        ---------
$25,000,000.....  Merger Consideration due under Merger Agreement(1)
$(2,500,000)....  Cash Paid the Telcor Stockholders at Merger Closing  March 31, 2000
$(2,500,000)....  Shares of Company Common Stock paid the Telcor       March 31, 2000
                  Stockholders(2)
$(500,000)......  Cash Paid the Telcor Stockholders                    June 16, 2000
$(7,965,000)....  Shares of Company Common Stock paid the Telcor       June 29, 2000
                  Stockholders(3)
$(3,879,600)....  Shares of Company Common Stock paid Wi-LAN(4)        June 29, 2000
$7,635,400(5)...  Remaining Merger Consideration due under Merger
                  Agreement(6)

---------------

(1) The actual Merger Consideration paid may exceed $25,000,00 in cash or shares of the Company's common stock, if any Additional Merger Consideration is payable and if cash is not available to pay the Resolution Merger Consideration.
(2) Each share was priced at $7.375.
(3) 1,231,356 shares of the Company's common stock were issued, priced at $5.90.
(4) 657,559 shares of the Company's common stock was issued, priced at $5.90.
(5) Of this amount, $5,435,000 is payable to the Telcor Stockholders per its 69.50% share of the Remaining Merger Consideration, and $2,220,400 is payable to Wi-LAN per its 30.50% share of the Remaining Merger Consideration.
(6) See Footnote 3 supra.

     As of the date of this proxy statement, it is uncertain what, if any, Additional Merger Consideration will be payable to the Telcor Stockholders. The Telcor Stockholders could receive up to a maximum of $6 million, if certain post closing, financial targets for Telcor were satisfied, in whole or part. Based upon a preliminary review by the Company of the financial targets related to the Additional Merger Consideration, it is unlikely that any significant portion of the $6,000,000 of Additional Merger Consideration will be required to be paid.

  Change in Control

     By the terms of the Merger Agreement, as amended, the Telcor stockholders ownership of the Company's common stock cannot exceed 40.20% of the Company's stock on the Resolution Date on a fully-diluted basis. A change in control of the Company will therefore not occur as a result of the transaction.

     As of the date of this proxy statement, and considering Wi-LAN's debentures conversion and the 657,559 common stock shares paid to it as Remaining Merger Consideration, as described above, Wi-LAN holds 5,222,436 or 51% of the approximate 10,240,069 shares of the Company common stock presently outstanding. The Telcor Stockholders, having acquired the 1,350,000 shares on June 29th and the 338,983 shares on March 31st (the Initial Merger Consideration) own, collectively, 1,688,983 shares of the Company's common stock, for approximately 16.40% of the common stock presently outstanding.

     Even if (i) no cash is raised to pay the Telcor Stockholders prior to the Resolution Date, such that the
Remaining Merger Consideration is entirely paid in shares of the Company's common stock shares at the Average Share Price; (ii) any portion of the maximum Additional Merger Consideration of $6,000,000, is, in fact payable; and (iii) the Telcor Stockholders elect not to exercise the August Options to sell to Wi-LAN the U.S. Elected Amount of cash and or common stock of the Company, which remains payable to the Telcor Stockholders as Remaining Merger Consideration, then, under either or all events, there is no possibility of a change in control, whereby Wi-LAN, which presently holds 51% of the outstanding and issued common stock shares of the Company, would lose its majority ownership.

  Rights of Security Holders

     As a result of the aforementioned transaction, it is not anticipated that the rights of the security holders of Digital Transmission Systems, Inc. will materially change.

  Accounting Treatment

     The acquisition will be accounted for using the purchase method of accounting with Digital Transmission Systems, Inc. being deemed to have acquired Telcor Communications, Inc.

  Material U.S. Federal Income Tax Consequences to Digital Transmission Systems, Inc. Shareholders

     None.

  Fairness Opinions of Financial Advisors

     In deciding to adopt the merger agreement, the DTS board of directors considered the opinion dated March 30, 2000 of its financial advisor, Wachovia Securities, Inc. that, as of that date, the consideration to be paid to the owners of Telcor Communications, Inc. was fair, from a financial point of view, to DTS. This opinion is attached as Exhibit C to this proxy statement.

  Board of Directors' Recommendation

     The DTS board of directors determined that the merger and the merger agreement are advisable, fair to and in the best interests of DTS and its shareholders. The transaction did not require shareholder approval of the Company, but the Board is seeking ratification of the transaction and recommends that DTS shareholders vote FOR the ratification of the acquisition.

ITEM B: SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     The following selected unaudited pro forma condensed combined financial data of Digital Transmission Systems, Inc. ("DTS") and Telcor Communications, Inc. ("Telcor") combine the consolidated financial information of DTS for year ended June 30, 1999 and at or for the six month period ended December 31, 1999, with the consolidated financial information of Telcor for the year ended June 30, 1999 and at or for the six month period ended December 31, 1999. We have prepared the unaudited pro forma information using the purchase method of accounting. The pro forma information does not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger.

     The unaudited pro forma condensed combined financial information does not purport to represent what the combined company's financial position or results of operations would have been had the merger occurred at the beginning of the earliest period presented or to project the combined financial position or results of operations for any future date or period.

                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                    YEAR ENDED JUNE 30, 1999 (000'S OMITTED)

                                                                                PROFORMA      PROFORMA
                                                 DTS     TELCOR    SUB-TOTAL   ADJUSTMENTS     TOTAL
                                               -------   -------   ---------   -----------    --------
Revenues.....................................  $ 7,538   $55,318    $62,856      $   --       $62,856
Cost of goods sold...........................    4,764    40,688     45,452          --        45,452
                                               -------   -------    -------      ------       -------
          Gross profit.......................    2,774    14,630     17,404          --        17,404
Operating expenses...........................    4,367    12,684     17,051       3,456(4)     20,507
                                               -------   -------    -------      ------       -------
Net operating income.........................   (1,593)    1,946        353       3,456        (3,103)
Gain on sale of subsidiary...................    1,461        --      1,461          --         1,461
Other income/(expense).......................     (651)     (411)    (1,062)         --        (1,062)
                                               -------   -------    -------      ------       -------
Income (loss) before taxes and extraordinary
  items......................................     (783)    1,535        752       3,456        (2,704)
Income taxes.................................       --        --         --          --            --
                                               -------   -------    -------      ------       -------
Income (loss) before extraordinary items.....     (783)    1,535        752       3,456        (2,704)
                                               -------   -------    -------      ------       -------
Extraordinary items..........................      359        --        359          --           359
          Net income (loss)..................  $  (424)  $ 1,535    $ 1,111      $3,456       $(2,345)
                                               =======   =======    =======      ======       =======

                   CONDENSED COMBINED STATEMENT OF OPERATIONS
               SIX MONTHS ENDED DECEMBER 31, 1999 (000'S OMITTED)

                                                                                PROFORMA      PROFORMA
                                                 DTS     TELCOR    SUB-TOTAL   ADJUSTMENTS     TOTAL
                                                ------   -------   ---------   -----------    --------
Revenues......................................  $3,742   $34,811    $38,553      $   --       $38,553
Cost of goods sold............................   2,332    24,878     27,210          --        27,210
                                                ------   -------    -------      ------       -------
          Gross profit........................   1,410     9,933     11,343          --        11,343
Operating expenses............................   1,457     7,992      9,449       1,728(5)     11,177
                                                ------   -------    -------      ------       -------
Net operating income..........................     (47)    1,941      1,894       1,728           166
Other income/(expense)........................    (210)     (515)      (725)         --          (725)
                                                ------   -------    -------      ------       -------
Income (loss) before taxes....................    (257)    1,426      1,169       1,728          (559)
Income taxes..................................      --        --         --          --            --
                                                ------   -------    -------      ------       -------
          Net income (loss)...................  $ (257)  $ 1,426    $ 1,169      $1,728       $  (559)
                                                ======   =======    =======      ======       =======

                        CONDENSED COMBINED BALANCE SHEET

                       DECEMBER 31, 1999 (000'S OMITTED)

                                                                               PROFORMA      PROFORMA
                                               DTS      TELCOR    SUB-TOTAL   ADJUSTMENTS     TOTAL
                                             --------   -------   ---------   -----------    --------
Cash.......................................  $    335   $    67    $   402      $    --      $    402
Accounts receivable........................       400    10,963     11,363           --        11,363
Inventory..................................       737    11,871     12,608           --        12,608
Other current assets.......................        --     2,467      2,467           --         2,467
                                             --------   -------    -------      -------      --------
          Current Assets...................     1,472    25,368     26,840           --        26,840
                                             --------   -------    -------      -------      --------
Property, Plant and Equipment..............       275     4,357      4,632           --         4,632
Intangible assets (goodwill)...............       439        --        439       19,761(2)     20,200
Other assets...............................       687       255        942           --           942
                                             --------   -------    -------      -------      --------
          Total Assets.....................     2,873    29,980     32,853       19,761        52,614
                                             --------   -------    -------      -------      --------
Notes payable to bank......................       658    11,411     12,069           --        12,069
A/P and Accruals...........................     2,773    12,698     15,471           --        15,471
Acquisition payable........................        --        --         --       20,000(3)     20,000
Current liabilities........................     3,431    24,109     27,540       20,000        47,540
Long-term debt.............................     2,000        72      2,072           --         2,072
Other liabilities..........................       127        --        127          560(3A)       687
                                             --------   -------    -------      -------      --------
          Total liabilities................     5,558    24,281     29,739       20,560        50,299
                                             --------   -------    -------      -------      --------
Retained earnings..........................   (15,634)    5,748     (9,886)      (5,748)      (15,634)
Other shareholder's equity.................    12,949        51     13,000        4,949        17,949
                                             --------   -------    -------      -------      --------
Shareholder's equity.......................    (2,685)    5,799      3,114         (799)(3)     2,315
                                             --------   -------    -------      -------      --------
          Total liabilities and equity.....  $  2,873   $29,980    $32,853      $19,761      $ 52,614
                                             ========   =======    =======      =======      ========

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

(1) The unaudited pro forma financial data do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger. DTS is in the process of developing its plan to integrate the operations of Telcor. The unaudited pro forma financial data are not necessarily indicative of the operating results or financial position that would have occurred had the merger been completed at the dates indicated, nor are they necessarily indicative of future operating results or financial position. The purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such pro forma financial information. Additionally, no provision for income taxes has been made in the accompanying pro forma statements as the Company believes there is no material tax liability with respect to the periods presented.

(2) This adjustment reflects the excess of consideration over net assets acquired. The following is a calculation (in thousands):

     Total consideration.........................................  $25,000
     Estimated transaction costs.................................      560
     Fair value at December 31, 1999 of Telcor net assets
       acquired..................................................   (5,799)
                                                                   -------
     Excess of consideration over net assets acquired............  $19,761
                                                                   =======

     The excess consideration over the fair value of Telcor's net assets acquired has been preliminarily allocated to goodwill and other intangible assets as highlighted below.

     The composition of the recorded intangibles in connection with the acquisition is as follows (in thousands):

                                                                   AMOUNT    ESTIMATED
                                                                   (000'S)     LIFE
                                                                   -------   ---------
     Telcor workforce in place...................................  $ 1,300    5 years
     Trade name..................................................    5,200    5 years
     Customer list acquired......................................    7,000   10 years
     Covenants not to compete....................................    2,800    2 years
     Goodwill....................................................    3,461   10 years
                                                                   -------
               Total.............................................  $19,761
                                                                   =======

(3)  Adjustment represents the issuance of:

     - $3,000,000 of Series B Preferred Stock, the proceeds of which are to be used to pay $2,500,000 of cash at the acquisition closing on March 31, 2000;

     - Issuance of approximately 338,983 shares of DTS par value $.01 common stock at $7.375 per share for consideration payment of $2,500,000;

     - $20,000,000 recorded as current liability for the remaining consideration to be settled in cash or stock.

     Adjustment further reflects the net assets of Telcor acquired of $5,799,000.

     Summary of change in equity:

     Preferred Series B (placed for cash)........................  $ 2,500,000
     Common Stock at $.01 par value..............................        3,389
     Additional Paid in Capital..................................    2,496,611
     Net assets acquired.........................................   (5,799,000)
                                                                   -----------
     Change in Equity per Pro Forma..............................  $  (799,000)
                                                                   ===========

                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(3A) Adjustment reflects estimated costs of the acquisition such as legal, accounting and investment banker (fairness opinion) fees.

(4) Adjustment reflects the annual adjustment to amortization expense for the effect of the excess of consideration over net assets acquired in the merger. For purposes of the Pro Forma statements presented, the excess consideration (i.e goodwill) has been assigned estimated lives as shown in
     (2) above. Offset against this amount are contractual reductions in the salary of Lance Weller, previous owner of Telcor Communications, Inc. Mr. Weller's base salary has been contractually reduced from $540,000 annually to $250,000. However, a guaranteed annual bonus of $150,000 through March 31, 2000 is also part of Mr. Weller's compensation. This annual adjustment marked as (4) also reflects the effect of such a base salary reduction.

(5) Adjustment reflects the semi-annual adjustment to amortization expense for the effect of the excess of consideration over net assets acquired in the merger. For purposes of the Pro Forma statements presented, the excess consideration (i.e goodwill) has been assigned estimated lives as shown in
     (2) above. Offset against this amount are contractual reductions in the salary of Lance Weller, previous owner of Telcor Communications, Inc. Mr. Weller's salary has been contractually reduced from $540,000 annually to $250,000. However, a guaranteed annual bonus of $150,000 through March 31, 2000 is also part of Mr. Weller's compensation. The semi-annual adjustment marked as (5) also reflects the effect of such a base salary reduction.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's voting securities as of August 4, 2000 by (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors and each of the executive officers named in the table under Executive Compensation, and (iii) all directors and executive officers of the Company as a group.

                                                                NUMBER OF          APPROXIMATE
                                                                 SHARES            PERCENTAGE
                                                              BENEFICIALLY          OF SHARES
NAME                                                           OWNED(1)(2)    BENEFICIALLY OWNED(3)
----                                                          -------------   ---------------------
Wi-LAN, Inc.(4).............................................    5,222,436             51.0
Andres C. Salazar(5)........................................      403,183              3.9
Lance Weller(5).............................................      966,101              9.4
Renny Barnes(5).............................................      338,983              3.3
Woodrow Cannon(5)...........................................      217,061              2.1
Jim Chamberlin(5)...........................................      117,489              1.1
Richard Pfeister(5).........................................       84,167                *
Clive N. W. Marsh(5)........................................       20,583                *
Hatim Zaghloul(6)...........................................    5,222,436             51.0
Peter Kinash(6).............................................    5,222,436             51.0
Bill Hews(6)................................................    5,222,436             51.0
Edwin D. Kantor(7)..........................................        7,000                *
All executive officers and directors as a group (10
  persons)(8)...............................................    7,377,003             72.0

---------------

 *  Less than 1%
(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to the shares owned.
(2) Includes shares of Common Stock actually owned as follows: Wi-LAN, Inc. -- 5,222,436, Mr. Salazar -- 332,000, Mr. Chamberlin -- 100,053, Mr.
    Cannon -- 146,228, Mr. Pfeister -- 84,167, Mr. Kantor -- 7,000, Mr.
    Weller -- 966,101, Mr. Barnes -- 338,983. Mr. Cannon resigned his position effective June 30, 2000.
(3) Does not reflect approximately 775,939 shares issuable upon exercise of options granted under the Company's 1992 and 1996 Stock Incentive Plans, of which options to purchase approximately 451,055 shares have vested as of the effective date of this Proxy.
(4) The address of Wi-LAN, Inc. is 300,801 Manning Road, N.E., Calgary, Alberta, Canada T2E 8J5.
(5) The address of each of Mr. Salazar, Mr. Chamberlin, Mr. Pfeister, and Mr. Marsh is c/o Digital Transmission Systems, Inc., 3000 Northwoods Parkway, Suite 330, Norcross, Georgia 30071. The address of each of Mr. Weller and Mr. Barnes is c/o Telcor Communications, 3400 River Green Court, Duluth, GA 30136. Mr. Cannon resigned his position effective June 30, 2000.
(6) The address of each of Mr. Zaghloul, Mr. Kinash and Mr. Hews is 300,801 Manning Road, N.E., Calgary, Alberta, Canada T2E 8J5. Includes 5,222,436 shares beneficially owned by Wi-LAN, Inc., with respect to which Messrs. Zaghloul, Kinash and Hews share investment and voting control.
(7) The address of Mr. Kantor is c/o HCFP Brenner Securities, 888 Seventh Avenue, New York, N.Y. 10019.
(8) Includes 5,222,436 shares owned by Wi-LAN, Inc. with respect to which Messrs. Zaghloul, Kinash and Hews share investment and voting control.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information regarding the executive officers and directors of the Company (1):

Andres C. Salazar.........................  57   Chief Executive Officer; Director
Soren Pihlman.............................  43   DTS President and COO
Lance Weller..............................  38   Telcor Chief Sales Officer
Renny Barnes..............................  57   Telcor General Manager -- International
                                                 Division
Richard Pfeister, Jr......................  49   Vice President, DTS Sales
Jim Chamberlin............................  46   Vice President, DTS Marketing
Clive N. W. Marsh.........................  30   V.P. Finance and Administration and
                                                 Corporate Secretary
Ed Kantor(2)(3)...........................  68   Director

---------------

(1) Soren Pihlman was appointed DTS President and COO by the Company effective July 1, 2000. Woodrow Cannon resigned as the Company's President and COO effective June 30, 2000.
(2) Member of the Audit Committee of the Board of Directors
(3) Member of the Compensation Committee of the Board of Directors

     Andres C. Salazar has been Chief Executive Officer and a member of the Board of Directors of the Company since 1994. From 1991 to 1994, Mr. Salazar was a Vice President and General Manager at AT&T Paradyne. From 1989 to 1991, he was Senior Vice President of Operations for Avanti Communications.

     Richard L. Pfeister Jr. was named Vice President of Domestic Sales for DTS in February 1997. He was previously Director of Carrier Sales for NetLink, Inc. from 1995 through January 1997. Prior to NetLink, Inc., Mr. Pfeister served in several sales and marketing director positions for the Motorola Codex Corporation from 1987 through 1993.

     Jim Chamberlin was named Assistant Vice President -- Marketing for DTS in January 1996. Mr. Chamberlin was named Vice President -- Marketing for the Company during January 2000. As one of the Company's founders, Mr. Chamberlin has served the Company in various marketing and engineering positions since February 1984. Prior to the inception of the Company, Mr. Chamberlin served as Design Leader for Scientific Atlanta and as a Design Engineer for the Harris Corporation.

     Clive N. W. Marsh was named Controller for the Company in August 1998. In January 1999 he was appointed Corporate Secretary of the Company. In January 2000, Mr. Marsh was appointed Vice President of Finance and Administration for the Company. Mr. Marsh previously served in various senior accounting and consulting positions with Price Waterhouse LLP from 1991 through 1998.

     Edwin Kantor was elected as a director of the Company in August 1996. Mr. Kantor is co-chairman of HCFP Brenner Securities, a New York investment banking firm. Mr. Kantor was previously Vice Chairman of Barington Capital, a New York investment banking and brokerage firm and underwriters of the Company's initial public offering which was completed in March, 1996. Prior to joining Barington Capital, Mr. Kantor had 37 years of experience in the securities industry with Drexel Burnham Lambert Inc. and its predecessor firms.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table presents certain summary information concerning compensation earned for services rendered to the Company by Andres C. Salazar, the Company's Chief Executive Officer and each of the other executive officers of the Company who received compensation of at least $100,000 during fiscal 1999 (collectively the "Named Executive Officers"), for the fiscal years ended June 30, 1999, 1998, and 1997.

                                                                           LONG TERM
                                                                          COMPENSATION
                                                                        ----------------
                                                ANNUAL COMPENSATION        SECURITIES         ALL OTHER
                                               ----------------------      UNDERLYING      COMPENSATION(1)
      NAME AND PRINCIPAL POSITION        FY    SALARY ($)   BONUS ($)   OPTIONS/SARS (#)         ($)
      ---------------------------        ---   ----------   ---------   ----------------   ---------------
Andres C. Salazar......................  99     133,250        4,048             --                --
  CEO                                    98     156,000       21,426             --                --
                                         97     156,000        7,113             --            65,528
Woodrow B. Cannon(2)...................  99     121,680        4,048             --                --
  President                              98     121,085       28,449             --                --
                                         97     111,120        6,616             --                --
Richard L. Pfeister, Jr.(3)............  99      91,750       89,087             --                --
  Vice President U.S. Sales              98      80,292      239,746             --                --
                                         97      28,308       59,103             --             1,200

---------------

(1) Amounts set forth in this column represent certain relocation expenses.
(2) Soren Pihlman was appointed DTS President and COO effective July 1, 2000. Mr. Cannon resigned as DTS President and COO effective June 30, 2000.
(3) Mr. Pfeister joined DTS in February 1997.

No other named Executive Officer had total compensation greater than $100,000 in the fiscal year ended June 30, 1999.

GRANTS OF STOCK OPTIONS

     The following table contains information concerning options granted to the Named Executive Officers during the calendar year ended December 31, 1999:

                                      NUMBER OF         PERCENT OF TOTAL
                                      SECURITIES       OPTIONS GRANTED TO     EXERCISE
                                  UNDERLYING OPTIONS       EMPLOYEES        OR BASE PRICE   EXPIRATION
              NAME                   GRANTED (#)         IN FISCAL YEAR        ($/SH)          DATE
              ----                ------------------   ------------------   -------------   ----------
Andres C. Salazar...............       150,000                45%               0.47         3/02/09
Woodrow Cannon..................       100,000                30                0.47         3/02/09
Richard Pfeister................        50,000                15                0.47         3/02/09
Clive N. W. Marsh...............        10,000                 3                0.47         3/02/09
Jim Chamberlin..................        10,000                 3                0.47         3/02/09

AGGREGATED STOCK OPTION EXERCISES IN LAST CALENDAR YEAR AND AUGUST 4, 2000 OPTION VALUES

     The following table sets forth certain information with respect to options exercised during calendar year 1999 and presents the value of unexercised stock options held by the named executive officers as of the record date of this Proxy, August 4, 2000.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES ACQUIRED    VALUE           OPTIONS/SARS AT            IN-THE-MONEY OPTIONS
                                 ON EXERCISE     REALIZED         AUGUST 4, 2000           AT AUGUST 4, 2000 ($)(1)
NAME                                 (#)          ($)(1)    EXERCISABLE : UNEXERCISABLE   EXERCISABLE : UNEXERCISABLE
----                           ---------------   --------   ---------------------------   ---------------------------
Andres C. Salazar............        --            --            71,183 : 206,340              97,877 : 283,717
Woodrow B. Cannon(2).........        --            --            70,833 : 129,167              99,728 : 196,272
Jim Chamberlin...............        --            --            17,436 :  20,771              24,907 :  30,426
Richard Pfeister.............        --            --                 0 :  55,833                   0 :  86,103
Clive N. W. Marsh............        --            --             2,083 :  36,417               1,145 :  33,034

---------------

(1) Dollar values were calculated by determining the difference between the December 31, 1999 fair market value of the Company's Common Stock (closing price) and the exercise price of such options before income taxes.
(2) Woodrow Cannon resigned effective June 30, 2000.

                            SECTION 16(A) REPORTING

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and all other equity securities of the Company beneficially owned by them. Directors, executive officers and greater than 10% shareholders are required by regulation to furnish the Company the copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% beneficial owners were complied with by such persons.

                                 OTHER MATTERS

     Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Special Meeting of Shareholders and referred to in this Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          ANDRES C. SALAZAR
                                          Chief Executive Officer

                                                                       EXHIBIT A

             TO DIGITAL TRANSMISSION SYSTEMS, INC. PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

                     Background Information on Wi-LAN, Inc.

ABOUT WI-LAN, INC.

     Wi-LAN Inc. ("Wi-LAN" or the "Corporation") is in the high-speed wireless data communications industry, developing and licensing wireless technology and designing wireless access points, wireless Ethernet bridges and wireless modems. Wi-LAN believes that the Wireless Local Loop (WLL) and the wireless Wide Area Network (WAN) markets are poised to experience rapid growth and has therefore positioned itself in a strong technology position based on its control of two patented developments in radio technology: Wide-band Orthogonal Frequency Division Multiplexing (W-OFDM) and Multicode Direct Sequence Spread Spectrum (MC-DSSS). In addition, Wi-LAN delivers high-speed wireless data communication products to these markets at lower costs than traditional wire-based networking alternatives. I.WiLL, Wi-LAN's 30 Mbps wireless access point based on the Corporation's W-OFDM technology, was launched in June 1999. The Corporation's Hopper Plus Ethernet bridges and Hopper modems have been sold in more than 50 countries on six continents.

     Wi-LAN's key target market is installers and operators of large integrated networks and wireless communications infrastructures. Wi-LAN believes that its wireless networking products will enable developed and developing nations to avoid costly wire-based telecommunication infrastructures. The Corporation is currently supplying products and providing technical support to several installers and operators that are in the process of establishing wireless communication networks. Wi-LAN intends to lever growth off its patented W-OFDM technology, its technology licensing agreement with Philips Semiconductors Inc. ("Philips"), its current product lines and its contracts with Telia GlobalCast Internetworking AB ("Telia GlobalCast") of Sweden and Tele2 U.K. Limited ("Tele2") of the United Kingdom to exploit high-speed wireless data growth opportunities. The Corporation's goals are to be the technological and product leader of the high-speed wireless data industry. The Corporation's strategies to achieve such objectives are set forth below.

  Maintain and Extend Technological Leadership in Wireless Transmission Technologies

     Wi-LAN believes that the ability to introduce new technologies and products ahead of competitors is critical in developing and maintaining its market leadership role. Wi-LAN has been a pioneer in the field of high-speed wireless data communications as demonstrated by the initial development of W-OFDM as a viable technology in 1991 and the production of the industry's first 30 Mbps access point in 1999. Wi-LAN intends to continue to make significant investments in the design and development of products using W-OFDM technology and in research and development of new high-speed wireless technologies.

  Exploit Patented Technologies

     Wi-LAN believes its competitive edge in wireless data communications is based on its control of two patented developments in radio technology: W-OFDM and MC-DSSS. The unanimous approval by the Institute of Electrical and Electronics Engineers (IEEE) of the IEEE 802.11a draft standard in July 1999 is evidence of preliminary industry adoption of the OFDM technology. The IEEE is the global standards body for the development and dissemination of voluntary, consensus-based industry standards involving leading-edge technology. This draft standard governs 6-54 Mbps wireless LAN devices operating in 5 GHz radio bands. Wi-LAN holds a United States patent on W-OFDM technology which covers this draft standard. Pursuant to a technology licensing agreement between Wi-LAN and Philips dated September 13, 1999 (the "Philips Agreement") Wi-LAN granted to Philips a worldwide, perpetual, non-exclusive, non-transferrable, royalty bearing, non-sublicenseable license to make, have integrated, use and sell integrated circuit products incorporating, based on, derived from or developed using Wi-LAN's patented W-OFDM technology. Pursuant to the Philips Agreement, Philips has agreed to pay Wi-LAN's certain one-time licensing fees, and future royalty payments until September 13, 2009. Subject to the exclusivity provisions contained in the Philips Agreement, Wi-LAN intends to license its patented W-OFDM technology to chip and equipment manufacturers.

  Capitalize on Success in the WLL Market

     Wi-LAN will continue to focus on developing high-speed wireless data communications products. The Corporation intends to lever growth off its current product lines and its contracts with Telia GlobalCast and Tele2. These contracts have showcased the networking capability of the Corporation's products in Sweden and the United Kingdom.

  Attract and Retain Key People

     The Corporation has assembled a talented and experienced wireless data team and believes that competition for people is as important as competition for technological leadership. Wi-LAN selects people based on their experience, ability and attitude, with the objective of building a highly productive team.

  Pursue and Foster Strategic Technology Alliances

     Wi-LAN is focused on developing and bringing to market its core patented W-OFDM technology. As complementary opportunities arise for the application of its advanced technologies, the Corporation intends to form relationships with original equipment manufacturers (OEMs) through strategic alliances. Wi-LAN will review opportunities to license its patented technologies to OEMs in exchange for royalties and/or equity consideration.

  Pursue Selected Strategic Acquisitions

     Wi-LAN believes that internal growth and market entry can be accelerated by acquisitions. The Corporation will continue to pursue acquisition opportunities which offer product line diversification, emerging technologies and accelerated geographic or market segment entry.

                                                                       EXHIBIT B

             TO DIGITAL TRANSMISSION SYSTEMS, INC. PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

Form of Amendment to Company's Amended and Restated Certificate of Incorporation

Digital Transmission Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

That the text of the FOURTH article of the Corporation's Certificate of Incorporation is hereby amended as follows:

Current Text:

     FOURTH: The total number of shares of stock which the Corporation is authorized to issue is Eighteen Million (18,000,000) shares, of which Fifteen Million (15,000,000) shares of the par value of $.01 are Common Stock (the "Common Stock") and Three Million (3,000,000) shares of the par value $.01 each are Preferred Stock (the "Preferred Stock").

The above text of the FOURTH article of the Corporation's Certificate of Incorporation shall be amended and replaced in its entirety with the following text:

     FOURTH: The total number of shares of stock which the Corporation is authorized to issue is Sixty Million (60,000,000) shares, of which Fifty Million (50,000,000) shares of the par value of $.01 are Common Stock (the "Common Stock") and Ten Million (10,000,000) shares of the par value $.01 each are Preferred Stock (the "Preferred Stock").

All other text within the Corporation's Certificate of Incorporation shall remain unchanged.

                                                                       EXHIBIT C

                 FAIRNESS OPINION -- WACHOVIA SECURITIES, INC.

         IN CONNECTION WITH ACQUISITION OF TELCOR COMMUNICATIONS, INC.

                                 (SEE ATTACHED)

                             [WACHOVIA LETTERHEAD]

March 30, 2000

Board of Directors
Digital Transmission Systems, Inc.
3000 Northwoods Parkway
Building 330
Norcross, Georgia 30071

Gentlemen:

     The Board of Directors of Digital Transmission Systems, Inc. ("DTS" or the "Company"), has requested our opinion as to the fairness, from a financial point of view, to the public shareholders of DTS of the consideration to be paid in connection with the merger (the "Merger") by and among DTS and Telcor Communications, Inc. ("Telcor"). The merger agreement among DTS, ICT Acquisition Corp., a wholly-owned subsidiary of DTS (the "Merger Sub"), the shareholders of Telcor and Telcor, to be dated as of March 31, 2000 (the "Merger Agreement"), provides for the merger of Telcor with and into the Merger Sub (the "Transaction"). Certain following capitalized terms not otherwise defined shall have the meaning set forth in the Merger Agreement.

     Under the terms of the Merger Agreement, the shareholders of Telcor, will receive consideration equal to the sum of the following items as set forth in the Merger Agreement: (i) on the Closing Date $2.5 million in cash and 338,983 shares of DTS Common Stock; (ii) 3 months following the Closing Date, $20 million which is payable, at the option of DTS, in DTS Common Stock or cash or a combination of cash and DTS Common Stock; and (iii) 3 months following the Closing Date, Additional Merger Consideration with a value of up to $6 million (collectively defined as the "Merger Consideration").

     In arriving at our opinion, we, among other things, (i) reviewed the most recent draft of the Merger Agreement attached hereto as Exhibit A; (ii) held discussions with various members of management and representatives of DTS and Telcor concerning historical and current operations, financial condition and future prospects; (ii) reviewed historical consolidated financial and operating data that was publicly available or furnished to us by DTS and Telcor; (iii) reviewed the annual audited financial statements of Telcor for the fiscal year ended December 31, 1998 and unaudited annual financial statements for Telcor for the fiscal year ended December 31, 1999; (iv) reviewed the Company's quarterly report on Form 10Q for the fiscal quarter ended December 31, 1999; (v) reviewed internal financial analyses, financial and operating forecasts, reports and other information prepared by officers and representatives of DTS and Telcor;
(vi) reviewed certain publicly available information with respect to certain other companies that we believe to be comparable to Telcor and the trading markets for such other companies' securities; (viii) analyzed the value of projected cash flows of Telcor; and (ix) reviewed certain publicly available information concerning the terms of certain other transactions that we deemed relevant to our inquiry.

     Based upon the foregoing considerations and assumptions, and upon our review and analysis, it is our opinion that as of the date hereof, the consideration to be paid in connection with the Transaction is fair, from a financial point of view, to the public stockholders of the Company.

                                          Sincerely,

                                          WACHOVIA SECURITIES, INC.

                                                                       EXHIBIT D

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 31, 2000

                                    BETWEEN

                       DIGITAL TRANSMISSION SYSTEMS, INC.

                                      AND

                          TELCOR COMMUNICATIONS, INC.
                                  (AS AMENDED)

                                 (SEE ATTACHED)

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          TELCOR COMMUNICATIONS, INC.,

                             ICT ACQUISITION CORP.

                                      AND

                       DIGITAL TRANSMISSION SYSTEMS, INC.

                                     DATED

                               FEBRUARY 29, 2000

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I DEFINITIONS; CONSTRUCTION......................................   D-8

1.1   Definitions......................................................     D-8

  1.2   Construction.....................................................  D-11

ARTICLE II THE BUSINESS COMBINATION......................................  D-11

  2.1   The Merger.......................................................  D-11

  2.2   Closing..........................................................  D-11

  2.3   Effective Time of the Merger.....................................  D-11

  2.4   Certificate of Incorporation; Bylaws.............................  D-12

  2.5   Directors and Officers of the Surviving Corporation..............  D-12

ARTICLE III CONVERSION AND EXCHANGE OF SHARES; ADDITIONAL ACTION.........  D-12

  3.1   Conversion of Shares.............................................  D-12
        (a)  The Company Shares..........................................  D-12
        (b)  Treasury Shares.............................................  D-12
        (c)  Buyer Common Stock..........................................  D-12

  3.2   Merger Consideration.............................................  D-12

  3.3   Payment of Merger Consideration..................................  D-12

  3.4   Additional Merger Consideration..................................  D-12

  3.5   No Fractional Shares.............................................  D-12

  3.6   Stock Transfer Books.............................................  D-12

  3.7   Surrender and Exchange of Certificates Representing the Company
        Shares...........................................................  D-12
        (a)  Surrender of Certificates...................................  D-12
        (b)  Dividends on DTS Shares.....................................  D-13

  3.8   Certain Consents.................................................  D-13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY.....  D-13

  4.1   Organization and Authority.......................................  D-13

  4.2   Authorization; Enforceability....................................  D-14

  4.3   Company Shares; Capitalization...................................  D-14

  4.4   No Violation of Laws or Agreements; Consents.....................  D-14

  4.5   Financial Information............................................  D-15
        (a)  Records.....................................................  D-15
        (b)  Financial Statements........................................  D-15

  4.6   Undisclosed Liabilities..........................................  D-15

  4.7   No Changes.......................................................  D-15

  4.8   Taxes............................................................  D-16
        (a)  Tax Returns; Payment........................................  D-16
        (b)  Withholding.................................................  D-17

  4.9   Inventory........................................................  D-17

  4.10  Receivables......................................................  D-17

  4.11  Condition of Assets; Business; Title.............................  D-17
        (a)  Condition of Assets; Business...............................  D-17
        (b)  Title.......................................................  D-17

  4.12  No Pending Litigation or Proceedings.............................  D-17

  4.13  Contracts; Compliance............................................  D-17

  4.14  Permits; Compliance With Law.....................................  D-18

  4.15  Real Property....................................................  D-18

  4.16  Transactions With Related Parties................................  D-19

  4.17  Labor Relations..................................................  D-19

  4.18  Products Liability; Warranties...................................  D-19

                                                                           PAGE
                                                                           ----

  4.19  Insurance........................................................  D-20

  4.20  Intellectual Property Rights.....................................  D-20

  4.21  Employee Benefits................................................  D-20
        (a)  Benefit Plans; Company Plans................................  D-20
        (b)  Company Group Matters; Funding..............................  D-20
        (c)  Compliance..................................................  D-21
        (d)  Qualified Plans.............................................  D-21
        (e)  No Defined Benefit Plans....................................  D-21
        (f)  Multiemployer Plans.........................................  D-21
        (g)  Prohibited Transactions; Fiduciary Duties; Post-Retirement
             Benefits....................................................  D-21

  4.22  Environmental Matters............................................  D-21
        (a)  Compliance; No Liability....................................  D-21
        (b)  Notices; Existing Claims; Certain Regulated Materials;
             Storage Tanks...............................................  D-21

  4.23  Customer Relations...............................................  D-22

  4.24  Finders' Fees....................................................  D-22

  4.25  Bank Accounts....................................................  D-22

  4.26  Millennium Compliance............................................  D-22
        (a)  Scope of Compliance.........................................  D-22
        (b)  Fact of Compliance..........................................  D-22
        (c)  Remedial Work...............................................  D-22
        (d)  Transmission of Information.................................  D-22

  4.27  Disclosure.......................................................  D-22

ARTICLE V ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......  D-23

  5.1   Securities Act Compliance........................................  D-23

  5.2   Access to Information............................................  D-23

  5.3   Experience; Investment...........................................  D-23

  5.4   No Prior Convictions.............................................  D-23

  5.5   Tax Advice.......................................................  D-23

  5.6   Sellers' Additional Representations..............................  D-24

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER AND DTS...............  D-24

  6.1   Organization.....................................................  D-24

  6.2   Authorization; Enforceability....................................  D-24

  6.3   No Violation of Laws; Consents...................................  D-24

  6.4   No Pending Litigation or Proceedings.............................  D-25

  6.5   Capitalization...................................................  D-25

  6.6   Finders' Fees....................................................  D-25

  6.7   Continuation of Company Business.................................  D-25

  6.8   Public Filings...................................................  D-25

  6.9   No Material Adverse Change.......................................  D-25

  6.10  Lease Guarantee..................................................  D-25

ARTICLE VII CERTAIN COVENANTS............................................  D-26

  7.1   Conduct of Business Pending Closing..............................  D-26
        (a)  Ordinary Course; Compliance.................................  D-26
        (b)  Transactions................................................  D-26

  7.2   Access. Information and Documents................................  D-27

                                                                           PAGE
                                                                           ----

  7.3   Certain Tax Matters..............................................  D-27
        (a)  Tax Returns.................................................  D-27
        (b)  Short Period Election.......................................  D-27
        (c)  Contest.....................................................  D-28
        (d)  Assistance..................................................  D-28
        (e)  Carrybacks..................................................  D-28

  7.4   Publicity........................................................  D-28

  7.5   Fulfillment of Agreements........................................  D-28

  7.6   Assistance.......................................................  D-28

  7.7   Salary; Severance and Termination Payments.......................  D-28

  7.8   Employees of the Company.........................................  D-29

  7.9   Covenant Not to Compete..........................................  D-29
        (a)  Restriction.................................................  D-29
        (b)  No Interference with Restricted Customers...................  D-29
        (c)  No Interference With Employees..............................  D-29
        (d)  Enforcement.................................................  D-29

  7.10  Indebtedness to Sellers..........................................  D-30

  7.11  Meeting of Company Shareholders..................................  D-30

  7.12  Seller Letters...................................................  D-30

  7.13  No Solicitation..................................................  D-30

  7.14  Termination of Shareholders Agreements...........................  D-30

ARTICLE VIII CONDITIONS TO CLOSING; TERMINATION..........................  D-30

  8.1   Conditions Precedent to Obligation of Buyer......................  D-30
        (a)  Bringdown of Representations and Warranties; Covenants......  D-30
        (b)  Litigation..................................................  D-31
        (c)  No Material Adverse Change..................................  D-31
        (d)  Closing Certificate; Closing Documents......................  D-31
        (e)  Private Placement...........................................  D-31
        (f)  Estoppel Certificates.......................................  D-31
        (g)  Consents....................................................  D-31
        (h)  HSR Filings.................................................  D-32
        (i)  Satisfaction of Hong Kong Obligations.......................  D-32
        (j)  Audit Opinion...............................................  D-32
        (k)  JD Edwards System...........................................  D-32
        (l)  Non-Managed Trade Payables..................................  D-32
        (m)  Seller Letters..............................................  D-32
        (n)  DTS Consents................................................  D-32
        (o)  Board Position..............................................  D-32
        (p)  Company Approval............................................  D-33
        (q)  Exclusive Remedy............................................  D-33

  8.2   Conditions Precedent to Obligation of Sellers....................  D-33
        (a)  Bringdown of Representations and Warranties; Covenants......  D-33
        (b)  Litigation..................................................  D-33
        (c)  Closing Certificate.........................................  D-33
        (d)  Closing Documents...........................................  D-34
        (e)  Buyer and DTS Approval......................................  D-34
        (f)  No Material Adverse Change..................................  D-34
        (g)  DTS Consents................................................  D-34
        (h)  Board Position..............................................  D-34
        (i)  HSR Filings.................................................  D-34
        (j)  Comfort Letter..............................................  D-34

                                                                           PAGE
                                                                           ----
        (k)  Exclusive Remedy............................................  D-35

  8.3   Deliveries at the Closing by Sellers.............................  D-35

  8.4   Deliveries at the Closing by Buyer and DTS.......................  D-36

  8.5   Termination......................................................  D-36
        (a)  Termination.................................................  D-36
        (b)  Casualty Damage.............................................  D-36

  8.6   Investment Advisor...............................................  D-37

  8.7   Amendment of Schedules...........................................  D-37

ARTICLE IX SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION..................  D-37

  9.1   Survival of Representations......................................  D-37

  9.2   Indemnification by Sellers.......................................  D-37

  9.3   Indemnification by Buyer and DTS.................................  D-38

  9.4   Limitation of Liability..........................................  D-38
        (a)  Floor.......................................................  D-38
        (b)  Ceiling.....................................................  D-38
        (c)  Time Period.................................................  D-38
        (d)  Fraud; Intentional Misrepresentation........................  D-38

  9.5   Notice of Claims.................................................  D-39

  9.6   Third Party Claims...............................................  D-39

  9.7   Escrow...........................................................  D-39

  9.8   Payment..........................................................  D-39

  9.9   Appointment of Representative....................................  D-39

  9.10  No Circular Recovery.............................................  D-39

  9.11  Liability for Indemnification....................................  D-40

ARTICLE X MISCELLANEOUS..................................................  D-40

 10.1   Costs and Expenses...............................................  D-40

 10.2   Further Assurances...............................................  D-40

 10.3   Notices..........................................................  D-40

 10.4   Currency.........................................................  D-41

 10.5   Offset; Assignment; Governing Law................................  D-41

 10.6   Mediation........................................................  D-41

 10.7   Binding Arbitration..............................................  D-41

 10.8   Amendment and Waiver; Cumulative Effect..........................  D-41

 10.9   Entire Agreement; No Third Party Beneficiaries...................  D-42

 10.10  Severability.....................................................  D-42

 10.11  Counterparts.....................................................  D-42

 10.12  Effect of Non-Payment............................................  D-42

                               LIST OF SCHEDULES

Schedule 3.2        --   Merger Consideration
Schedule 3.4        --   Additional Merger Consideration
Schedule 4.1        --   Organization and Authority
Schedule 4.3        --   Company Shares
Schedule 4.4        --   Consents
Schedule 4.6        --   Undisclosed Liabilities
Schedule 4.8        --   Taxes
Schedule 4.9        --   Inventory
Schedule 4.10       --   Receivables
Schedule 4.11       --   Condition of Assets
Schedule 4.12       --   Litigation
Schedule 4.13(a)    --   Contracts; Compliance
Schedule 4.13(b)    --   Work in Process
Schedule 4.15       --   Real Property
Schedule 4.16       --   Transactions with Related Parties
Schedule 4.17       --   Labor Relations
Schedule 4.18       --   Product Liabilities; Warranties
Schedule 4.19       --   Insurance
Schedule 4.20       --   Intellectual Property Rights
Schedule 4.21       --   Employee Benefits
Schedule 4.22       --   Environmental Matters
Schedule 4.23       --   Customer Relations
Schedule 4.24       --   Finders' Fees
Schedule 4.25       --   Bank Accounts
Schedule 5.3        --   Unaccredited Investors
Schedule 5.6        --   Share Ownership
Schedule 6.3        --   DTS Consents
Schedule 6.4        --   DTS Litigation
Schedule 6.5        --   DTS Capitalization
Schedule 7.1(b)     --   Prohibited Transactions
Schedule 7.10       --   Indebtedness Sellers

                                LIST OF EXHIBITS

Exhibit A    --   Nevada Articles of Merger
Exhibit B    --   Financial Statements of the Company
Exhibit C    --   Lease Guarantee
Exhibit D    --   Seller Letter
Exhibit E    --   Estoppel Certificates
Exhibit F    --   Form of Opinion of Schweber, Izenson & Anderson, LLP,
                  counsel to Sellers and the Company
Exhibit G    --   Employment Agreement
Exhibit X    --   Financial Points for Additional Merger Consideration

        AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of the 29th day of February, 2000, by and among DIGITAL TRANSMISSION SYSTEMS, INC., a Delaware corporation ("DTS"), through its wholly-owned subsidiary, ICT ACQUISITION CORP., a Nevada corporation ("BUYER"), TELCOR COMMUNICATIONS, INC., a Nevada corporation (the "COMPANY") and LANCE WELLER, an individual and resident of the State of Colorado, and MARGARET WELLER, an individual and resident of the State of Georgia (each, a "SELLER" and together, the "SELLERS").

     DTS, Buyer and the Company desire to effect a business combination of the Company and Buyer, pursuant to which the Company will merge with and into Buyer, and the holders of the Company Shares, in exchange for those shares, will receive DTS Shares among other Merger Consideration (as defined in Section 1.1 below), par value $.01, as provided in this Agreement (the "MERGER"). The Merger is intended to be a reorganization under Section 368(a) of the Code. The Board of Directors of the Company has approved this Agreement and the Merger and directed that this Agreement be submitted to the shareholders of the Company for their approval. In consideration of the mutual representations, warranties, covenants and agreements contained herein, the Company, Sellers, DTS and Buyer, each intending to be legally bound hereby, agree as set forth below:

                                   ARTICLE I

                           DEFINITIONS: CONSTRUCTION

     1.1 Definitions. As used in this Agreement, the following terms have the meanings specified in this Section 1.1. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     "Adjusted Closing Balance Sheet" has the meaning given that term in Section 3.5(a).

     "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

     "Agreement" means this Agreement and Plan of Merger, as it may be amended from time to time.

     "Benefit Plan" has the meaning given that term in Section 4.21(a).

     "Business" means the telecommunications equipment business conducted by the Company.

     "Buyer" means ICT Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of DTS.

     "Buyer Damages" has the meaning given that term in Section 9.2.

     "Buyer Indemnitees" has the meaning given that term in Section 9.2.

     "CERCLIS" means the United States Comprehensive Environmental Response Compensation Liability Information System List pursuant to Superfund.

     "Closing" has the meaning given that term in Section 2.2.

     "Closing Date" has the meaning given that term in Section 2.2.

     "Code" means the United States Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

     "Company" means Telcor Communications, Inc., a Nevada corporation, and any and all Subsidiaries thereof.

     "Company Group" has the meaning given that term in Section 4.21(b).

     "Company Plan" has the meaning given that term in Section 4.21(a).

     "Company Shares" has the meaning given that term in Section 4.3.

     "Contract" and "Contracts" have the respective meanings given those terms in Section 4.13.

     "Defined Benefit Plan" has the meaning given that term in Section 4.21(e).

     "DTS" means Digital Transmission Systems, Inc., a Delaware corporation.

     "DTS Average Share Value" means $7,375.

     "DTS Common Stock" means DTS common stock, par value $.01 per share.

     "DTS Shares" has the meaning given that term in Section 3.3.

     "Effective Time" has the meaning given that term in Section 2.3.

     "Encumbrance" means any liability, debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, adverse claim, easement, lien, assessment, restrictive covenant, encroachment, burden or charge of any kind or nature whatsoever or any item similar or related to the foregoing.

     "Environmental Law" means any applicable Law relating to public health and safety or protection of the environment, including common law nuisance, property damage and similar common law theories.

     "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder.

     "Escrow" has the meaning given that term in Section 3.2.

     "Escrow Shares" has the meaning given that term in Section 9.8.

     "FASB" means the United States Financial Accounting Standards Board or its successor.

     "Financial Statements" has the meaning given that term in Section 4.5(b).

     "GAAP" means United States generally accepted accounting principles in effect for the relevant time period.

     "Governing Documents" means, with respect to any Person who is not a natural Person, the certificate or articles of incorporation, bylaws, deed of trust, formation or governing agreement and other charter documents or organizational or governing documents or instruments of such Person.

     "Governmental Body" means any court, government (federal, state, local, or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

     "Indemnified Party" has the meaning given that term in Section 9.5.

     "Indemnifying Party" has the meaning given that term in Section 9.5.

     "Intellectual Property" has the meaning given that term in Section 4.20.

     "IRS" means the United States Internal Revenue Service

     "Law" means any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation or order of any kind or nature whatsoever, including any public policy, judgement or order of any Governmental Body or principle of common law.

     "Liabilities" with respect to any Person, means all debts, liabilities and obligations of such Person of any nature or kind whatsoever, whether or not due or to become due, accrued, fixed, absolute, matured, determined, determinable or contingent, whether or not incurred directly by such Person or by any predecessor of such Person, and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service or otherwise.

     "Litigation" has the meaning given that the term in Section 4.12.

     "Merger" has the meaning given that term in the introduction to this Agreement.

     "Merger Consideration" has the meaning given that term in Section 3.1.

     "Merger Consideration Adjustment" has the meaning given that term in
Section 3.4.

     "Multiemployer Plan" has the meaning given that term in Section 4.21(f).

     "NBCA" means the Nevada Business Corporation Act.

     "Nevada Articles of Merger" has the meaning given that term in Section 2.3.

     "Other Agreement" means each other agreement or document contemplated hereby to be executed and delivered in connection with the transactions contemplated by this Agreement at or before the Effective Time.

     "PBGC" means the United States Pension Benefit Guaranty Corporation.

     "PCBs" means polychlorinated biphenyls.

     "Permit" and "Permits" have the respective meanings given those terms in
Section 4.14.

     "Permitted Encumbrances" means (i) Liens in favor of PNC National Bank and First Union National Bank (collectively, the "LENDERS") under those agreements referenced in Schedule 4.4; (ii) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken; (iii) Liens disclosed in the Financial Statements of the Company; (iv) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (v) deposits or pledges to secure bids, tender, contracts (other than contracts for the payment of money), leases statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of the Company's business; (vi) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of the Company's business with respect to obligations which are not due or which are being contested in good faith; (vii) Liens placed upon fixed assets hereafter acquired or leased to secure a portion of the purchase price or the lease payments thereunder.

     "Person" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, any other legal entity and a Governmental Body.

     "Qualified Plan" has the meaning given that term in Section 4.21(d).

     "Real Property" has the meaning given that term in Section 4.15.

     "Receivables" means all trade and other accounts receivable of the Company.

     "Regulated Material" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance as defined by any Environmental Law and any other substance, waste or material regulated by any applicable Environmental Law, including petroleum, petroleum-related material, crude oil or any fraction thereof, PCBs and friable asbestos.

     "Related Party" means (i) any Affiliate of the Company, including the Sellers, (ii) any officer or director of the Company or any Person identified in clause (i) preceding, and (iii) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

     "Representative" has the meaning given that term in Section 9.9.

     "Restricted Customer" means (i) any actual customer to whom goods or services were provided by the Company during the 12-month period prior to the Effective Time and (ii) any potential customer that the Company solicited in the operation of the Business during the 12-month period prior to the Effective Time.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Security Right" means, with respect to any security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security. "Security Right" includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's Governing Documents or by agreement.

     "Seller Damages" has the meaning given that term in Section 9.3.

     "Seller Indemnitees" has the meaning given that term in Section 9.3.

     "Subsidiary" means any corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

     "Superfund" means the United States Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as amended.

     "Surviving Corporation" has the meaning given that term in Section 2.1.

     "Tax" means any tax, levy, customs duty, impost, fee or other assessment, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other charge of any kind whatsoever, including any interest or penalty thereon or addition thereto, whether disputed or not, imposed by any Governmental Body, whether federal, state, county, local or foreign.

     "Tax Return" means any return, declaration, report, estimate, claim for refund or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

     1.2 Construction.  As used herein, unless the context otherwise requires:
(i) references to "Article" or "Section" are to an article or section hereof;
(ii) references to "Exhibits" and "Schedules" herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made at part hereof; (iii) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

                                   ARTICLE II

                            THE BUSINESS COMBINATION

     2.1 The Merger. At the Effective Time, the Company shall be merged with and into Buyer in accordance with the provisions of this Agreement and the NBCA, and the separate existence of the Company shall thereupon cease. Buyer, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Nevada as a wholly-owned subsidiary of DTS. The Merger shall have the effects provided under the applicable laws of the State of Nevada including, but not limited to,
Section 92A.250 of the NBCA.

     2.2 Closing. The consummation of the Merger and the other transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Sutherland Asbill & Brennan, 999 Peachtree Street, Atlanta, Georgia 30309 at 10:00 a.m. on the first business day after all of the conditions set forth in
Article VIII (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived in writing, or at such other time and place as the parties may mutually agree, but, in any event, no later than March 31, 2000 (the "CLOSING DATE").

     2.3 Effective Time of the Merger.  If all the conditions set forth in
Article VIII shall have been fulfilled or waived in accordance with this Agreement and provided that this Agreement has not been terminated pursuant to
Article VIII, on the Closing Date the parties shall cause the articles of merger attached hereto as

Exhibit A (the "NEVADA ARTICLES OF MERGER") to be executed, delivered and filed with the Secretary of State of Nevada in accordance with the provisions of the NBCA. The Merger shall become effective at the time of such filing unless a different effective time is specified in the Nevada Articles of Merger, pursuant to the NBCA (the "EFFECTIVE TIME").

     2.4 Articles of Incorporation: Bylaws. The Articles of Incorporation and Bylaws of Buyer in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

     2.5 Directors and Officers of the Surviving Corporation. At the Effective Time, the persons who are serving as directors and officers of Buyer shall become the directors and officers of the Surviving Corporation, serving until such time as they may be replaced in accordance with the Bylaws of the Surviving Corporation.

                                  ARTICLE III

              CONVERSION AND EXCHANGE OF SHARES: ADDITIONAL ACTION

     3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto:

          (a) The Company Shares. Each issued and outstanding Company Share (excluding any of the Company Shares held by DTS or its Subsidiaries) shall automatically be canceled and extinguished and shall thereafter be converted into the right to receive on a pro rata basis the consideration for the Merger set forth in Sections 3.2 and 3.4 (the "MERGER CONSIDERATION").

          (b) Treasury Shares. Each Company Share held in the treasury of the Company shall be automatically canceled and extinguished, and no payment shall be made in respect thereof.

          (c) Buyer Common Stock. Each issued and outstanding share of Buyer common stock at the Effective Time shall thereafter be cancelled and extinguished.

     3.2 Merger Consideration. The aggregate Merger Consideration to be paid for the Company Shares shall be as described on Schedule 3.2 (the "Merger Consideration") subject to adjustment as provided in Section 3.4.

     3.3 Payment of Merger Consideration. At the Effective Time, the Merger Consideration shall be paid by DTS and the Surviving Corporation, jointly and severally, as described in Schedule 3.2.

     3.4 Additional Merger Consideration. DTS and Surviving Corporation, jointly and severally, shall pay Additional Merger Consideration as set forth on
Schedule 3.4, such amount to be paid within five business days after determination.

     3.5 No Fractional Shares. No scrip or fractional DTS Shares shall be issued in the Merger upon conversion of the Company Shares as provided in Sections 3.1 and 3.3. Each holder of the Company Shares who would otherwise have been entitled to receive a fraction of a DTS Share upon conversion of his Company Shares shall be entitled to receive a cash payment with respect to such fractional share in an amount equal to the product of the DTS Average Share Value multiplied by such fractional share.

     3.6 Stock Transfer Books. From and after the Effective Time, no transfer of the Company Shares outstanding prior to the Effective Time shall be registered on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates for the Company Shares are presented to the Surviving Corporation for transfer, such certificates shall be cancelled and exchanged for the consideration described in Sections 3.1, 3.2 and 3.3

     3.7 Surrender and Exchange of Certificates Representing the Company Shares.

          (a) Surrender of Certificates. At the Effective Time, the holders of certificates representing shares of the Company common stock shall cease to have any rights as shareholders of the Company except such rights as they may have pursuant to this Agreement. After the Effective Time, each Seller shall be entitled to receive, upon surrender to Buyer of a certificate or certificates representing such Seller's shares of the Company common stock (accompanied by a duly completed and executed stock transfer power), the Merger Consideration for each share of the Company common stock represented by such certificate or certificates; provided, however, that the Escrow Shares shall be delivered to the Escrow Agent for the Escrow established pursuant to Section 9.7. If certificates for outstanding shares of the Company common stock are not surrendered to Buyer within one year after the Effective Time, the unclaimed Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto. No interest shall be paid or accrued on any portion of the Merger Consideration.

          (b) Dividends on DTS Shares. No holder of a certificate representing shares of the Company common stock shall be entitled to receive any dividend or other distribution from DTS declared with a record date after the Effective Time until surrender of such holder's certificate pursuant to this Section 3.7. Upon such surrender, DTS shall pay to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable but were not paid by reason of the foregoing with respect to the number of DTS Shares represented by the certificate or certificates issued upon such surrender. From and after the Effective Time, DTS shall be entitled to treat any certificate representing shares of the Company common stock that has not yet been surrendered for exchange as evidencing the ownership of the aggregate Merger Consideration into which the Company Shares represented by such certificate shall have been converted, notwithstanding any failure to surrender such certificate.

     3.8 Certain Consents. In order to provide the Surviving Corporation with the full realization and value of every contract, agreement, Permit, franchise and claim requiring consent of the other party thereto in connection with the transactions contemplated herein, Sellers agree that at and after the Effective Time, they will, at the request and under the direction of Buyer or the Surviving Corporation, in the names of Sellers or otherwise as Buyer or the Surviving Corporation shall specify, take all reasonable action (including without limitation the appointment of the Surviving Corporation as attorney-in-fact for Sellers) and do or cause to be done all such reasonable things as shall in the opinion of Buyer or the Surviving Corporation or the counsel for either be necessary or proper, at no material expense to Sellers (i) to assure that the rights of Sellers or the Company under such contracts, agreements, Permits, franchises and claims shall be preserved for the benefit of the Surviving Corporation and (ii) to facilitate receipt of the consideration to be received by the Company or Sellers in and under every such contract, agreement, Permit, franchise and claim, which consideration shall be held for the benefit of, and shall be delivered to, the Surviving Corporation. Nothing in this Section shall in any way diminish Sellers' and the Company's obligations hereunder to obtain all consents and approvals and to take all such other actions prior to or at the Effective Time as are reasonably necessary to enable Sellers or the Company to convey or assign valid title to the assets of the Company.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

     As an inducement to Buyer and DTS to enter into this Agreement and consummate the transactions contemplated hereby, each of Sellers and the Company jointly and severally represent and warrant to Buyer and DTS, as of the date of execution of this Agreement and again as of the Effective Time, subject to the schedules contained in the Sellers' Disclosure Letter delivered to Buyer and DTS, as follows:

     4.1 Organization and Authority Each of Sellers has the power and authority to enter into this Agreement and the Other Agreements to which he or it is or is to become a party and perform his or its obligations hereunder and thereunder. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the corporate power and authority to own or lease its properties and carry on the Business as now conducted. The Company is duly qualified to do business and is in good standing in the jurisdictions shown on Schedule 4.1, which are all the jurisdictions in which the character of the properties owned or leased by the Company or the nature of the activities conducted by it make such qualification and good standing necessary, and where such failure would not have a material adverse effect. Copies of the Articles of Incorporation and Bylaws of the Company, as amended to date, have been delivered to Buyer, and such copies are complete and correct and in full force and effect. Copies of the minutes of the meetings of the board of directors and shareholders of the Company have been provided to Buyer and reflect accurately and in reasonable detail the actions taken at such meetings.

     4.2 Authorization: Enforceability. This Agreement has been duly executed and delivered by and constitute the legal, valid and binding obligations of the Company or such Seller, enforceable against it or him in accordance with their respective terms. Each Other Agreement to which the Company or any Seller is to become a party pursuant to the provisions hereof, when executed and delivered by the Company or such Seller, will constitute the legal, valid and binding obligation of the Company or such Seller, enforceable against it or him in accordance with the terms of such Other Agreement. All actions contemplated by this Section and this Agreement have been duly and validly authorized by all necessary proceedings by Sellers and the Company.

     4.3 Company Shares: Capitalization. The authorized capital stock of the Company consists solely of 30,000 shares of common stock, US$1.00 par value per share, represented by 25,000 shares of Voting Stock and 5,000 shares of Non-Voting Stock, of which 85 Voting Shares and 15 Non-Voting Shares are issued and outstanding (the "COMPANY SHARES"). The Company Shares constitute all of the issued and outstanding shares of capital stock of the Company. All of the Company Shares are owned of record, legally and beneficially by Sellers. The Company Shares are free and clear of any and all Encumbrances. All rights and powers to vote the Company Shares are held exclusively by Sellers. All of the Company Shares are validly issued, fully paid and nonassessable, are free of preemptive rights (except as set forth in the Governing Documents of Seller, and as otherwise provided in that certain Settlement Agreement (the "Settlement Agreement"), dated November 18, 1999, between Lance Weller and Margaret Weller, a copy of which is disclosed in Schedule 4.3), were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. Except as otherwise provided by the Settlement Agreement, there are no restrictions of any kind on the transfer of the Shares, except those imposed by federal and state securities laws. The Company does not have any commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, any shares of its capital stock, and no such securities or obligations evidencing any such rights are outstanding. The Company has no liability to any former owner of any of its shares by reason of any failure by it to comply with any Laws. Except as disclosed on Schedule 4.3, the Company does not own, nor has it ever owned, any shares of capital stock of or other equity interest in any corporation, partnership, joint venture or other entity.

     4.4 No Violation of Laws or Agreements; Consents.  Except as disclosed on
Schedule 4.4, neither the execution and delivery of this Agreement or any Other Agreement to which the Company or any Seller is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Sellers or the Company, or any of them, will:

          (a) contravene any provision of the Governing Documents of the Company;

          (b) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other Person the right to cause such a termination of or loss under, any asset of Sellers (relating to the Business) or the Company, including any Permit, Intellectual Property, license, franchise, indenture, mortgage or any other contract, agreement or instrument to which the Company or any Seller is a party or by which any of the assets of the Company or any Seller (relating to the Business) may be bound or affected;

          (c) result in the creation, maturation or acceleration of any Liability or obligation of the Company (or give to any other Person the right to cause such a creation, maturation or acceleration);

          (d) violate any Law or violate any judgment or order of any Governmental Body to which the Company or any Seller is subject or by which any of the assets of the Company or any Seller (relating to the Business) may be bound or affected;

          (e) result in the creation or imposition of any Encumbrance upon any of the Company Shares or any asset of any Seller (relating to the Business) or the Company or give to any other Person any interest or right therein; or

          (f) provided that this Merger is recognized as a Code Section 368(a) reorganization, cause Buyer or the Company to become subject to, or liable for, the payment of any Tax other than customary corporate filing fees.

Except as set forth on Schedule 4.4 and except for filings with applicable federal and state securities or "blue sky" laws and regulations, or with the Secretary of State of Nevada and with states of qualification in connection with the consummation of the Merger, no consent, approval or authorization of, or registration of filing with, any Person is required in connection with the execution or delivery by Sellers or the Company, or any of them, of this Agreement or any of the Other Agreements to which any of them is or is to become a party pursuant to the provisions hereof or in connection with the consummation by Sellers or the Company, or any of them, of the transactions contemplated hereby or thereby.

     4.5 Financial Information.

          (a) Records. The books of account and related records of the Company reflect accurately and in appropriate detail its assets, liabilities, revenues, expenses and other transactions.

          (b) Financial Statements. The audited balance sheets, income statements and statements of cash flows for the Company at December 31, 1997, and December 31, 1998 and for the years then ended and the unaudited balance sheets, income statements and statements of cash flows for the Company at December 31, 1999 and for the periods then ended (collectively, the "FINANCIAL STATEMENTS") have been delivered to Buyer, and a copy of the December 31, 1999 balance sheet of the Company is attached hereto as Exhibit B. The Financial Statements (i) were derived from the books of account and records of the Company, (ii) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, except that the interim financial statements contain no footnotes or year-end adjustments and (iii) present fairly in all material respects the financial condition, assets, Liabilities and results of operations of the Company at the dates and for the relevant periods indicated.

     4.6 Undisclosed Liabilities. The Company does not have any Liabilities, except: (i) those reflected or reserved against on the Financial Statements in the amounts shown therein; (ii) those not required under GAAP to be reflected or reserved against in the Financial Statements; (iii) those disclosed on Schedule
4.6 attached hereto; and (iv) those of the same nature as those set forth on the Financial Statements that have arisen in the ordinary course of business of the Company after the date of the latest Financial Statements (and that shall be included on the Closing Balance Sheet) and through the date hereof, all of which have been consistent in amount and character with past practice and experience, and none of which, individually or in the aggregate, has had or will have a material adverse effect on the business or financial condition of the Company.

     4.7 No Changes. Except as set forth on Schedule 4.7, since the date of the latest Financial Statements, the Company has conducted the Business only in the ordinary course. Without limiting the generality of the foregoing sentence, since the date of the latest Financial Statements, there has not been any:

          (a) material adverse change in the financial condition, assets or Liabilities of the Company;

          (b) material damage or destruction to any asset of the Company not covered by insurance;

          (c) strike or other material labor trouble;

          (d) creation of any Encumbrance on any asset of the Company not in the ordinary course of business;

          (e) declaration or payment of any dividend or other distribution on or with respect to or redemption or purchase by the Company of any shares of its capital stock, including any of the Company Shares; provided, however, for so long as the Company is a Subchapter S corporation for federal income tax purposes, the Company may make distributions to Shareholders for payment of taxes;

          (f) change in the salary, wage or bonus of any employee of the Company, or increase in the number of employees, other than in the ordinary course of business consistent with past practices;

          (g) asset acquisition or expenditure (including capital expenditure) in excess of US$75,000, in the aggregate, other than the purchase of inventory in the ordinary course of business;

          (h) change in any Company Plan;

          (i) change in any method of accounting;

          (j) payment to or transaction with any Related Party, which payment or transaction is not specifically disclosed on Schedule 4.16;

          (k) disposition of any assets (other than inventory in the ordinary course of business) for more than $75,000 individually or in the aggregate, or for less than fair market value;

          (l) payment, prepayment or discharge of any Liability other than in the ordinary course of business pursuant to an agreed-upon payment plan disclosed to DTS;

          (m) material write-offs or write-downs of any assets of the Company except for those recommended by the Company's auditors or its lender(s) and disclosed to DTS;

          (n) creation, termination or amendment of, or waiver of any material right under, any material agreement of the Company or any material agreement affecting the assets of the Company, which creation, termination, amendment or waiver could reasonably be expected to have an adverse financial impact; or

          (o) agreement or commitment to do any of the foregoing.

     4.8 Taxes.

          (a) Tax Returns: Payment. Sellers and the Company have filed or caused to be filed on a timely basis, or will file or cause to be filed on a timely basis, all Tax Returns that are required to be filed by the Company prior to or at the Effective Time with respect to the Company or any Seller's interest therein, pursuant to the Law of each governmental authority with taxing power over the Company or such Seller. All such Returns were or will be, as the case may be, correct and complete. Sellers and the Company have paid or will timely pay all Taxes that have or will become due prior to or at the Effective Time as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns, except such taxes, if any, as are being contested in good faith and disclosed on Schedule 4.8. Sellers and the Company have established on the Financial Statements reserves that are adequate for the payment of all Taxes that are accrued but are not yet due as of such date (and will continue to establish such reserves on the Financial Statements until the Effective Time). Except as disclosed on Schedule 4.8, neither the Company nor any Seller has requested or is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by a taxing authority of a jurisdiction where the Company does not file a Tax Return that the Company is or may be subject to taxation in that jurisdiction. No deficiency for any Tax has been proposed, asserted or assessed against the Company that has not been resolved or paid in full. Except as disclosed on Schedule 4.8, no power of attorney has been granted by the Company with respect to any matters related to Taxes that is currently in force. Except as set forth on Schedule 4.8 or as contemplated and referenced in Section 4.7(e), no special elections regarding Taxes have been filed by the Company or any Seller with any taxing authority. Neither the Company nor any Seller has waived or been requested to waive any statute of limitations in respect of Taxes. Without limiting the foregoing, the Company has no Liability for any Tax except (i) Taxes disclosed on
     Schedule 4.8, (ii) Taxes fully reserved on the most recent Financial Statements and (iii) Taxes accrued after the date of the most recent Financial Statements.

          (b) Withholding. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     4.9 Inventory. All of the inventory of the Company is valued on the books and records of the Company and in the Financial Statements at the lower of cost or market, the cost thereof being determined on an unaudited basis in accordance with GAAP. All of the finished goods inventory of the Company is in good, merchantable and usable condition and is saleable in the ordinary course of business. Except to the extent of applicable reserves, none of the Company's inventory is obsolete and, except as set forth on Schedule 4.9, none of the Company's inventory has been consigned to others or is on consignment from others.

     4.10 Receivables. Schedule 4.10 discloses substantially all Receivables outstanding as of December 31, 1999, presented on an aged basis, and separately identifies the name of each account debtor and the total amount of each related Receivable. All Receivables, whether reflected on the Financial Statements, disclosed on Schedule 4.10 hereto or created after the date of the Financial Statements, arose from bona fide sale transactions of the Company, and to the knowledge of the Sellers and the Company, no portion of any Receivable is subject to counterclaim, defense or set-off or, except as set forth on Schedule 4.10, is otherwise in dispute. Except to the extent of the recorded reserve for doubtful accounts, and except as set forth on Schedule 4.10, all of the Receivables are collectible in the ordinary course of business and the Company will endeavor to collect the Receivables using commercially reasonable efforts.

     4.11 Condition of Assets; Business; Title.

          (a) Condition of Assets; Business. The buildings, fixtures, improvements, machinery, equipment, tools, furniture, improvements and tangible personal property of the Company are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used in the Business. None of the assets owned by the Company are subject to any impairment or Encumbrance, other than Permitted Encumbrances, whether due to their condition, utility, collectability or otherwise. Except as set forth on Schedule 4.11, all of the Company's assets are reflected thereon, and include all assets that are necessary for use in and operation of the Business. The Company is engaged in the Business and no other business.

          (b) Title. Except as set forth on Schedule 4.11 the Company has good, marketable and exclusive title to all of its assets, free and clear of all Encumbrances other than Permitted Encumbrances.

     4.12 No Pending Litigation or Proceedings. Except as described on Schedule 4.12, no action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any Governmental Body or arbitrator ("LITIGATION") is pending or, to the knowledge of Sellers or the Company, threatened against or affecting the Company, Sellers (in connection with the Company, Sellers (in connection with the Company or the Business), the Business, any of the Company's assets, any of the Company Shares, or any of the transactions contemplated by this Agreement or any Other Agreement, and to the knowledge of the Sellers, there is no basis for any such Litigation. Except as described on Schedule 4.12, the Company has not been a party to any other Litigation during the past three (3) years. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting the Company, Sellers (in connection with the Company or the Business), the Business, any of the Company's assets, any of the Company Shares, or any of the transactions contemplated by this Agreement or any Other Agreement. Except as set forth on Schedule 4.12, the Company does not have pending any Litigation against any third party.

     4.13 Contracts: Compliance. Disclosed on Schedule 4,13(a), 4.15, 4.16, 4.20, 4.21 or 4.24 is a brief description of each contract, lease, indenture, mortgage, instrument, commitment or other agreement, arrangement or understanding, oral or written, to which the Company is a party or by which it or its assets may be affected, and that

          (a) is material to the Business, individually or in the aggregate;

          (b) involves the purchase, sale or lease of any asset, materials, supplies, inventory or services in excess of US $75,000 per year;

          (c) has an unexpired term of more than six (6) months from the date hereof, taking into account the effect of any renewal options, that cannot be terminated without penalty upon 30 days' notice;

          (d) relates to the borrowing or lending of any money or guarantee of any obligation;

          (e) limits the right of any Seller or the Company (or after the Effective Time, the Surviving Corporation) to compete in any line of business or otherwise restricts any right any Seller or the Company (or after the Effective Time, the Surviving Corporation) may have;

          (f) is an employment or consulting contract involving payment of compensation or benefits;

          (g) involves sales, distribution or similar disposition and provides for payments in excess of $20,000 per year;

          (h) forms any partnership, joint venture or other similar agreement or arrangement;

          (i) grants any option, license, franchise or similar agreement;

          (j) relates to any Intellectual Property; or

          (k) was not entered into in the ordinary course (each item described in Section 4.13(a) through (k) hereunder individually a "CONTRACT" and collectively, the "CONTRACTS").

          Each Contract is a legal, valid and binding obligation of the Company and is in full force and effect. The Company and, to the knowledge of Sellers and the Company, each other party to each Contract, has performed all material obligations required to be performed by it thereunder and is not in breach or default and is not in breach or default and is not alleged to be in breach or default in any respect thereunder. No event has occurred, and to the knowledge of Sellers or the Company, no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, that would give to any Person the right to cause such a termination or that would cause an acceleration of any obligation thereunder. Except for the contracts with Hong Kong Telecom and SingTel, referenced in Schedule 4.13(a), neither the Company nor any Seller is currently negotiating any Contract, nor has the Company or any Seller received any notice of non-renewal or price increase or sales or production allocation with respect to any Contract.

     4.14 Permits: Compliance With Law. The Company holds all permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under any applicable Law in connection with the operation of its assets and the Business (each, a "PERMIT" and collectively, "PERMITS"). Each Permit is valid, subsisting and in full force and effect. The Company is in compliance with and has fulfilled and performed its obligations under each Permit, and no event or condition or state of facts exists (or would exist upon the giving of notice or lapse of time or both) that could constitute a breach or default under any Permit. The Company has not received any notice of non-renewal of any Permit. The Company has received no notice of any violation of Law, and the Company is not currently in violation of any Law. To the knowledge of Sellers and the Company, no event has occurred or condition or state of facts exists that could give rise to any such violation of Law.

     4.15 Real Property. Schedule 4.15 discloses and summarizes all real properties currently owned, used or leased by the Company or in which the Company or any Seller has an interest in connection with the Business (collectively, the "REAL PROPERTY") and identifies the record title holder of each parcel of the Real Property. The Company has good and marketable fee simple title to all Real Property shown as owned by it on Schedule 4.14, free and clear of all Encumbrances other than (i) easements, covenants, right-of-way and other encumbrances or restrictions or record, (ii) zoning restrictions, and (iii) liens for current taxes not yet due. The Company has the right to quiet enjoyment (subject to any mortgage rights or applicable laws) of all Real Property in which it holds a leasehold interest for the full term, including all renewal rights, of the lease or similar agreement relating thereto. Copies of all title insurance policies written in favor of the Company relating to the Real Property owned or leased by the Company in the Company's possession have been delivered to Buyer. Neither the Company nor any Seller has received any written or oral notice of assessments for public improvements against any Real Property or any written or oral notice or order by any Governmental

Body, any insurance company that has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that relates to violations of building, safety or fire ordinances or regulations, claims any defect or deficiency with respect to any of such properties or requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same. To the knowledge of the Sellers, there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Property. All public utilities (including water, gas, electric, storm and sanitary sewage and telephone utilities) required to operate the facilities of the Company are available to such facilities, and such utilities enter the boundaries of such facilities through adjoining public streets, easements or rights-of-way of record in favor of a Seller or the Company. Neither the Company nor any Seller has received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to any facility of the Company.

     4.16 Transactions With Related Parties. No Related Party is or has been since January 1, 1998 a party to any transaction, agreement or understanding with the Company except pursuant to arrangements disclosed on Schedule 4.16. No Related Party uses any assets of the Company except directly in connection with the Business, and no Related Party owns any asset used in the Business. Except as set forth on Schedule 4.16, no Related Party has any claim of any nature, including any inchoate claim, against the Company or any assets of the Company, and the Company has no claim of any nature, including any inchoate claim, against any Related Party. Except as otherwise expressly provided hereby or by any Other Agreement or as otherwise may be mutually agreed after the Effective Time, (i) no Related Party will at any time after the Effective Time for any reason, directly or indirectly, be or become entitled to receive any payment or transfer of money or other property of any kind from the Company except for accrued but unpaid wages, employment benefits and non-discretionary bonuses, and
(ii) neither Buyer nor the Company will at any time after the Effective Time for any reason, directly or indirectly, be or become subject to any obligation to any Related Party, except to pay accrued but unpaid wages, employment benefits and non-discretionary bonuses.

     4.17 Labor Relations. Schedule 4.17 sets forth a true and complete list of the names, titles, annual salaries and other compensation of all employees of the Company. The relations of the Company with its employees are generally good. Except as set forth on Schedule 4.17, no employee of the Company is represented by any union or other labor organization. No labor representation, labor election, labor arbitration proceeding, labor grievance, labor strike, labor dispute, labor showdown, labor stoppage or similar labor trouble is pending or, to the knowledge of Sellers or the Company, threatened against, involving, affecting or potentially affecting the Company. No complaint against the Company is pending or, to the knowledge of Sellers or the Company, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of the Company. Except as set forth on Schedule 4.17, the Company has no material Liability for sick leave, vacation time, severance pay or any similar item not reserved on the Financial Statements. Except as set forth in Schedule 4.17, neither the execution and delivery of this Agreement, the performance of the provisions hereof nor the consummation of the Merger will trigger any severance pay obligation under any contract or under any Law.

     4.18 Products Liability; Warranties. Except for Liabilities arising from any implied or express warranties given in the connection with the sale of goods or services in the ordinary course of business, the Company shall have no Liability after the Effective Time not fully covered by insurance relating to any work or services performed by or for the Company, or its subcontractors or agents ("WORK"), any materials, equipment or other items utilized by the Company or its subcontractors or agents in performing Work ("MATERIALS"), or any Materials installed, manufactured, distributed, sold or provided by the Company prior to the Effective Time, whether or not such Liability relates to Materials that are defective, improperly designed or manufactured or in breach of an express or implied product warranty. Schedule 4.18 discloses and describes the terms of all express warranties under which the Company may have liability after the Effective Time. All of the Work performed and Materials provided or sold in connection with the Business is, and at all times up to and including the Effective Time has been, (i) in compliance with all applicable federal, state, local and foreign laws and regulations, (ii) fit for the ordinary purposes for which it is intended to be used and (iii) in conformance with any promises or affirmations of fact made in connection with its sale.

     4.19 Insurance. Schedule 4.19 discloses all insurance policies with respect to which the Company is the owner, insured or beneficiary or under which any assets of the Company are insured. Except as otherwise disclosed in Schedule 4.19, there is no claim pending under any of the Company's policies as to which coverage has been questioned, denied or disputed.

     4.20 Intellectual Property Rights. Schedule 4.20 discloses all of the trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing owned or used by the Company or any Seller in, or applicable to, the Business. To the knowledge of the Sellers and the Company, the Company has the entire right, title and interest in and to, or has the exclusive perpetual royalty-free right to use, the intellectual property rights disclosed on
Schedule 4.20 and all other processes, know-how, show-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, and other proprietary rights necessary or applicable to or advisable for use in the Business ("INTELLECTUAL PROPERTY"), free and clear of all Encumbrances other than the Liens of PNC Bank. Schedule 4.20 separately discloses all Intellectual Property under license. To the knowledge of the Sellers and the Company, the Intellectual Property is valid and not the subject of any interference, opposition, reexamination or cancellation. To the knowledge of Sellers or the Company, no Person is infringing upon nor has any Person misappropriated any Intellectual Property and the Company is not infringing upon the intellectual property rights of any other Person. The consummation of the transactions contemplated hereunder will not alter or impair the Company's rights, or after the Effective Time, the Surviving Corporation's rights, to the Intellectual Property.

     4.21 Employee Benefits.

          (a) Benefits Plans; Company Plans. Schedule 4.21 discloses all written and unwritten "employee benefit plans" within the meaning of
     Section 3(3) of ERISA, and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement (each, a "BENEFIT PLAN"), whether or not funded and whether or not terminated, (i) maintained or sponsored by the Company, or (ii) with respect to which the Company (or Sellers with respect to the Company) has or may have Liability or is obligated to contribute, or (iii) that otherwise covers any of the current or former employees of the Company or their beneficiaries, or (iv) as to which any current or former employees of the Company or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "COMPANY PLAN"). No Company Plan covers any employees of any member of the Company Group in any foreign country or territory. With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Company Plan that is a welfare benefit plan as described in ERISA Section 3(1).

          (b) Company Group Matters; Funding. Neither the Company nor any corporation that may be aggregated with the Company under Sections 414(b),
     (c), (m), or (o) of the Code (the "COMPANY GROUP") has any obligation to contribute to or any direct or indirect Liability under or with respect to any Benefit Plan of the type described in Sections 4063 and 4064 of ERISA or Section 413(c) of the Code. The Company does not have any Liability, and after the Effective Time the Surviving Corporation will not have any Liability (other than obligations to pay benefits pursuant to the terms of the Benefit Plans) with respect to any Benefit Plan of any other member of the Company Group, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the PBGC, withdrawal Liability or otherwise. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) exists nor has any funding waiver from the IRS been received or requested with respect to any Company Plan or any Benefit Plan of any member of the Company Group, and no excise or other Tax is due or owing because of any failure to comply with the minimum funding standards of the Code or ERISA with respect to any of such plans. No Company Plan covers any employees of any member of the Company Group in any foreign country or territory.

          (c) Compliance. Each of the Company Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable Laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. No Company Plan is or is proposed to be under audit or investigation, and no completed audit of any Company Plan has resulted in the imposition of any Tax, fine or penalty.

          (d) Qualified Plans. Schedule 4.21 discloses each Company Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income tax under Section 501(a) of the Code (a "QUALIFIED PLAN"). Except as set forth in Schedule 4.21, with respect to each Qualified Plan, a determination letter (or opinion or notification letter, if applicable) has been received from the IRS that such plan is qualified under Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code. No Qualified Plan has been amended since the date of the most recent such letter. No member of the Company Group, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has done or failed to do anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

          (e) No Defined Benefit Plans. No Company Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA (a "DEFINED BENEFIT PLAN"). No Defined Benefit Plan sponsored or maintained by any member of the Company Group has been terminated or partially terminated after September 1, 1974, except as set forth on Schedule 4.1. Each Defined Benefit Plan identified as terminated on Schedule 4.21 has met the requirement for standard termination of single-employer plans contained in
     Section 4041(b) of ERISA. During the five (5) year period ending at the Effective Time, no member of the Company Group has transferred, in whole or in part, a Defined Benefit Plan to a corporation that was not, at the time of transfer, related to the transferor in any manner described in Sections 414(b), (c), (m) or (o) of the Code.

          (f) Multiemployer Plans. No Company Plan is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN"). No member of the Company Group has withdrawn from any Multiemployer Plan or incurred any withdrawal Liability to or under any Multiemployer Plan.

          (g) Prohibited Transactions; Fiduciary Duties; Post-Retirement Benefits. No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Plan exists or has occurred that could subject the Company to any Liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the Code. No member of the Company Group, nor, to the best of knowledge, any administrator or fiduciary of any Company Plan, nor, to the best of knowledge, any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that will subject the Company to any Liability for a breach of fiduciary or other duty under ERISA or any other applicable Law. With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Company Plan that is a welfare benefit plan as described in ERISA Section 3(1).

     4.22 Environmental Matters.

          (a) Compliance; No Liability. The Company has operated the Business and each parcel of Real Property, and any real property previously owned, used or leased by the Company, in compliance with all applicable Environmental Laws.

          (b) Notices; Existing Claims; Certain Regulated Materials; Storage Tanks. Neither the Company nor any Seller has received any request for information, notice of claim, demand or other notification that it or he is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material. Neither the Company nor any Seller is required to place any notice or restriction relating to the presence of any Regulated Material at any Real Property or in any deed to any Real Property. The Company has provided to Buyer a list of all sites to which the Company has transported any Regulated Material for recycling, treatment, disposal, handling or otherwise. There has been no past, and there is no pending or contemplated, claim by or against the Company or any Seller under any Environmental Law or Laws based on actions of others that may have impacted on the Real Property, and the Company has not entered into any agreement with any Person regarding any Environmental Law, remedial action or other environmental Liability or expense. All storage tanks located on the Real Property, whether underground or aboveground, are disclosed on Schedule 4.22, and all such tanks and associated piping are in sound condition, are not leaking and have not leaked.

     4.23 Customer Relations. Except as set forth on Schedule 4.23, there exists no condition or state of facts or circumstances involving the Company's customers, suppliers, distributors or sales representatives that the Company or Sellers can reasonably foresee could adversely affect the Business after the Effective Time.

     4.24 Finders' Fees. Except as disclosed on Schedule 4.24, neither Sellers or the Company nor any of the respective officers, directors or employees or any of them has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby or by any Other Agreement.

     4.25 Bank Accounts. Schedule 4.25 lists all bank, money market, savings and similar accounts and safe deposit boxes of the Company, specifying the account numbers and the authorized signatories or persons having access to such accounts of safe deposit boxes.

     4.26 Millennium Compliance.

          (a) Scope of Compliance. For purposes of this Agreement, "Millennium Compliance" means that the Company's computer and other systems are capable of the following functions before, during and/or after January 1, 2000:

             (i) handling date information involving all and any dates before, during and/or after January 1, 2000, including, without limitation, accepting input, providing output and performing date calculations in whole or in part;

             (ii) operating accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance;

             (iii) responding to and processing two digit year input without creating any ambiguity as to the century; and

             (iv) storing and providing date input information without creating any ambiguity as to the century.

          (b) Fact of Compliance. To the knowledge of Sellers and the Company, the Company's computer and other systems are Millennium Compliant.

          (c) Remedial Work. To the knowledge of Sellers and the Company, the Company's computer and other systems will not require any material remedial work and/or material replacement to enable each of them to continue functioning accurately after January 1, 2000 in the manner referred to in subparagraph (a) above.

          (d) Transmission of Information. To the knowledge of Sellers and the Company, the Company's computer and other systems, and each element of them, process and transmit, and will continue to, materially process and transmit, date information between each other (and any third parties' computer and other systems with which they routinely communicate) in a way that does not and will not create material inaccuracies, errors or problems after January 1, 2000.

     4.27 Disclosure. None of the representations or warranties of Sellers and the Company contained herein and none of the information contained in the Schedules referred to in Article IV is false or misleading in any material respect. All of such representations and warranties of Sellers and the Company, disregarding all qualifications and exceptions contained therein relating to materiality, are true and correct with only such exceptions as would not in the aggregate reasonably be expected to have a material adverse effect on the Business.

                                   ARTICLE V

            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     To induce the Buyer to enter into this Agreement, each Seller hereby represents and warrants to the Buyer, severally, as follows:

     5.1 Securities Act Compliance. Such Seller acknowledges that none of the shares of DTS Common Stock to be delivered to the Seller pursuant to this Agreement will, at the time of delivery, be registered under the Securities Act or any State Acts (collectively the "SECURITIES LAWS"). Such Seller represents and warrants that he is acquiring the DTS Common Stock for investment, and not with a view toward, or for resale in connection with, a distribution of DTS Common Stock. Such Seller acknowledges that DTS Common Stock may be sold, pledged, hypothecated, disposed of, or otherwise transferred or distributed only
(i) pursuant to an effective registration statement covering the DTS Common Stock under the Securities Laws, or (ii) pursuant to an exemption from the registration requirements of the Securities Laws.

     5.2 Access to Information. Such Seller has had access to the books and records of DTS and has otherwise had access to sufficient information about DTS upon which to analyze the transactions contemplated by this Agreement. Such Seller has been given the opportunity to ask questions and receive answers from the officers of DTS concerning the terms and conditions of the transactions contemplated by this Agreement and the business and financial condition of DTS. Such Seller has had the opportunity to obtain any additional information he deems necessary to verify the accuracy and completeness of information provided by DTS in connection with this Agreement and the transactions contemplated hereby.

     5.3 Experience; Investment. Such Seller has such knowledge and experience in financial and business matters as to enable such Seller (a) to utilize the information made available to such Seller in connection with the transactions contemplated by this Agreement, (b) to evaluate the merits and risks associated with the acquisition of Merger Consideration pursuant hereto, and (c) to make an informed decision with respect thereto. Such Seller's business and financial experience is such that DTS could reasonably assume such Seller has the capacity to protect its own interests in connection with the offer, sale and issuance of the Merger Consideration. Such Seller (i) is financially capable of bearing the risk of loss of any and all consideration surrendered in exchange for the DTS Common Stock, and (ii) acknowledges that an investment in the DTS Common Stock involves a high degree of risk, including a possible total loss of investment, and that the Merger Consideration may not be indicative of the future value of the securities. Unless otherwise specified on Schedule 5.3, such Seller represents that because of one or more of the following criteria, such Seller is an "accredited investor" within the meaning of Regulation D promulgated by the Commission under the Securities Act, by reason of: (i) the Seller is a natural person who has a net worth or joint net worth with the Seller's spouse exceeding $1,000,000 at the time of purchase; (ii) the Seller is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; (iii) the Seller is a corporation, partnership or trust with total assets in excess of $5,000,000; or (iv) all of the Seller's Sellers, partners or members, as the case may be, are "accredited investors". Such Seller understands that the officers, directors, attorneys and other advisors of DTS will rely upon the representations and warranties made by such Seller in this Agreement in order to establish any necessary exemption from the registration provisions of the Securities Laws.

     5.4 No Prior Convictions. Such Seller has not been convicted of, arrested for, or has any action pending for, a crime involving fraud, embezzlement or theft or any similar crime.

     5.5 Tax Advice. Such Seller has reviewed with his tax advisor the United States federal, state, local and foreign tax consequences of an investment in the DTS Common Stock and the transactions contemplated by this Agreement. Such Seller is relying solely on such advisor and not on any statements or representations of DTS or any of its or their agents, and understands that he (and not DTS or any other person or entity) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     5.6 Sellers' Additional Representations. To induce DTS and the Buyer to enter into this Agreement, each Seller also represents and warrants to the Buyer and DTS as follows:

          (a) The Seller owns, of record and beneficially, valid title to the number of Company Shares set opposite the name of such Seller in Schedule 5.6, and such shares are free and clear of all Liens (as defined below) and encumbrances. Other than the Company Shares owned by the Seller, the Seller does not own, beneficially or of record, or have any right to acquire, now or in the future, any shares of stock or other securities of any kind of the Company. Except as otherwise disclosed in Schedule 5.6, the Seller has not granted nor is the Seller bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements calling for the transfer, purchase, subscription or issuance of any shares of capital stock of the Company or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting any such shares. The execution, delivery and performance of this Agreement by the Seller does not require the Authorization of any third party or governmental agency or authority which has not been obtained.

                                   ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF BUYER AND DTS

     As an inducement to Sellers and the Company to enter into this Agreement and consummate the transactions contemplated hereby, Buyer and DTS jointly and severally represent and warrant to Sellers and the Company, as of the date of execution of this Agreement and again as of the Effective Time, subject to the Schedules contained in the Buyer's Disclosure Letter delivered to Sellers, as follows:

     6.1 Organization. Each of DTS and Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder. Copies of the Articles of Incorporation and Bylaws of the DTS, as amended to date, have been delivered to Seller and the Company, and such copies are correct and complete and in full force and effect.

     6.2 Authorization; Enforceability. This Agreement has been duly executed and delivered by and constitute the legal, valid and binding obligations of Buyer and DTS enforceable against each in accordance with their respective terms. Each Other Agreement to which Buyer or DTS is to become a party pursuant to the provisions hereof, when executive and delivered by Buyer or DTS, will constitute its legal, valid and binding obligation upon Buyer or DTS, enforceable against it in accordance with the terms of such Other Agreement. All actions contemplated by this Section and this Agreement have been duly and validly authorized by all necessary proceedings by Buyer and DTS.

     6.3 No Violation of Laws; Consents.  Except as otherwise set forth in
Schedule 6.3, neither the execution and delivery of this Agreement or any Other Agreement to which Buyer or DTS is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Buyer or DTS, or any of them, will: (i) contravene any provision of the Governing Documents of Buyer or DTS, (ii) violate any Law or any judgment or order of any Governmental Body to which Buyer or DTS is subject or by which any of the assets of either may be bound or affected; (iii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or given to any other Person the right to cause such a termination of or loss under, any material asset of Buyer or DTS, including any Permit, Intellectual Property, license, franchise, indenture, mortgage or any other material contract, agreement or instrument to which Buyer or DTS is a party or by which any of the assets of Buyer or DTS may be bound or affected; (iv) result in the creation, maturation or acceleration of any material Liability or obligation of Buyer or DTS (or give to any other Person the right to cause such a creation, maturation or acceleration); or (v) result in the creation or imposition of any Encumbrance upon any of the shares of Buyer or DTS or any material asset of Buyer or DTS or give to any other Person any interest or right therein. Except for filings with the Secretary of State of Nevada in connection with the consummation of the Merger and filings in foreign states of qualification, and except for approval of the transactions contemplated hereby by the board of directors of Buyer and DTS, no consent, approval or authorization of, or registration or filing with, an Person is required in connection with the execution or delivery by Buyer or DTS of this Agreement or any of the Other Agreements to which Buyer or DTS is or is to become a party pursuant to the provisions hereof or in connection with the consummation by Buyer or DTS of the transactions contemplated hereby or thereby.

     6.4 No Pending Litigation or Proceedings.  Except as otherwise disclosed in
Schedule 6.4, no Litigation is pending or, to the knowledge of Buyer or DTS, threatened against or affecting Buyer or its assets, in connection with any of the transactions contemplated by this Agreement or any Other Agreement to which Buyer is or is to become a party. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting Buyer or DTS or their assets in connection with the transactions contemplated by this Agreement or any Other Agreement to which Buyer or DTS is or is to become a party. Except as otherwise disclosed in Schedule 6.4, Buyer and DTS do not have pending any Litigation against a third party.

     6.5 Capitalization. The authorized capital stock of DTS consists of (i) 15,000,000 shares of DTS Common Stock, $.01 par value, of which 4,646,221 were issued and outstanding as of December 31, 1999 and (ii) 3,000,000 shares of Preferred Stock, $.01 par value, 1,314,333 of which were issued and outstanding. On the Closing Date, all issued and outstanding shares of DTS Common Stock will be duly authorized, validly issued, fully paid and nonassessable. The DTS Shares to be issued to Sellers or placed into escrow pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, DTS' Certificate of Incorporation or By-Laws or any agreement to which DTS is a party or is bound, and were not issued in violation of the terms of any agreement or other understanding and were issued in compliance with all applicable federal state securities or "blue sky" laws and regulations. The DTS Shares will be free and clear of any and all Encumbrances. Except as otherwise disclosed in Schedule 6.5, DTS does not have any commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, any shares of its capital stock, and no such securities or obligations evidencing any such rights are outstanding.

     6.6 Finders' Fees. Neither Buyer, DTS nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

     6.7 Continuation of Company Business. It is the present intention of DTS to continue at least one significant historic business line of the Company or to use at least a significant portion of the Company's historic business assets in a business, in each case, within the meaning of the United States Treasury Regulation ss.1.268-1(d).

     6.8 Public Filings. DTS has timely made all necessary filings required to be made with the SEC since the date of its last quarterly filing on Form 10-Q.

     6.9 No Material Adverse Change. Since the date of DTS' most recent SEC filings, there has been no material adverse change in the business, financial condition or results of operations of DTS that would require disclosure to the SEC.

     6.10 Lease Guarantee. DTS hereby agrees to guarantee the payment and performance of Telcor Communications, Inc. pursuant to that certain Commercial Lease, dated September 1, 1998, between A. William Bennett, not Individually, but solely as Trustee for, the Weller Irrevocable Trust No. 2, as Landlord, and Telcor Communications, Inc., as Tenant, for certain premises known as 3400 Rivergreen Court, Duluth, Georgia, with the guaranty in the form of Exhibit C.

     6.11 Access, Information and Documents. DTS shall give Sellers, Company, and Company's employees and representatives (including accountants, actuaries, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties, books, Tax Returns, contracts, commitments, records, officers, personnel and accountants (including independent public accountants and their audit workpapers concerning its business) of its business and shall furnish to the same all such documents and copies of documents and all information with respect to the properties, Liabilities and affairs of the business of DTS as the same may reasonably request.

                                  ARTICLE VII

                               CERTAIN COVENANTS

     7.1 Conduct of Business Pending Closing. From and after the date hereof and until the Effective Time, unless Buyer shall otherwise consent in writing, such consent not to be unreasonably withheld, the Company shall, and Sellers shall cause the Company to, conduct the affairs of the Business as follows:

          (a) Ordinary Course; Compliance. The Business shall be conducted only in the ordinary course and consistent with past practice except that the Company may terminate or revoke its Subchapter S election. Sellers and the Company shall maintain the Business, its property, equipment and other assets consistent with past practice and shall use its best efforts to comply in a timely fashion with the provisions of all Contracts and Permits and all other agreements and commitments. The Company and each of the Sellers shall use its best efforts to keep the Business organization intact, keep available the services of its present employees and preserve the goodwill of its suppliers, customers and others having business relations with it. The Company shall maintain in full force and effect its policies of insurance disclosed on Schedule 4.19, subject only to variations required by the ordinary operations of the Business, or else shall obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing.

          (b) Transactions. Except as set forth on Schedule 7.1(b), the Company shall not:

             (i) amend any of its Governing Documents;

             (ii) change its authorized or issued capital stock or issue any Security Rights with respect to shares of its capital stock;

             (iii) enter into any contract or commitment the performance of which may extend beyond the Effective Time, except those made in the ordinary course of business, the terms of which are consistent with past practice;

             (iv) enter into any employment or consulting contract or arrangement that is not terminable at will and without penalty or continuing obligation except, without consent, the Company may enter into an employment or consulting contract or arrangement with a Person who shall serve as the national sales manager of the Company, upon such terms other than the foregoing;

             (v) fail to pay any Tax or any other Liability or charge when due, other than Liabilities and Tax Liabilities contested in good faith by appropriate proceedings;

             (vi) incur any Liability other than current Liabilities incurred in the ordinary and usual course of business or pay any Liability of any kind other than current Liabilities and current maturities of long term debt;

             (vii) mortgage, pledge or otherwise encumber any property or asset, except in the ordinary and usual course of the Business;

             (viii) sell, lease, transfer or dispose of any of its properties or assets, except in the ordinary course of business (other than inventory) or as set forth on Schedule 7.1(b);

             (ix) take any action that is reasonably likely to result in the occurrence of any event described in Section 4.7;

             (x) take any action or omit to take any action that will cause a breach or termination of any Permit or Contract, other than termination by fulfillment of the terms thereunder;

             (xi) make, change or revoke any Tax election (except that the Sellers and the Company may elect, without the consent of Buyer, to revoke the Subchapter S election) or make any agreement or settlement with any taxing authority;

             (xii) increase any managerial employee's salary, wage, benefits or bonus, or increase the number of employees of the Company; or

             (xiii) enter into any agreement to do any of the things described in clauses (i) through (xii).

     7.2 Access. Information and Documents. Sellers and the Company shall give to Buyer and to Buyer's employees and representatives (including accountants, actuaries, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties, books, Tax Returns, contracts, commitments, records, officers, personnel and accountants (including independent public accountants and their audit workpapers concerning the Business) of the Business and shall furnish to Buyer all such documents and copies of documents and all information with respect to the properties, Liabilities and affairs of the Business as Buyer may reasonably request.

     7.3 Certain Tax Matters.

          (a) Tax Returns. The Sellers shall prepare and file all Tax Returns of the Company (including any amendments thereto) with respect to any taxable period ending at or prior to the Effective Time, and shall pay all Taxes for which the Company is liable for any such period. The Company shall make a distribution to the Sellers for income taxes owed with respect to income of the Company in 2000 prior to the Closing while the Company was a Subchapter S corporation. Buyer will cooperate with Sellers in the preparation and filing of such Tax Returns and shall grant Sellers full access to any applicable records and workpapers of the Company necessary for preparation of the Tax Returns. At least thirty (30) days prior to the due date (including extensions) of any such Return, the Return shall be delivered to Buyer and DTS for review, and the Sellers shall thereafter cause such Return to be filed in a timely manner, as prepared, unless Buyer or DTS shall deliver an opinion of its accounting or law firm that there is not a reasonable basis for any position taken on such return. If any disagreement concerning the position is not resolved between the parties within thirty (30) days following the receipt of the return, Buyer and the Representative shall promptly engage, on standard terms and conditions for a matter of such nature, a nationally recognized firm of independent accountants to resolve such dispute. The firm of independent accountants shall be proposed in writing by Buyer to the Representative. In the absence of prompt agreement on the identity of the independent accountants, the Atlanta, Georgia office of the accounting firm of Crisp Hughes Evans, LLP, shall be engaged by the parties. The engagement agreement with the independent accountants shall require the independent accountants to make their determination with respect to the items in dispute within ninety (90) days following the engagement and acceptance of the same. Buyer and the Representative shall each pay one-half of the estimated fees and expenses of such independent accountants at the time of acceptance of the engagement. The resolution by the independent accountants of any dispute concerning the disputed items shall be final, binding and conclusive upon the parties and shall be the parties' sole and exclusive remedy regarding any dispute under this Section. Except as otherwise permitted under Section 7.1(xi), no new elections or any changes in current elections with respect to Taxes of the Company or affecting the Company shall be made after the date of this Agreement without the prior written consent of Buyer.

          (b) Short Period Election. For purposes of this Agreement, if, for any federal, state or local income tax purpose, a taxable period of the Company does not terminate at the Effective Time, the Company shall, to the extent permitted by applicable law, elect with the relevant taxing authority to treat such taxable period for all purposes as a short taxable period ending at the Effective Time, and such short taxable period shall be treated as provided in subsection (a) above. In any case where applicable law does not permit such election to be made, then, for purposes of this Agreement, the taxable income of the Company for the entire taxable period shall be allocated as agreed by Buyer and Sellers between the period prior to the Effective Time and the remainder of the taxable period using an interim-closing-of-the-books method. In no event shall taxable income arising from events following the Effective Time be allocated to a period prior to the Effective Time.

          (c) Contest. The Sellers shall have the right, at their own expense, to control any audit or determination by any authority, initiate any claim for refund, amend any Return, or contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of income Taxes for any period prior to the Effective Time; provided, however, that the Sellers shall not agree to any assessment, deficiency, settlement or other adjustment or proposed adjustment that would have an adverse effect on the Business, the Surviving Corporation or Company without written consent, which consent shall not be unreasonably withheld. DTS or Buyer shall have the right to review any such Return of Company or to otherwise participate in such contest, at its expense, for any such taxable period.

          (d) Assistance. After the Effective Time, Buyer and the Sellers shall provide each other with such assistance as may be reasonably requested in connection with the preparation of any income tax return, audit or other examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes of the Business. The party requesting assistance hereunder shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. No party shall request an income tax audit of the Company.

          (e) Carrybacks. If the Company is required to carry back any item of loss, deduction or credit that arises in any taxable period ending after the Effective Time to a Tax Return of Sellers for any taxable period ending on or before the Effective Time, Buyer or the Company, as the case may be, will be entitled to an amount equal to the refund or credit of Taxes realized as a result thereof.

     7.4 Publicity. The Company and DTS are bound by a confidentiality agreement signed by the parties prior to this Agreement, to which the Sellers and Buyer, by their signatures below, hereby agree to become parties thereto in all respects. All notices to third parties, press releases and other publicity concerning the transactions contemplated by this Agreement and the Other Agreements shall be jointly planned by Lance Weller, the Company, DTS, and Buyer. Neither of the parties hereto shall act unilaterally in this regard, except as may be required by law, or except that disclosure of this Agreement may be made to an agent or advisor to a party to this Agreement. This Section shall expire on the 10th day following the Effective Time.

     7.5 Fulfillment of Agreements. Each party hereto shall use its best efforts to cause all of those conditions to the obligations of the other under
Article VIII that are not beyond its reasonable control to be satisfied on or prior to the Effective Time and shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     7.6 Assistance. Sellers and the Company shall cooperate with and assist Buyer and DTS and their authorized representatives in order to provide, to the extent reasonably requested by Buyer or DTS, an efficient transfer of the Business and to avoid any undue interruption in the activities and operations of the Business following the Effective Time.

     7.7 Salary; Severance and Termination Payments. Sellers agree to pay, perform and discharge any and all severance payments and other Liabilities with respect to employees of the Business that result from any written or oral agreements of Sellers or the Company and that are triggered by the Merger hereunder, and indemnify and hold harmless Buyer and its directors, officers and Affiliates from and against any and all losses, Liabilities, damages, costs and expenses, including reasonable legal fees and disbursements, that any of the aforesaid may suffer or incur by reason of or relating to any Liabilities referred to in this Section 7.7. All salaries, wages and severance benefits, if any, to be paid to officers, directors or employees of the Company shall have been paid in full prior to the Closing, other than hourly wages, if any, payable to the Company's employees in arrears in the ordinary course of business since the most recently completed pay period (all of which shall be reflected on the Closing Balance Sheet).

     7.8 Employees of the Company. Except as contemplated by Section 7.1(b)(iv) or written employment agreements signed by Buyer on or before the date hereof, the Surviving Corporation shall have the right, but not the obligation, to continue to employ any or all of the employees of the Business after the Effective Time.

     7.9 Covenant Not to Compete.

          (a) Restriction. From and after the Effective Time, no Seller shall, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, stockholder, partner or otherwise with, any entity conducting business under any name similar to the name of the Company, Buyer of DTS (other than the Company, Buyer or DTS). For a period of two
     (2) years from the Effective Time, no Seller shall, directly of indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as an officer, employee, stockholder, partner or otherwise with, any business that at any relevant time during such period directly or indirectly engages in the Business in each of the states in the United States and worldwide. Ownership of not more than 2% of the outstanding stock of any publicly traded company shall not be a violation of this Section. Nothing contained herein shall prevent Lance Weller from maintaining or expanding his interest in Protostar Wireless Solutions, LLC ("Protostar"), or from providing it with such counsel, advice, and other assistance as may be beneficial to its smooth operation and growth in the following business activities which the parties acknowledge do not compete, directly or indirectly, with the Business of Company: (i) radio frequency engineering services, (ii) cell tower site acquisition, design, and construction, (iii) customer financing with respect to (i), (ii) and (iv),
     (iv) cell tower maintenance, (v) project management with respect to (i),
     (ii), (iii) and (iv) above, and (vi) equipment procurement with respect to
     (i), (ii), (iii) and (iv) above. Buyer and DTS acknowledge that their interests are aligned with those of Protostar by virtue of DTS' preferred vendor status with Protostar and by virtue of the fact that DTS has an option from Lance Weller to acquire up to a 10% interest in Protostar.

          (b) No Interference with Restricted Customers. Each Seller agrees that for a period of two (2) years from the Effective Time, he will not, directly or indirectly, either:

             (i) solicit, divert, take away or accept, or attempt to solicit, divert, take away or accept, from DTS or the Surviving Corporation the business of any Restricted Customer for any product or service of the Business sold (or offered for sale or proposed in writing to be offered for sale) during the 12-month period prior to the Effective Time; or

             (ii) attempt or seek to cause any Restricted Customer to refrain, in any respect, from acquiring from or through DTS or the Surviving Corporation any product or service of the Business sold (or offered for sale or proposed in writing to be offered for sale) during the 12-month period prior to the Effective Time.

          (c) No Interference With Employees. Each Seller agrees that for a period of three (3) years from the Effective Time, he or she will not, directly or indirectly, request or induce any employee of DTS, Buyer or the Surviving Corporation to terminate his employment with DTS, Buyer or the Surviving Corporation.

          (d) Enforcement. The restrictive covenants contained in this Section are independent of any other provisions of this Agreement, and the existence of any claim that Sellers may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. Sellers agree that the remedies of Buyers and DTS at law for any breach or threat of breach by the Sellers of the provisions of this Section will be inadequate and that Buyer and DTS shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Buyer and DTS may be entitled at law or in equity. In the event of litigation regarding these covenants not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred in enforcing or defending its rights hereunder. The length of time for which these covenants not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Buyer or DTS seeks to enforce these covenants, if Buyer or DTS is the prevailing party in such litigation. Should any provision of the Section by adjudged to any extent invalid by any competent tribunal, such provision shall be deemed modified to the extent necessary to make it enforceable.

     7.10 Indebtedness to Sellers. Except as set forth on Schedule 7.10, all loans or other obligations due to or from Sellers in connection with the Business shall be repaid in full, or cancelled, prior to or at the Effective Time.

     7.11 Meeting of Company Shareholders The Company covenants and agrees, and the Sellers shall ensure, that the Company's Board of Directors shall (i) cause a Company shareholders meeting to be duly called and held in accordance with the Company's articles of incorporation, its bylaws and applicable law as soon as reasonably practicable to consider and vote upon this Agreement; (ii) recommend approval of this Agreement to the holders of the Company Shares; and (iii) use its best efforts to cause such meeting to take place and to obtain the approval by the holders of the Company Shares of the Merger and other transactions contemplated by this Agreement in accordance with its Articles of Incorporation, Bylaws, and the NBCA.

     7.12 Seller Letters. Each Seller shall deliver to Buyer prior to the Effective Time a written agreement (a "SELLER LETTER"), substantially in the form of Exhibit D hereto. Buyer shall not be required to deliver any certificates evidencing DTS Shares to any Seller from whom a Seller Letter has not been received.

     7.13 No Solicitation. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, or by mutual agreement, Sellers will not, and will cause the Company and each of its representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer or DTS) relating to any transactions involving the sale of the Business, assets (other than in the ordinary course of business), or any of the capital stock of the Company or any merger, consolidation, business combination, or similar transaction involving the Company.

     7.14 Termination of Shareholders Agreements. Each Seller agrees that prior to Closing, any existing shareholders agreements between such Seller and the Company or among all of the shareholders of the Company and the Company shall be terminated and no longer of any force or effect and unconditionally and irrevocably forever releases and discharges the Company, its subsidiaries and assigns from all obligations and liabilities of the Company to such Seller and any claims or causes of action against the Company relating to such agreements or arising therefrom.

                                  ARTICLE VIII

                       CONDITIONS TO CLOSING; TERMINATION

     8.1 Conditions Precedent to Obligation of Buyer. The obligation of Buyer and DTS to proceed with the Merger under this Agreement is subject to the fulfillment prior to or at the Effective Time of the following conditions, any one or more of which may be waived in whole or in part by Buyer and DTS at the sole option of such parties:

          (a) Bringdown of Representations and Warranties: Covenants. Each of the representations and warranties of the Sellers and the Company contained in this Agreement that are qualified as to materiality shall be true and correct, and all such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Effective Time. Each of Sellers and the Company shall have performed in all material respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by them at or before the Effective Time. Subject to the rights of Sellers under Section 8.l7, in the event this condition to closing has not been met by Sellers and the Company before the Closing Date, and the underlying breach did not arise from a representation or warranty made with actual knowledge that it contained an untrue statement of fact or from a covenant which was knowingly breached, then in such events, Buyer and DTS shall have the right either (i) to terminate this Agreement, but, upon such termination, no break up fees will be owned by any party; or (ii) proceed to Closing with any such breach handled pursuant to the indemnification provisions set forth in Section 9.2. Conversely, in the event this condition to closing has not been met by Sellers and the Company before the Closing Date and the underlying breach did arise from a representation or warranty made with actual knowledge that it contained an untrue statement of fact or from a covenant which was knowingly breached, then in such events, Buyer and DTS shall have the right to terminate this Agreement, and, upon termination, Sellers and the Company shall be jointly and severally liable to DTS and Buyer for a break-up fee of Two Hundred Fifty Thousand Dollars ($250,000).

          (b) Litigation. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect the Surviving Corporation's ownership of the Business, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or any of the Other Agreements or seeking monetary or other relief by reason of the consummation of any of such transactions. In the event this condition to closing has not been met before the Closing Date, Buyer and DTS shall have the right to terminate this Agreement, but upon such termination no break-up fees will be owed by any party.

          (c) No Material Adverse Change. Between the date hereof and the Effective Time, there shall have been no material adverse change, regardless of insurance coverage therefor, in the Business or any of the assets, results of operations, Liabilities, or condition, financial or otherwise, of the Company. In the event this condition to closing has not been met before the Closing Date, Buyer and DTS shall have the right to terminate this Agreement, but upon such termination no break-up fees will be owed by any party.

          (d) Closing Certificate; Closing Documents. Sellers and the Company shall have delivered a certificate, dated the Closing Date, in such reasonable detail as Buyer shall request, certifying to the fulfillment of the conditions set forth in subparagraph (a) of this Section 8.1. Such certificate shall constitute a representation and warranty of Sellers and the Company, specified herein with regard to the matters therein for purposes of this Agreement. Buyer shall have received the other documents referred to in Section 8.3. All agreements, certificates, opinions and other documents delivered by Sellers or the Company to Buyer hereunder shall be, unless specified herein by exhibit, in form and substance reasonably satisfactory to counsel for Buyer, in the exercise of such counsel's reasonable professional judgment. In the event this condition to closing has not been met by Sellers and the Company before the Closing Date, Buyers and DTS shall have the right to terminate this Agreement and, upon termination, Sellers and the Company shall be jointly and severally liable to DTS for a break-up fee of Two Hundred Fifty Thousand Dollars ($250,000).

          (e) Private Placement. Buyer shall be satisfied that there shall be a valid private placement of the DTS Shares included in the Purchase Price and to be delivered pursuant to Article III hereof under the Securities Act and any applicable state securities laws, including receipt, if applicable, of representations or questionnaires, or both, from the Sellers to the effect that he or it is an accredited investor under the Securities Act and has such knowledge and experience in financial and business matters as would permit him to be capable of evaluating the merits and risks of an investment in the DTS Shares.

          (f) Estoppel Certificates. Buyer shall have received estoppel certificates from each lessor of a leasehold estate included in the Business, in substantially the form of Exhibit E. In the event this condition to closing has not been met before the Closing Date, Buyer and DTS shall have the right to terminate this Agreement, but upon such termination no break-up fees will be owed by any party unless such failure to meet this condition was caused by the actions of an Affiliate.

          (g) Consents. Sellers or the Company shall have received the consents, approvals and actions of the Persons referred to in Section 4.4. In the event this condition to closing has not been met by Sellers and the Company before the Closing Date, Buyer and DTS shall have the right to terminate this

     Agreement but, upon such termination, no break-up fees will be owed by any party unless such failure to meet this condition was caused by the actions of an Affiliate.

          (h) HSR Filings. The parties hereto shall have made all required filings under the HSR Act and the waiting period thereunder shall have expired or been terminated. In the event this condition to closing has not been met by Sellers and the Company before the Closing Date, Buyer and DTS shall have the right to terminate this Agreement but, upon such termination, no break-up fees will be owed by any party unless such failure to meet this condition was caused by the actions of an Affiliate.

          (i) Satisfaction of Hong Kong Obligations. Sellers and Buyer shall have reached an agreement on terms for satisfaction of the Hong Kong obligations of the Company. In the event this condition to closing has not been met by Sellers and the Company before the Closing Date, Buyer and DTS shall have the right to terminate this Agreement but, upon such termination, no break-up fees will be owed by any party unless such failure to meet this condition was caused by the actions of an Affiliate.

          (j) Audit Opinion. Sellers and the Company shall have obtained and delivered to DTS and Buyer a clean audit opinion issued by a Big Five independent accounting firm with respect to the Company's financial statements for the period ending December 31, 1999. In the event this condition to closing has not been met by Sellers and the Company before the Closing Date, Buyer and DTS shall have the right to terminate this Agreement but, upon such termination, no break-up fees will be owed by any party unless such failure to meet this condition was caused by the actions of an Affiliate.

          (k) JD Edwards System. The Company shall have successfully implemented, to wit, 90% on-line, the JD Edwards system. In the event this condition to closing has not been met by Sellers and the Company before the Closing Date, Buyer and DTS shall have the right to terminate this Agreement but, upon such termination, no break-up fees will be owed by any party unless such failure to meet this condition was caused by the actions of an Affiliate.

          (l) Non-Managed Trade Payables. The Company shall have reduced the balance of the over 90 days past due non-managed trade accounts payable to $1,500,000. In the event this condition to closing has not been met by Sellers and the Company before the Closing Date, Buyer and DTS shall have the right to terminate this Agreement but, upon such termination, no break-up fees will be owed by any party unless such failure to meet this condition was caused by the actions of an Affiliate.

          (m) Seller Letters. Each Seller shall have executed and delivered to DTS a Seller Letter. In the event this condition to closing has not been met by Seller and the Company before the Closing Date, Buyer and DTS shall have the right to terminate this Agreement but, upon such termination, no break-up fees will be owed by any party unless such failure to meet this condition was caused by the actions of an Affiliate.

          (n) DTS Consents. DTS and Buyer shall have received on or before March 10, 2000, from Wi-LAN, Inc. ("WI-LAN") and delivered to Sellers the following: (i) its duly authorized, written consent and approval to the transactions contemplated by this Agreement and the Other Agreements; (ii) its duly authorized, written waiver of its rights pursuant to Section 2.16 of that certain 10.0% Subordinated Debenture (together, with any other debentures, the "DEBENTURES") from DTS to Wi-LAN, Inc., due January 7, 2003 in the Principal Amount $400,000, to declare default by reason of the foregoing; and (iii) its duly authorized, written agreement, as a shareholder of DTS, to vote unconditionally in favor of the transactions contemplated by this Agreement and the Other Agreement. In the event this condition to closing has not been met before the date set forth immediately above, the Agreement shall terminate and no break-up fee will be owed by any party.

          (o) Board Position. DTS and Buyer shall have received a commitment from Wi-LAN that if at any time Wi-LAN's ownership of the common stock of DTS falls below fifty percent of all shares outstanding on a fully diluted basis, Wi-LAN shall relinquish its controlling position on the DTS Board of Directors.

          (p) Company Approval. The Board of Directors and shareholders of the Company shall have approved the consummation of the Merger and the other transactions contemplated by this Agreement and the Other Agreements in accordance with applicable law. In the event this condition to closing has not been met by Sellers and the Company before the Closing Date, Buyer and DTS shall have the right to terminate this Agreement and, upon such termination, Sellers and the Company shall be jointly and severally liable to DTS for a break-up fee of Two-Hundred Fifty Thousand Dollars ($250,000).

          (q) Exclusive Remedy. Immediately upon payment by a party of the break-up fee of Two Hundred Fifty Thousand Dollars ($250,000) pursuant to this Section 8.1 which is intended to cover costs and expenses incurred in connection with the transactions contemplated herein, this Agreement will be null and void, and the parties shall have no further rights or obligations hereunder, except for any right or obligation under this Agreement which by its own terms survives any termination of this Agreement. The parties hereto acknowledge that it is difficult or impossible to estimate accurately the damages that might be suffered upon default, and that the break-up fee is the parties' best estimate of such damages. The break-up fee is intended not as a penalty but as full liquidated damages pursuant to Official Code of Ga. Ann. Section 13-6-7. Any break-up fee shall be paid within thirty (30) days after notice of termination. Acceptance of the break-up fee shall be deemed a release and waiver of any and all claims by DTS and Buyer and the Company against the Sellers and the Company.

     8.2 Conditions Precedent to Obligation of Sellers. The obligation of Sellers and the Company to proceed with the Merger under this Agreement is subject to the fulfillment prior to or at the Effective Time of the following conditions, any one or more of which may be waived in whole or in part by Sellers and the Company at sole option of such parties:

          (a) Bringdown of Representations and Warranties; Covenants. Each of the representations and warranties of Buyer contained in this Agreement that are qualified as to materiality shall be true and correct, and all such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects at and as of the Effective Time, with the same force and effect as though such representations and warranties had been made at, as of and with reference to the Effective Time. Buyer and DTS shall have performed all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by them at or before the Effective Time. In the event this condition to closing has not been met by Buyer and DTS before the Closing Date, and the underlying breach did not arise from a representation or warranty made with actual knowledge that it contained an untrue statement of fact or from a covenant which was knowingly breached, then in such events, Sellers and the Company shall have the right either (i) to terminate this Agreement, but, upon such termination, no break-up fees will be owed by any party; or (ii) to proceed to Closing with any such breach handled pursuant to the indemnification provisions set forth in Section 9.3. Conversely, in the event this condition to closing has not been met by Buyer and DTS before the Closing Date, and the underlying breach did arise from a representation or warranty made with actual knowledge that it contained an untrue statement of fact or from a covenant which was knowingly breached, then in such events, Sellers and the Company shall have the right to terminate this Agreement, and, upon termination, Buyer and DTS shall be jointly and severally liable to Sellers and the Company for a break-up fee of Two Hundred Fifty Thousand Dollars ($250,000).

          (b) Litigation. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding (by Persons other than Sellers for the Company) by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or any of the Other Agreements or seeking monetary or other relief by reason of the consummation of any of such transactions. In the event that this condition to closing has not been met before the Closing Date, Sellers and the Company shall have the right to terminate this Agreement, but upon such termination no break-up fees will be owed by any party.

          (c) Closing Certificate. Buyer and DTS shall have delivered a certificate, dated the Closing Date, in such detail as Sellers and the Company shall reasonably request, certifying to the fulfillment of the conditions set forth in subparagraph (a) of this Section 8.2. Such certificate shall constitute a representation and warranty of Buyer and DTS with regard to the matters therein for purposes of this Agreement. Seller shall have received the other documents referred to in Section 8.4. All agreements, certificates, opinions and other documents delivered by Buyer or DTS to the Company and Sellers hereunder shall be, unless specified herein by exhibit, in form and substance satisfactory to counsel for Sellers, in the exercise of such counsel's reasonable professional judgment. In the event this condition to closing has not been met by Buyer and DTS before the Closing Date, the Company and the Sellers shall have the right to terminate this Agreement and, upon termination, Buyer and DTS shall be jointly and severally liable to Sellers and the Company for a break-up fee of Two Hundred Fifty Thousand Dollars ($250,000).

          (d) Closing Documents. Sellers and the Company shall also have received the other documents referred to in Section 8.4. All agreements, certificates, opinions and other documents delivered by Buyer to Sellers hereunder shall be in form and substance satisfactory to counsel for Sellers, in the exercise of such counsel's reasonable professional judgment. In the event this condition to closing has not been met by Buyer and DTS before the Closing Date, the Sellers and the Company shall have the right to terminate this Agreement and, upon termination, Buyers and DTS shall be jointly and severally liable to Sellers and the Company for a break-up fee of Two Hundred Fifty Thousand Dollars ($250,000).

          (e) Buyer and DTS Approval. The Board of Directors and shareholders of Buyer and DTS shall have approved the consummation of the Merger and the other transactions contemplated by this Agreement and the Other Agreements in accordance with applicable Law. In the event this condition to closing has not been met by Buyer and DTS before the Closing Date, the Sellers and the Company shall have the right to terminate this Agreement and, upon termination, Buyer and DTS shall be jointly and severally liable to Sellers and the Company for a break-up fee of Two Hundred Fifty Thousand Dollars ($250,000).

          (f) No Material Adverse Change. Between the date hereof and the Effective Time, there shall have been no material adverse change, regardless of insurance coverage therefor, in DTS' business, or any of the assets, results of operations, Liabilities, or condition, financial or otherwise, of DTS. In the event this condition to closing has not been met before the Closing Date, the Sellers and the Company shall have the right to terminate this Agreement, but upon such termination no break-up fees will be owed by any party.

          (g) DTS Consents. DTS and Buyer shall have received on or before March 10, 2000, from Wi-LAN, Inc. ("Wi-LAN") and delivered to Sellers the following: (i) its duly authorized, written consent and approval to the transactions contemplated by this Agreement and the Other Agreements; (ii) its duly authorized, written waiver of its rights pursuant to Section 2.16 of that certain 10.0% Subordinated Debenture (together, with any other debentures, the "Debentures") from DTS to Wi-LAN, Inc., due January 7, 2003 in the Principal Amount $400,000, to declare default by reason of the foregoing; and (iii) its duly authorized, written agreement, as a shareholder of DTS, to vote unconditionally in favor of the transactions contemplated by this Agreement and the Other Agreements. In the event this condition to closing has not been met before the date set forth immediately above, the Agreement shall terminate and no break-up fee will be owed by any party.

          (h) Board Position. DTS and Buyer shall have received a commitment from Wi-LAN that if at any time Wi-LAN's ownership of the common stock of DTS falls below fifty percent of all shares outstanding on a fully diluted basis, Wi-LAN shall relinquish its controlling position on the DTS Board of Directors.

          (i) HSR Filings. The parties hereto shall have made all required filings under the HSR Act and the waiting period thereunder shall have expired or been terminated.

          (j) Comfort Letter. DTS and Buyer shall have obtained and delivered to Sellers a written opinion from a reputable investment banker or other financier, who DTS or Buyer intends to use at the time in conjunction with this transaction, that, subject to certain reasonable assumptions, said person is highly confident or its substantial equivalent that DTS or Buyer can raise no less than $10,000,000 by open market sale or private placement of DTS shares by the Resolution Date. In the event this condition to closing has not been met by Buyer and DTS before the Closing Date, the Sellers and the Company shall have the right to terminate this Agreement and, upon termination, Buyer and DTS shall be jointly and severally liable to Sellers and the Company for a break-up fee of Two Hundred Fifty Thousand Dollars ($250,000).

          (k) Exclusive Remedy. Immediately upon payment by a party of the break-up fee of Two Hundred Fifty Thousand Dollars ($250,000) pursuant to this Section 8.2 which is intended to cover costs and expenses incurred in connection with the transactions contemplated herein, this Agreement will be null and void, and the parties shall have no further rights or obligations hereunder, except for any right or obligation under this Agreement which by its own terms survives any termination of this Agreement. The parties hereto acknowledge that it is difficult or impossible to estimate accurately the damages that might be suffered upon default, and that the break-up fee is the parties' best estimate of such damages. The break-up fee is intended not as a penalty but as full liquidated damages pursuant to Official Code of Ga. Ann. Section 13-6-7. Any break-up fee shall be paid within thirty (30) days after notice of termination. Acceptance of the break-up fee shall be deemed a release and waiver of any and all claims by Sellers and the Company against Buyer and DTS.

     8.3 Deliveries at the Closing by Sellers. Sellers and the Company shall deliver or cause to be delivered to Buyer at the Closing:

          (a) Certificates representing the Company Shares duly endorsed in negotiable form or accompanied by stock powers duly executed by the record holders thereof, in blank.

          (b) Certificate of the appropriate public official to the effect that the Company is a validly existing corporation in good standing in its state of incorporation as of a date not more than ten (10) days prior to the Effective Time.

          (c) Incumbency and specimen signature certificate dated the Closing Date, signed by the officers of the Company and certified by its Secretary.

          (d) True and correct copies of (i) the Governing Documents (other than the bylaws) of the Company as of a date not more than ten (10) days prior to the Effective Time, certified by the Secretary of State of the state of incorporation of the Company and (ii) the bylaws of the Company as of the Effective Time, certified by its Secretary.

          (e) Certificate of the Secretary of the Company (i) setting forth all resolutions of the Board of Directors and stockholders of the Company, authorizing the execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby, and
     (ii) to the effect that the Governing Documents of the Company, delivered pursuant to Section 8.3(e) were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Effective Time.

          (f) General releases executed by all officers and directors of the Company and by each Seller releasing all Liability of the Company to them and any claim that they or any of them may have against the Company (exclusive of pension obligations) and except for rights of contribution and indemnification from claims by third parties.

          (g) The minute books, stock ledgers and corporate seal of the Company.

          (h) The opinion of Schweber, Izenson & Anderson, LLP, legal counsel to Sellers and the Company, in substantially the form of Exhibit F.

          (i) Resignations of the officers and directors of the Company effective at the Effective Time, other than Lance Weller who shall be appointed President of the Buyer on the same date.

          (j) Seller Letters, duly executed and delivered by each of the Sellers.

          (k) Nevada Articles of Merger.

          (l) Accredited Investor Certificate, duly executed and delivered by each Seller or a letter from an Investment Advisor as described in Section 8.6.

          (m) Employment Agreement for Lance Weller, executed by Lance Weller and in the form of Exhibit G.

          (n) Protostar Option Agreement executed by Protostar Wireless Solutions, LLC and providing for an option of 10%, with the term of the option being one year from the Closing Date, and upon such other terms as are agreed to by the parties.

          (o) Such other agreements and documents as counsel for Buyer may request, in the exercise of such counsel's reasonable professional judgment, and that are customary in this type of transaction.

     8.4 Deliveries at the Closing by Buyer and DTS. Buyer and DTS shall deliver or cause to be delivered to Sellers at the Closing:

          (a) The Merger Consideration.

          (b) Certificates of the appropriate public officials to the effect that each of Buyer and DTS is a validly existing corporation in its jurisdiction of incorporation as of a date not more than ten (10) days prior to the Effective Time.

          (c) Certificate of the Secretary or Assistant Secretary of Buyer (A) setting forth all resolutions of the Board of Directors and shareholders of the Company authorizing the execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby, certified by the Secretary of the Company.

          (d) Subject to Section 9.8, the delivery to the Sellers, pro rata, of the DTS Shares.

          (e) Nevada Articles of Merger.

          (f) Employment Agreement for Lance Weller, executed by DTS and in the form of Exhibit G.

          (g) Protostar Option Agreement, executed by DTS and providing for an option of 10%, with the term of the option being one year from the Closing Date, and upon such terms as are agreed to by the parties.

          (h) Such other agreements and documents as Sellers may reasonably request.

     8.5 Termination.

          (a) Termination. This Agreement may be terminated at any time prior to the Effective Time by: (i) mutual consent of Buyer, DTS, Sellers and the Company; (ii) Buyer, if any of the conditions specified in Section 8.1 hereof shall not have been fulfilled by the Closing Date, and shall not have been waived by Buyer; (iii) Sellers, if any of the conditions specified in Section 8.2 hereof shall not have been fulfilled by the Closing Date, and shall not have been waived by Sellers.

          (b) Casualty Damage. Notwithstanding anything else herein to the contrary, if prior to the Effective Time the Business (or any portion thereof) is damaged by fire or any other cause, for which the reasonable estimate of repair is more than One Million Dollars ($1,000,000) after netting out applicable insurance payments, Buyer at its option, which may be exercised by written notice given to Sellers within thirty (30) business days after Buyer's receipt of notice of such loss, may declare this Agreement null and void, or Buyer may close subject to reduction of the Purchase Price by the amount of any applicable insurance deductible which shall be paid by DTS, Buyer or the Surviving Corporation and assignment to DTS, Buyer or the Surviving Corporation of the proceeds from any insurance carried by Sellers or the Company covering such loss. If prior to the Effective Time the Business is damaged by fire or any other cause, for which the reasonable estimate of the repair is less than One Million Dollars ($1,000,000) after netting out applicable insurance payments, such event shall not excuse Buyer from its obligations under this Agreement, but the Purchase Price shall be reduced by the amount of such loss plus the amount of the applicable insurance deductible paid by DTS minus the amount of the proceeds from any insurance carried by Sellers or the Company, with assignment to DTS, Buyer or the Surviving Corporation of the such proceeds.

     8.6 Investment Advisor. In the event that Sellers are not "accredited investors" or "qualified investors" pursuant to the Securities Act, (a) Sellers, or any one or more of them, may select and retain an investment advisor or representative of their choosing to assist them at such Sellers' sole cost and expense or (b) Sellers may select an investment advisor or representative provided by Buyer, with the fees and costs associated with the employment of such investment advisor paid by Sellers.

     8.7 Amendment of Schedules. The Sellers may, from time to time on or prior to the Closing, by notice in accordance with the terms of this Agreement, supplement, amend or create any Schedule to reflect the status of the Company as of such time. No such supplemental, amended or additional Schedule shall be evidence, in and of itself, that the representations and warranties in the corresponding section of this Agreement are no longer true and correct in all material respects. It is specifically agreed that such Schedules may be amended to add a material, as well as immaterial, item thereto. No such supplemental, amended or additional schedule shall be deemed to cure any inaccuracy or breach of any representation or warranty for purposes of Section 9.2, provided, however, that any supplemental, amended or additional schedule related solely to Sections 4.4, 4.6, 4.7, 4.12 and 4.13 which is not material and which is made for the purpose of updating such schedules for changes in the ordinary course of business and updating shall not be deemed to create any inaccuracy or breach of such representation or warranty for purposes of Sections 8.1(a) and 9.2. If, however, the changes reflected on such supplemental, amended or additional Schedules are material, Buyer shall have the right within 10 days of receipt of such Schedule to terminate this Agreement. If Buyer chooses not to terminate this Agreement and the Closing occurs, any such supplement, amendment or addition will be effective to cure and correct for all other purposes any breach of any representation, warranty or covenant which would have existed if the Seller had not made such supplement, amendment or addition, and all references to any Schedule hereto which is supplemented or amended as provided in this
Section 8.7 shall for all purposes after the Closing be deemed to be a reference to such Schedule as so supplemented or amended. In the event the Seller delivers to the Purchaser any supplemental, amended or additional Schedule, the Purchaser shall have the right to delay the Closing until a date that is not more than 5 business days after the date the Purchaser receives such supplemental, amended or additional Schedules; provided, that if such 5 business day period would extend the Closing Date beyond the date after which this Agreement may be terminated by the Purchaser or the Seller pursuant to Section 8.5, the date in
Section 8.5 shall be deemed to be the business day following the expiration of such 5 business day period provided in this Section 8.7.

                                   ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     9.1 Survival of Representations. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Effective Time, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under, and subject to the limitations set forth in, this Article IX. The representations and warranties set forth in Articles V and VI are cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein. After the Effective Time, the Surviving Corporation shall have no liability to Sellers for any breach of any representation or warranty made by Sellers or the Company to Buyer in this Agreement, in any certificate or document furnished pursuant hereto by Sellers or the Company or any Other Agreement to which Sellers or the Company, or any of them, is or is to become a party.

     9.2 Indemnification by Sellers. Notwithstanding any term in this Agreement to the contrary, in the event of Closing, Sellers shall indemnify, defend, save and hold harmless Buyer and DTS and the officers, directors, employees, agents and Affiliates of both (including, after the Effective Time, the Surviving Corporation; collectively, "BUYER INDEMNITEES") from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not the underlying demands, claims, allegations, etc., of third parties are meritorious; collectively, "BUYER DAMAGES") asserted against, imposed upon, resulting to, required to be paid or incurred by, any Buyer Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for

          (a) a breach of any representation or warranty made by Sellers or the Company in this Agreement, in any certificate or document furnished by Sellers or the Company pursuant hereto or pursuant to any Other Agreement to which Sellers or the Company, or any of them, is or is to become a party,

          (b) a breach or nonfulfillment of any covenant or agreement made by Sellers or the Company in or pursuant to this Agreement or in any Other Agreement to which Sellers or the Company, or any of them, is or is to become a party,

          (c) claims arising from that certain letter of intent between the Company and Flagship Partners, Inc. disclosed on Schedule 4.24, and

          (d) claims in excess of $160,000 due under that certain agreement between the Company and Breckenridge Group, Inc. disclosed on Schedule 4.24.

     9.3 Indemnification by Buyer and DTS. Notwithstanding any term in this Agreement to the contrary, in the event of Closing, Buyer and DTS shall indemnify, defend, save and hold harmless Sellers and their agents, representatives, successors and permitted assigns (collectively, "SELLER INDEMNITEES") from and against any and all allegations, assertions, demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not the underlying demands, claims, allegations, etc., of third parties are meritorious; collectively, "SELLER DAMAGES") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Seller Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, (i) a breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document furnished by Buyer pursuant hereto or pursuant to any Other Agreement to which Buyer is a party and (ii) a breach or nonfulfillment of any covenant or agreement made by Buyer in or pursuant to this Agreement and in any Other Agreement to which Buyer is a party. Buyer and DTS shall be responsible for the indemnification provided for herein jointly and severally.

     9.4 Limitation of Liability. Notwithstanding the foregoing, the indemnification obligations of the parties pursuant to this Article IX shall be subject to all of the following limitations:

          (a) Floor.  No indemnification shall be made under Section 9.2(a),
     Section 9.2(b) (but as to Section 9.2(b), only with respect to breaches of Sections 7.1(b)) or Section 9.3 until Damages in the aggregate reach the sum of One Hundred Thousand Dollars ($100,000), in which event the Indemnifying Party shall indemnify to the full amount of such Damages in excess of such amount, subject to Section 9.4(b) or as otherwise provided for hereinbelow.

          (b) Ceiling.  The aggregate indemnification made under Section 9.2(a),
     Section 9.2(b) (but only with respect to breaches of Section 7.1) or
     Section 9.3 shall not exceed 75% of the Purchase Price received by Seller.

          (c) Time Period. An Indemnifying Party shall be obligated to indemnify an Indemnified Party by virtue of Section 9.2(a), Section 9.2(b) (but only with respect to Section 7.1) or Section 9.3 only for those Damages as to which the Indemnified Party has given the Indemnifying Party written notice thereof within 12 months after the Effective Time; provided, however, that with respect to any claim for Damages sustained by reason of
     (i) fraud, (ii) the breach of any representation or warranty contained in
     Article IV herein if such representation or warranty was made with actual knowledge that it contained an untrue statement of fact, (iii) a breach of any representation or warranty relating to those matters governed by Sections 4.1, 4.2, 4.3, 4.8, 4.11(b), 4.15 (as to title), 4.16 and 4.22,
     (vi) the matters disclosed on Schedule 4.12, Sellers' liability shall be limited only by applicable statutes of limitations.

          (d) Fraud: Intentional Misrepresentation. The limitation set forth in Sections 9.4(a) and (b) shall not apply to Damages arising out of (i) fraud, (ii) the breach of any representation or warranty contained herein or pursuant hereto if such representation or warranty was made with actual knowledge that it contained an untrue statement of a fact, (iii) the breach by the Company or the Sellers of the representations and warranties set out in Sections 4.1, 4.2, 4.3, 4.8, 4.11(b), 4.15 (as to title), 4.16 and 4.22, or (vi) the matters disclosed on Schedule 4.12.

     9.5 Notice of Claims. If any Buyer Indemnitee or Seller Indemnitee (an "INDEMNIFIED PARTY") believes that it has suffered or incurred or will suffer or incur any Damages for which it is entitled to indemnification under this Article IX, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "INDEMNIFYING PARTY") with reasonable promptness and reasonable particularly in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this
Article IX or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

     9.6 Third Party Claims. The Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suite that it agrees in writing is subject to indemnification pursuant to the terms of this Article IX, and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement. The Indemnifying Party shall permit the Indemnified Party to participate in the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party undertakes to conduct and control the conduct and settlement of such action or suit, (i) the Indemnifying Party shall not thereby permit to exist any Encumbrance upon any asset of Indemnified Party; (ii) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; and (iii) the Indemnifying Party shall not consent to any settlement for any amount greater than the total amount that would be available to the Indemnified Party pursuant to a valid claim for indemnification under the terms of this Agreement. To the extent the Indemnifying Party does not agree in writing to conduct or control the conduct and defense of any third party claim, action or suit within a reasonable period of time following receipt of notice thereof or in any event within five (5) days after receipt of such notice and the Indemnified Party defends against or otherwise deals with such proceeding, the Indemnified Party may retain counsel and control, defend against, negotiate, settle or otherwise deal with such proceeding, claim or demand. The costs of the Indemnified Party in undertaking such actions shall be included in the indemnification obligations of the Indemnifying Party.

     9.7 Escrow. The Escrow Shares shall be held by DTS. The Escrow Shares shall be maintained by DTS in trust for a period beginning at the Effective Time and ending three months from the Effective Time as an escrow (the "ESCROW") available to satisfy the indemnification rights of the Buyer Indemnitees set forth in Section 8.2.

     9.8 Payment. Without limiting the obligations of Sellers hereunder, all indemnification payments under this Article IX shall be made first by distributions from Escrow as provided herein, and any indemnification payments under this Article IX not covered by the Escrow shall be made promptly in cash.

     9.9 Appointment of Representative. Lance Weller has been appointed by the Company and Sellers as their representative (the "REPRESENTATIVE") under this Agreement and the escrow agreement, and in such capacity, the Representative shall have the authority to take all actions and make the decisions required to be made by the Company or the Sellers hereunder and pursuant to the provisions of the escrow agreement.

     9.10 No Circular Recovery. Sellers shall not make any claim for indemnification against the Surviving Corporation or any of its Affiliates by reason of the fact that Sellers were controlling persons, directors, officers, employees, agents or other representatives of the Company with respect to any claim brought by Buyer or DTS against Sellers relating to this Agreement.

     9.11 Liability for Indemnification. Notwithstanding any term in this Article to the contrary, Lance Weller shall be solely responsible, to the full amount of all Damages, for all indemnification obligations of the Sellers with the exception of indemnification obligations relating to Margaret Weller's representations and warranties pursuant to Article V.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Costs and Expenses. Buyer, DTS and Sellers shall each pay their respective expenses, brokers' fees and commissions, and the parties hereby agree that the expenses of the Company incurred in connection with this Agreement and the transactions contemplated hereby prior to the Effective Time, including all accounting, legal and appraisal fees and settlement charges, shall be paid by the Company up to a maximum amount of $275,000; provided, however, that regular audit expenses in the ordinary course consistent with past practice shall be paid by the Company without regard to the foregoing maximum amount.

     10.2 Further Assurances. Sellers shall, at any time and from time to time at and after the Effective Time, upon request by Buyer and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming the assets of the Company.

     10.3 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid; (ii) upon delivery, if sent by hand delivery; (iii) upon delivery, if sent by prepaid courier, with a record of receipt; or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

        (a) if to Buyer or DTS (or after the Effective Time, the Surviving Corporation), to:
            Digital Transmission Systems, Inc.
            3000 Northwoods Parkway
            Building 330
            Norcross, Georgia 30071
            Attention: President
            Telecopy: (770) 798-1325

            with a required copy to
            Sutherland Asbill & Brennan
            999 Peachtree Street
            Atlanta, Georgia 30309
            Attention: Mark D. Wasserman
            Telecopy: (404) 853-8806

        (b) if to Sellers, to:
            Telcor Communications, Inc.
            Attention: Lance Weller
            Attention: Margaret Weller
            3400 Rivergreen Court
            Duluth, Georgia 30096
            Telecopy: (770) 622-2038
            with a required copy to:
            Schweber, Izenson & Anderson, LLP
            Suite 275 Lenox Plaza
            3384 Peachtree Road, N.E.
            Atlanta, Georgia 30326-1106
            Attention: Mark Izenson
            Telecopy: (404) 812-5801

     Notices to the Company shall be addressed in care of Sellers before the Effective Time and in care of Buyer after the Effective Time. Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

     10.4 Currency. All currency references herein are to United States dollars.

     10.5 Offset; Assignment; Governing Law. Buyer and DTS shall be entitled to offset against or recoup from any amounts due to Sellers from Buyer or DTS hereunder or under any Other Agreement any obligations of Sellers to Buyer or DTS hereunder or under any Other Agreement. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Buyer or DTS may make assignments to any Affiliate provided that Buyer or DTS, as applicable, remains liable hereunder. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its conflict of law doctrines.

     10.6 Mediation. Except as otherwise provided in Section 7.3(a), if a dispute arises out of or relates to this Merger Agreement or any claimed breach thereof, the parties agree to first attempt to resolve their dispute through mediation by submitting their dispute to a mutually agreed upon mediator. If the parties cannot agree upon selection of a mediator, the mediation shall be administered by the American Arbitration Association ("AAA") under its Commercial Mediation Rules. Unless the parties mutually agree otherwise, the situs of the mediation shall be Atlanta, Georgia. Each party shall bear its own expenses and an equal share of the expenses of the mediation. The parties, their representatives, other participants, and the mediator shall hold the existence, content and result of the mediation in confidence.

     10.7 Binding Arbitration. Except as otherwise provided in Section 7.3(a), if any dispute between the parties cannot be resolved by mediation, the parties agree that such dispute shall be resolved by arbitration before a mutually agreed upon arbitrator or arbitration panel. Such matter shall be submitted to arbitration within thirty (30) days from the date that either Sellers or Buyer declares that any matter in dispute cannot be amicably resolved. The decision of the arbitrator or arbitrators shall be final and binding on the parties. If the parties cannot agree upon selection of an arbitrator or arbitrators, the arbitration shall be administered by the AAA under its Commercial Arbitration Rules. The situs of the arbitration shall be Atlanta, Georgia. Judgment on the arbitration award may be entered in any court of competent jurisdiction and shall be paid within thirty (30) days. Each party shall bear its own expenses and an equal share of the expenses of the arbitration. The parties, their representatives, other participants, and the arbitrator shall hold the existence, content and result of the arbitration in confidence.

     10.8 Amendment and Waiver; Cumulative Effect. To be effective, any amendment or waiver under this Agreement must be in writing and signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that such parties otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

     10.9 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Schedules and Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matters hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of Sections 9.2 and 9.3 relating to Buyer Indemnitees and Seller Indemnitees.

     10.10 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.

     10.12 Effect of Non-Payment. Time is of the essence with respect to payment of the Merger Consideration required under this Agreement. If the Merger Consideration is not paid in a timely fashion by Buyer or DTS pursuant to the terms of this Agreement, then all post-termination obligations of Sellers under this Merger Agreement, including without limitation all covenants not to compete, shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          SELLERS:

                                          /s/
                                          --------------------------------------
                                          Lance Weller

                                          /s/
                                          --------------------------------------
                                          Margaret Weller

                                          DTS:

                                          DIGITAL TRANSMISSION SYSTEMS, INC.

                                          By: /s/
                                            ------------------------------------
                                            Name: Andres C. Salazar
                                            Title: CEO

                                          BUYER:

                                          ICT ACQUISITION CORP.

                                          By: /s/
                                            ------------------------------------
                                            Name: Andres C. Salazar
                                            Title: CEO

                                          THE COMPANY:

                                          TELCOR COMMUNICATIONS, INC.

                                          By: /s/
                                            ------------------------------------
                                            Name: Lance Weller
                                            Title: President

                                  SCHEDULE 3.2

The Merger Consideration shall be $25 million payable as follows:

I. At Closing:

     $2.5 million in immediately available funds payable by wire transfer plus 338,983 shares of DTS Common Stock. For purposes of Section 9.7, the term "Escrow Shares" shall refer strictly to the 338,983 shares of DTS Common Stock referenced in the prior sentence.

II. 3 months following the Closing Date:

     $20 million in DTS Common Stock or such amounts of cash described below plus the Additional Merger Consideration, if any, earned pursuant to Schedule
3.4 as explained below:

     DTS shall establish an escrow account (the "Resolution Escrow") with SunTrust Bank in Atlanta.

     Between the Closing the Date and the Resolution Date (3 months from the Closing Date) DTS will use all commercially reasonable efforts to engage in an equity offering designed to raise $20 million actual cash to be contributed to the Resolution Escrow. However, upon completion of the open market sale or private placement described in Section 8.2 of the Merger Agreement, at least $10 million of actual cash from the proceeds of said private placement shall be contributed to the Resolution Escrow as an initial portion of said $20 million escrow obligation.

     Promptly following the Resolution Date, but in no event later than 5 days thereafter, Sellers shall receive all of the cash in the Resolution Escrow. If that cash amount is less than $20 million, Sellers shall receive from DTS shares of DTS common stock in an amount valued at 125% of the difference between $20 million and the cash amount received from the Resolution Escrow. The price per share of DTS stock used for this calculation shall be the Average Share Price (defined in Schedule 3.4); however, the aggregate number of shares issued to the Sellers under sections I and II of this Schedule 3.2 shall in no event exceed 60% of the fully diluted stock of DTS outstanding at the Resolution Date (computed after the issuance to Sellers).

     All Resolution Escrow cash, if applicable, in excess of $20 million that is not distributed as provided above or used to pay Additional Merger Consideration as provided in Schedule 3.4, shall be returned to the DTS treasury.

     Prior to the issuance of any additional shares, DTS shall grant Wi-LAN a right of first refusal to purchase such shares at the Average Share Price with the proceeds to be used to satisfy the DTS obligation to the Sellers.

     If at any time Wi LAN's ownership of DTS Common Stock falls below 50% of all shares outstanding on a fully diluted basis, Wi Lan shall relinquish its controlling position on the DTS Board.

     All DTS stock issued to Sellers hereunder shall carry demand registration rights and piggyback registration rights pursuant to the terms of a Registration Rights Agreement to be entered into by and between DTS and Sellers.

                                  SCHEDULE 3.4

                        ADDITIONAL MERGER CONSIDERATION

Seller shall receive Additional Merger Consideration up to a maximum of $6 million, as set forth below:

       The Additional Merger Consideration to be received by the Sellers, if any, shall equal the Potential Additional Merger Consideration multiplied by a fraction, the denominator of which is 130 and the numerator of which equals the number of points earned by the Sellers as of the Resolution Date as set forth on the attached Exhibit X. The Potential Additional Merger Consideration shall be equal to the amount, if any, by which the Resolution Date Value of the DTS shares held in the Escrow is greater than the Closing Date Value of the DTS Shares held in the Escrow, up to a maximum of $6 million.*

---------------

* Closing Date Value equals the number of shares in the Escrow multiplied by
 7.375 (closing market price on February 23, 2000). Resolution Date Value equals the number of shares in the Escrow multiplied by the "Average Share Price" which is defined as the average of the closing price for the DTS Shares as reported on the OTC (or NASDAQ if applicable), weighted by trading volume for each of the ten (10) consecutive trading days ending on the 5th day preceding the Resolution Date (3 months from the Closing Date).

                                   EXHIBIT X

                              POINTS TO BE EARNED

                                                    REQUIRED                                 PTS EARNED
                                                     MINIMUM     PTS EARNED      MAXIMUM        FOR
REQUIRED ACTION OR RESULT                            ACTION      FOR MINIMUM     ACTION       MAXIMUM
-------------------------                          -----------   -----------   -----------   ----------
Current Ratio as of                                       1.20       12               1.35       15
5/31/00
Debt to Equity Ratio as of                                 2.3       16                2.2       20
5/31/00(1)
Total Current Debt as of                           $16,500,000       20        $15,000,000       25
5/31/00(1)
Trade A/P (non-managed) over 90 days as of         $   500,000       20        $   250,000       25
5/31/00
Successful JD Edwards implementation as of          90% online        8        100% online       10
5/31/00
Net Sales: Jan-May 2000 (ytd)                      $16,960,000       16        $21,200,000       20
Reduction of Gross Inventory since 1/31/00 and as  $ 1,600,000       12        $ 2,000,000       15
of 5/31/00(2)


---------------

(1) Not to include any additional, subordinated debt specifically incurred to manage the Hong Kong liability.
(2) Without regard to receipt of Hong Kong Inventory.

     For results between the Required Minimum Action and the Maximum Action, the Points earned by the Sellers will be computed on a pro rata basis. For example, if total current debt is reduced to $15,750,000, Sellers would receive 22.5 points.

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

     The undersigned hereby agree to amend that certain Agreement and Plan of Merger (the "Agreement") dated as of the 29th day of February, 2000, by and among DIGITAL TRANSMISSION SYSTEMS, INC., a Delaware Corporation ("DTS"), through its wholly-owned subsidiary, ICT ACQUISITION CORP., a Nevada corporation ("Buyer"), TELCOR COMMUNICATIONS, INC., a Nevada corporation (the "Company") and Lance Weller and Margaret Weller, as follows:

     Schedule 3.2 to the Agreement shall be deleted in its entirety and replaced by the amended Schedule 3.2 attached as Exhibit A to this amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this amendment as of March 31, 2000.

                                          SELLERS:

                                          /s/
                                          --------------------------------------
                                          Lance Weller

                                          /s/
                                          --------------------------------------
                                          Margaret Weller

                                          DTS:

                                          DIGITAL TRANSMISSION SYSTEMS, INC.

                                          By: /s/
                                            ------------------------------------
                                            Name: Andres C. Salazal
                                            Title: CEO

                                          BUYER:

                                          ICT ACQUISITION CORP.

                                          By: /s/
                                            ------------------------------------
                                            Name: Andres C. Salazal
                                            Title: CEO

     Prior to the issuance of any additional shares, DTS shall grant Wi-LAN a right of first refusal to purchase such shares at the Average Share Price with the proceeds to be used to satisfy the DTS obligation to the Sellers.

     If at any time Wi-LAN's ownership of DTS Common Stock falls below 50% of all shares outstanding on a fully diluted basis, Wi-LAN shall relinquish its controlling position on the DTS Board.

     All DTS stock issued to Sellers hereunder shall carry demand registration rights and piggyback registration rights pursuant to the terms of a Registration Rights Agreement to be entered into by and between DTS and Sellers.

                                AMENDMENT NO. 2

     Digital Transmission Systems, Inc. ("DTS"), ICT Acquisition Corp. ("ICT"), Telcor Communications, Inc., Lance Weller and Margaret Weller (collectively the "Sellers") have entered into that certain Agreement and Plan of Merger dated as of February 29, 2000, as amended by Amendment No. 1 dated March 31, 2000, (the "Agreement") by which Telcor Communications, Inc., was merged with and into ICT. On May 17, 2000, ICT amended its Articles of Incorporation in Nevada in order to change its legal name to Telcor Communication, Inc ("Telcor"). The parties have agreed to amend the terms of the Agreement as set forth herein (the "Second Amendment"). In consideration of the representations, warranties, covenants and agreements contained in the Agreement and this Second Amendment, DTS, Telcor and the Sellers, each intending to be legally bound, hereby agree as set forth below:

     1. Section 3.9  The Agreement is hereby amended by adding the following:

          3.9 Payment of Merger Consideration. Notwithstanding anything else herein to the contrary, DTS and Telcor, jointly and severally, shall pay the Merger Consideration provided in Schedule 3.2(II) and the Additional Merger consideration provided in Schedule 3.4 in accordance with the terms of that certain Purchase and Assignment Agreement between the Sellers and Wi-Lan, Inc. dated of even date herewith, such that 30.5% of such Merger Consideration and 30.5% of such Additional Merger Consideration shall be paid to Wi-Lan and 69.5% of such amounts shall be paid to the Sellers. This payment mechanism shall also apply to any cash distributed from the Resolution Escrow. As a result of such payments the DTS stock ownership of the Sellers shall not exceed 40.2% of the fully-diluted stock of DTS outstanding at the Resolution Date.

     2. Payment and Continued Best Efforts. Schedule 3.2(II) shall hereby be amended so that the obligations of DTS to use all commercially reasonable best efforts to engage in an equity offering, as recited therein, shall extend to the Resolution Date. Upon closing of the afore-described Purchase and Assignment Agreement, DTS and Telcor shall pay the Sellers the amount of $500,000, to be applied against the Merger Consideration remaining to be paid to the Sellers pursuant to Schedule 3.2(II) of the Agreement and this Amendment No. 2.

     3. DTS and Telcor Representations and Warranties. Each of DTS and Telcor represent and warrant to the Sellers as follows:

          a. Each of DTS and Telcor has the power and authority to enter into this Second Amendment and perform its obligations hereunder and thereunder.

          b. This Second Amendment has been duly executed and delivered by and constitutes the legal, valid and binding obligation of each of DTS and Telcor, enforceable against in accordance with its terms. All actions contemplated by this Second Amendment have been duly and validly authorized by all necessary proceedings by each of Telcor and DTS. All material conditions precedent to the consummation of the transactions contemplated by the Agreement have been satisfied or waived by that party for whom the conditions existed and the transaction of merger contemplated thereby has been completed subject only to the payment of the Merger Consideration, as defined in the Agreement, which as of the date hereof remains unpaid to the Sellers, being those amounts described in paragraph II of Schedule 3.2 and
     Schedule 3.4 of the Agreement.

          c. Neither the execution and delivery of this Second Amendment, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof by DTS or Telcor or either of them, will: (i) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other person the right to cause such termination of or loss under the Agreement or any other contract agreement or instrument to which DTS or Telcor is a party or by which any of its assets may be bound or affected;
     (ii) violate any applicable laws or violate any judgment or order of any governmental authority to which either of DTS or Telcor may be bound or affected; or (iii) result in the creation or imposition of any liability, debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, adverse claim, easement, lien, assessment, restrictive covenant, encroachment, burden or charge of any kind or nature whatsoever or any items similar or related to the foregoing (collectively, "ENCUMBRANCE") upon the remaining merger consideration or the Agreement or give to any other person any interest or right therein.

          d. Except for the Consent, Acknowledgment and Novation Agreement to be executed by DTS and Telcor and the Sellers, and except for the consent of PNC Bank, which Telcor shall use its reasonable best efforts to obtain in advance of closing, no consent, approval, or authorization of, or registration or filing with, any natural person, corporation, association, partnership, limited liability company, trust, joint venture, unincorporated organization, business, any other legal entity or a Governmental Body (as herein defined) is required in connection with the execution or delivery by DTS or Telcor or either of them, of this Second Amendment.

          e. The Agreement is in full force and effect and except for Amendment No. 1 and this Second Amendment, the Merger Agreement has in no way been modified, amended or altered.

          f. The obligations of DTS and Telcor in respect of the Remaining Merger Consideration have not been extinguished, compromised or settled in whole or in part and the entire Remaining Merger Consideration (less the payment, once made, as described in Paragraph 2 above) remains outstanding and is payable to the Sellers in accordance with the terms of the Agreement. The obligation of DTS to pay the remaining merger consideration is not subject to any defense, counterclaim or set-off, whether at law or in equity.

          g. Except for the threatened claim of David Straden against the Sellers and Telcor to which the Sellers owe indemnification pursuant to
     Section 9.2(c) of the Merger Agreement, no action, suit, investigation, claim or proceeding of any nature or kind whatsoever whether civil, criminal or administrative, by or before any court, government (federal, state, provincial, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality ("GOVERNMENTAL BODY") or arbitrator is pending or, to the knowledge of DTS or Telcor, threatened against or affecting DTS or Telcor in connection with the remaining merger consideration or the Agreement or any of the transactions contemplated by this Second Amendment. There is presently no outstanding judgement, decree or order of any Governmental Body against or affecting DTS or Telcor in connection with the remaining merger consideration or the Agreement or any other transactions contemplated by this Second Amendment.

     4. Sellers Representations and Warranties. Each of the Sellers represent and warrant to DTS and Telcor as follows:

          a. Each of the Sellers has the power and authority to enter into this Second Amendment and perform its obligations hereunder and thereunder.

          b. This agreement has been duly executed and delivered by and constitutes the legal, valid and binding obligation of each of the Sellers, enforceable against them in accordance with its terms.

          c. Neither the execution and delivery of this Second Amendment, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof by the Sellers or either of them, will: (i) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other person the right to cause such termination of or loss under the Agreement or any contract, agreement or instrument to which either of the Sellers is a party or by which any of their assets may be bound or affected; (ii) violate any applicable laws or violate any judgment or order of any governmental authority to which either of the Sellers may be bound or affected.

          d. Except for the Consent, Acknowledgment and Novation Agreement to be executed by DTS and Telcor and the Sellers, no consent, approval, or authorization of, or registration or filing with, any natural person, corporation, association, partnership, limited liability company, trust, joint venture, unincorporated organization, business, any other legal entity or a Governmental Body (as herein defined) is required in connection with the execution or delivery by the Sellers or either of them, of this Second Amendment.

          e. The Agreement is in full force and effect and except for Amendment No. 1 and this Second Amendment, the Merger Agreement has in no way been materially modified, amended or altered.

     5. Notices. All notices and other communications given or made pursuant to this Second Amendment shall be in writing and shall be deemed to have been duly given or made the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid; upon delivery, if sent by hand delivery; upon delivery, if sent by prepaid courier, with a record of receipt; or the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the addresses set forth in the Agreement.

     Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the Agreement.

     6. Assignment: Governing Law. This Second Amendment and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Second Amendment and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of law doctrines.

     7. Amendment and Waiver. To be effective, any amendment or waiver under this Second Amendment must be in writing and signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Second Amendment or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance.

     8. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument.

     9. Defined Terms. Any terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 effective as of the 7th day of June, 2000.

                                          DIGITAL TRANSMISSION SYSTEMS, INC.

                                          By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                          TELCOR COMMUNICATIONS, INC.

                                          By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                          /s/
                                          --------------------------------------
                                          Lance Weller

                                          /s/
                                          --------------------------------------
                                          Margaret Weller

                        CONSENT, ASSIGNMENT AND NOVATION

     This Consent, Assignment and Novation Agreement dated June 16, 2000 is made between Wi-LAN Inc. ("Wi-LAN"), Lance Weller and Margaret Weller (collectively, the "Sellers"), Digital Transmission Systems, Inc. ("DTS"), and Telcor Communications, Inc. ("Telcor").

     WHEREAS:

     A. the Sellers, DTS, ICT Acquisition Corp. ("ICT"), and Telcor were parties to the Merger Agreement, whereby Telcor was merger into ICT so that ICT was the surviving entity;

     B. ICT, by amending its Articles of Incorporation on May 17, 2000, in the State of Nevada, changed its legal name to Telcor Communications, Inc.;

     C. pursuant to a purchase and assignment agreement (the "Purchase Agreement") dated June 7, 2000 between the Sellers and Wi-LAN, the Sellers agreed to transfer and assign to Wi-LAN, and Wi-LAN agreed to acquire, the Sellers' right, title and interest and to the Remaining Merger Consideration and the Merger Agreement to the extent relating to the Remaining Merger Consideration;

     D. the Sellers desire to assign, transfer and convey unto Wi-LAN the interest of the Sellers in and to the Remaining Merger Consideration and to the Merger Agreement as more fully described below;

     E. DTS and Telcor (collectively, the "Acknowledging Parties") are willing to consent to the assignment, transfer and conveyance and to recognize and accept Wi-LAN as a party to the Merger Agreement to the extent of the interest assigned, transferred and conveyed;

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

     1. All capitalized words and expressions in this agreement, including the recitals hereto, shall have the meanings described thereto in the Purchase Agreement unless otherwise defined in this agreement.

     2. The Sellers hereby assign, transfer, set over and convey unto Wi-LAN, and Wi-LAN hereby accepts such assignment and transfer to it, all of the Sellers' right, title and interest in and to the Remaining Merger Consideration and all of the Sellers' right, title, interest, benefit and advantage to be derived from and under the Merger Agreement to the extent relating to the Remaining Merger Consideration, including, without limitation, the benefit of any and all powers, covenants, terms, agreements and provisions of and contained in the Merger Agreement relating to the Remaining Merger Consideration, to be held from and after the Closing Time for Wi-LAN's use and benefit absolutely with full power and authority of Wi-LAN to use, in its sole discretion, the names of the Sellers, their successors and assigns to enforce the performance and observance of DTS under the Merger Agreement to the extent relating to the Remaining Merger Consideration pursuant to the terms of this agreement and the Purchase Agreement. The Sellers on the one hand and Wi-LAN, on the other hand, agree that their respective undivided interests in the Merger Consideration shall be held as tenants in common.

     3. Each of the Acknowledging Parties hereby acknowledges receipt of a copy of the Purchase Agreement and consents to the transactions contemplated thereby and hereby including, without limitation, the assignment by the Sellers to Wi-LAN of the Remaining Merger Consideration. The Acknowledging Parties do hereby further covenant and agree that Wi-LAN shall be entitled to hold and enforce all of the rights and privileges of the Sellers under the Merger Agreement, insofar as they relate to the Remaining Merger Consideration.

     4. None of the Acknowledging Parties shall in any manner whatsoever modify, alter or amend the Merger Agreement in any manner which adversely affects Wi-LAN's receipt or enforcement of the Remaining Merger Consideration without first obtaining the prior written approval of Wi-LAN.

     5. DTS shall promptly and expeditiously deliver to Wi-LAN true copies of any and all material notices, statements and other writings forwarded to the Sellers pertaining to the Merger Agreement or the Remaining Merger Consideration.

     6. DTS shall make payment in full of the Remaining Merger Consideration to Wi-LAN in accordance with the terms of the Merger Agreement unconditionally and notwithstanding any defense, counterclaim or set-off, whether at law or in equity that DTS may have against the Sellers, or either of them, including, without limitation, as a result of a breach or non-performance by the Sellers or either of them, of any representation, warranty, covenant, indemnity or other term, condition or obligation in the Merger Agreement.

     7. Notwithstanding the assignment of the Remaining Merger Consideration to Wi-LAN, nothing herein or in the Purchase Agreement or the Merger Agreement shall have the effect of making Wi-LAN responsible for the observance or performance of any of the Sellers' covenants, obligations or indemnities under the Merger Agreement whether or not relating to the Remaining Merger Consideration or otherwise and the Sellers shall remain solely responsible to perform, fulfill, liquidate, pay, satisfy and discharge all liabilities, debts, contracts, obligations, indemnities, covenants and undertakings with respect or relating to, arising in connection with, or arising pursuant to the Remaining Merger Consideration and the Merger Agreement, whether in contract or in tort, liquidated or unliquidated, existing as of the date hereof or which arise hereafter (collectively, the "Sellers' Obligations"). The Acknowledging Parties and the Sellers do hereby wholly release and discharge Wi-LAN from the observance and performance of the Sellers' Obligations.

     8. The Sellers and Wi-LAN hereby direct the Acknowledging Parties that all payments or deliveries by the Acknowledging Parties or any of them of cash, property or securities on account of or in respect of the Merger Consideration (other than the $500,000 paid by the Acknowledging Parties to the Seller pursuant to the Amendment No. 2, which shall belong exclusively to the Sellers) shall be paid as to 30.5% to Wi-LAN and as to 69.5% to the Sellers without preference or priority, provided, however, that if and to the extent that an Acknowledging Party becomes entitled to withhold or not pay or deliver to the Sellers all or any of the Merger Consideration (the "Retained Consideration") as the result of any defense, counterclaim, set-off or otherwise, then such Acknowledging Party shall pay all such Retained Consideration to Wi-LAN until the Remaining Merger Consideration shall have been paid and satisfied in full.

     9. In the event that, notwithstanding the provisions of Section 8 hereof, any payment or delivery of cash, property or securities is received by the Sellers or Wi-LAN contrary to the provisions of Section 8 hereof, such payment or delivery received by the Sellers or Wi-LAN, as the case may be, shall be held in trust by it for the benefit of, and shall be paid over and delivered to the other party in accordance with its interests in the Merger Consideration.

     10. This agreement may be executed in as many counterparts as are necessary and, when a counterpart has been executed by each party, all counterparts together shall constitute one agreement. Delivery of counterparts may be affected by facsimile transmission.

     11. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                                          DIGITAL TRANSMISSION SYSTEMS, INC.

                                          Per: /s/
                                            ------------------------------------

                                          TELCOR COMMUNICATIONS INC., successor
                                          by name change to, ICT ACQUISITION
                                          CORP.

                                          Per: /s/
                                            ------------------------------------

                                          Wi-LAN INC.

                                          Per: /s/
                                            ------------------------------------

/s/                                                  /s/
---------------------------------------------------  ---------------------------------------------------
WITNESS                                              LANCE WELLER

/s/                                                  /s/
---------------------------------------------------  ---------------------------------------------------
WITNESS                                              MARGARET WELLER

                                                                       EXHIBIT E

                          TELCOR COMMUNICATIONS, INC.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                  TELCOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                       Consolidated Financial Statements

                           December 31, 1999 and 1998

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Telcor Communications, Inc.:

     We have audited the accompanying consolidated balance sheets of Telcor Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telcor Communications, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG LLP
April 24, 2000

                  TELCOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
                                        ASSETS
Current assets:
  Cash......................................................  $    67,119   $    44,065
  Accounts receivable, net of allowance for doubtful
     accounts of $749,489 and $700,900 in 1999 and 1998,
     respectively...........................................   10,963,009     8,014,765
  Inventories (note 2)......................................   11,870,505    10,567,471
  Prepaid expenses..........................................      229,635        39,900
  Receivables due from officer and employees................       22,423        61,678
  Deposits..................................................    2,215,274     1,000,000
                                                              -----------   -----------
          Total current assets..............................   25,367,965    19,727,879
Property and equipment, net (note 3)........................    4,357,162     2,751,548
Other assets................................................      254,893       119,212
                                                              -----------   -----------
          Total assets......................................  $29,980,020   $22,598,639
                                                              ===========   ===========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Due to bank...............................................  $   922,280   $   345,004
  Note payable to bank (note 4).............................   10,489,141     3,965,000
  Current maturities of long-term debt (note 5).............       14,043       603,253
  Current maturities of obligations under capital leases
     (note 6)...............................................       35,318        61,268
  Accounts payable..........................................   11,877,745     9,310,600
  Accrued expenses..........................................      771,147       569,775
                                                              -----------   -----------
          Total current liabilities.........................   24,109,674    14,854,900
Long-term debt, excluding current maturities (note 5).......       11,295       102,846
Obligations under capital leases, excluding current
  maturities (note 6).......................................       60,425        20,783
                                                              -----------   -----------
          Total liabilities.................................   24,181,394    14,978,529
                                                              -----------   -----------
Stockholders' equity:
  Voting common stock, $1 par value, 25,000 shares
     authorized, 85 and 100 shares issued and outstanding in
     1999 and 1998, respectively............................           85           100
  Non-voting common stock, $1 par value, 5,000 shares
     authorized, 15 and 0 shares issued and outstanding in
     1999 and 1998, respectively............................           15            --
  Additional paid-in capital................................       50,900        50,900
  Retained earnings.........................................    5,747,626     8,068,110
  Note receivable from stockholder..........................           --      (499,000)
                                                              -----------   -----------
          Total stockholders' equity........................    5,798,626     7,620,110
                                                              -----------   -----------
          Total liabilities and stockholders' equity........  $29,980,020   $22,598,639
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                  TELCOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
Net sales...................................................  $61,338,810   $50,104,212
Cost of goods sold..........................................   45,977,465    34,004,280
                                                              -----------   -----------
          Gross profit......................................   15,361,345    16,099,932
Selling, general, and administrative expenses...............   13,107,920    10,157,130
                                                              -----------   -----------
          Operating income..................................    2,253,425     5,942,802
                                                              -----------   -----------
Other income (expense):
  Interest expense..........................................     (729,112)     (311,813)
  Interest income...........................................          301         5,998
  Other.....................................................       18,103        (1,978)
                                                              -----------   -----------
          Total other income (expense)......................     (710,708)     (307,793)
                                                              -----------   -----------
          Income before income taxes........................    1,542,717     5,635,009
Income taxes (note 1(g))....................................           --            --
                                                              -----------   -----------
          Net income........................................  $ 1,542,717   $ 5,635,009
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                  TELCOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                     NOTE
                                  VOTING   NON-VOTING   ADDITIONAL                RECEIVABLE        TOTAL
                                  COMMON     COMMON      PAID-IN      RETAINED       FROM       STOCKHOLDERS'
                                  STOCK      STOCK       CAPITAL      EARNINGS    STOCKHOLDER      EQUITY
                                  ------   ----------   ----------   ----------   -----------   -------------
Balance, December 31, 1997......   $100        --         50,900      6,395,191           --      6,446,191
Net income......................     --        --             --      5,635,009           --      5,635,009
Note receivable from
  stockholders..................     --        --             --             --   (1,200,000)    (1,200,000)
Distribution for reduction in
  note receivable from
  stockholder...................     --        --             --       (701,000)     701,000             --
Cash distributions..............     --        --             --     (3,261,090)          --     (3,261,090)
                                   ----        --         ------     ----------   ----------     ----------
Balance, December 31, 1998......    100        --         50,900      8,068,110     (499,000)     7,620,110
Net income......................     --        --             --      1,542,717           --      1,542,717
Stock split (note 1(f)).........    (15)       15             --             --           --             --
Distributions for reduction in
  note receivable from
  stockholder...................     --        --             --       (499,000)     499,000             --
Cash distributions..............     --        --             --     (3,364,201)          --     (3,364,201)
                                   ----        --         ------     ----------   ----------     ----------
Balance, December 31, 1999......   $ 85        15         50,900      5,747,626           --      5,798,626
                                   ====        ==         ======     ==========   ==========     ==========

          See accompanying notes to consolidated financial statements.

                  TELCOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
Cash flows from operating activities:
  Net income................................................  $ 1,542,717   $ 5,635,009
  Adjustments to reconcile net income to net cash used in
     operating activities:
     Depreciation and amortization..........................      487,768       346,355
     Allowance for doubtful accounts........................       48,589       387,300
     Provision for inventory reserves.......................    3,133,647       774,136
     (Gain) loss on the disposal of property and
      equipment.............................................      (29,960)       17,537
     (Increase) decrease in:
       Trade accounts receivable............................   (2,996,833)   (4,933,761)
       Inventories..........................................   (4,436,681)   (6,016,104)
       Prepaid and other assets.............................   (1,567,442)     (785,989)
     Increase (decrease) in:
       Accounts payable.....................................    2,567,145     5,419,885
       Accrued liabilities..................................      201,372       458,067
                                                              -----------   -----------
          Net cash (used in) provided by operating
            activities......................................   (1,049,678)    1,302,435
                                                              -----------   -----------
Cash flows from investing activities:
  Purchases of property and equipment.......................   (1,987,257)     (464,176)
  Proceeds from the sale of property and equipment..........       43,082        20,967
                                                              -----------   -----------
          Net cash used in investing activities.............   (1,944,175)     (443,209)
                                                              -----------   -----------
Cash flows from financing activities:
  Increase in due to bank, net..............................      577,276       345,004
  Borrowing on note payable to bank.........................    6,524,141     4,119,000
  Notes receivable from stockholders........................           --    (1,200,000)
  Payments on note payable to bank..........................     (658,722)     (701,000)
  Payments on long-term debt................................      (22,039)     (117,722)
  Payments on obligations under capital leases..............      (39,548)      (14,800)
  Distributions to stockholders.............................   (3,364,201)   (3,261,090)
                                                              -----------   -----------
          Net cash provided by (used in) financing
            activities......................................    3,016,907      (830,608)
                                                              -----------   -----------
          Net increase in cash..............................       23,054        28,618
Cash, beginning of year.....................................       44,065        15,447
                                                              -----------   -----------
Cash, end of year...........................................  $    67,119   $    44,065
                                                              ===========   ===========
Supplemental cash flow information -- interest paid           $   696,197   $   279,926
                                                              ===========   ===========
Noncash transaction -- stockholders' equity was reduced in
  lieu of repayment of the note receivable due from the
  stockholder...............................................  $   499,000   $   701,000
                                                              ===========   ===========
Noncash transaction -- purchase of property and equipment
  under capital leases......................................  $    53,240   $    34,691
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                  TELCOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION

     The Company is engaged in selling telecommunication and computer hardware to telecommunication companies and other customers. The Company purchases both new and used hardware for applications in telecommunications and computer networking. Used hardware is refurbished and tested prior to shipment to customers.

     The consolidated financial statements include the accounts of Telcor Communications, Inc. and its wholly owned subsidiaries International Cryptologic, Inc. ("ICI") and Tellogic Communications, Inc.
("TCI") -- (collectively referred to as the "Company"). All significant intercompany accounts and transactions have been eliminated.

(B) REVENUE RECOGNITION

     Most of the Company's revenue is derived from the sale of products. Revenue is recognized upon shipment of the product by the Company at which time title passes to the customer. Reserves for equipment returns and warranty obligations are recorded at the time of shipment and are based on the historical experience of the Company.

(C) INVENTORIES AND INVENTORY ALLOWANCES

     Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. The Company purchases inventories by the single item and by bulk lots. Cost is allocated to bulk purchases based on management's assessment of each item's value in relation to the total cost of the purchase.

     The Company establishes inventory reserves based on historical sales quantities of products (a "market allowance") and the net amount realized for those products sold (an "NRV allowance").

(D) PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets which are as follows:

                                                               ESTIMATED
                                                                  LIFE
                                                              ------------
Machinery and equipment                                         5-12 years
Vehicles                                                         4-6 years
Furniture and fixtures                                          6-10 years
Leasehold improvements                                          5-15 years
Software                                                           3 years

     Maintenance and repairs are expensed as incurred. Gains and losses from disposition are included in other income (expense).

(E) LONG-LIVED ASSETS

     The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                  TELCOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

(F) STOCKHOLDERS' EQUITY

     In November 1999, the Company amended its articles of incorporation to establish two classes of Common Stock: Voting and Non-voting. All existing shares as of the date of the amendment were considered Voting Common Stock. Per Company records, the outstanding common stock of the Company was split into 85 shares of Voting and 15 shares of Non-voting.

(G) INCOME TAXES

     The Company elected to operate as an "S-Corporation" under the Internal Revenue Code. Thus, instead of the Company paying taxes, the stockholders are taxed on the Company's taxable income.

(H) MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) INVENTORIES

     Inventories consist of the following amounts:

                                                                 1999          1998
                                                              -----------   -----------
Gross inventory.............................................  $19,977,434   $15,540,753
Less inventory reserves.....................................    8,106,929     4,973,282
                                                              -----------   -----------
          Net inventories...................................  $11,870,505   $10,567,471
                                                              ===========   ===========

(3) PROPERTY AND EQUIPMENT

     Property and equipment, net consist of the following amounts at December
31:

                                                                 1999         1998
                                                              ----------   ----------
Machinery and equipment.....................................  $1,544,476   $  761,734
Software....................................................     128,339           --
Vehicles....................................................     128,817      272,314
Furniture and fixtures......................................   1,407,522    1,303,641
Leasehold improvements......................................   1,195,420    1,184,321
Construction in progress....................................   1,049,603       35,167
                                                              ----------   ----------
          Total property and equipment......................   5,449,177    3,557,177
Less accumulated depreciation and amortization..............   1,092,015      805,629
                                                              ----------   ----------
          Property and equipment, net.......................  $4,357,162   $2,751,548
                                                              ==========   ==========

     The construction in progress consists of license fees and other costs for implementation of a new software package. As of December 31, 1999 and 1998, no depreciation expense has been recognized related to these costs.

                  TELCOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

(4) NOTE PAYABLE TO BANK

     The Company has a revolving credit facility with a commercial bank at LIBOR plus 2.5% or prime, whichever is lower, the interest on which is payable monthly. Under the agreement, the Company is allowed to borrow up to 85% of eligible accounts receivable and 50% of eligible inventory with an established limit of $15,000,000 as of December 31, 1999. At December 31, 1999, amounts outstanding are $10,489,141, and the interest rate is 8.5%. The line is collateralized by the Company's trade accounts receivable, inventories, and all other assets. The revolving line of credit will expire on May 11, 2002.

     The amount available under the credit facility was increased on January 7, 2000 from $15,000,000 to $17,000,000.

     Under the agreement, the Company is required to comply with certain covenants which include, but are not limited to, maintaining minimum requirements for debt to equity, net worth, cash flows, and capital expenditures. At December 31, 1999, the Company in compliance with these covenants or obtained a waiver for those it was not in compliance with.

(5) LONG-TERM DEBT

     Long-term debt consists of the following at December 31:

                                                               1999       1998
                                                              -------   --------
Note payable to bank, principal and interest payable monthly
  at LIBOR plus 2.5%; repaid on April 1, 1999...............  $    --   $499,000
Various notes payable, principal and interest due monthly at
  6.5% to 8.75; repaid in April 1999........................       --     47,377
Note payable to bank, principal and interest payable monthly at LIBOR plus 2.5%, with final payment due on December 1,
  2000; repaid in April 1999................................       --    159,722
Note payable, monthly principal and interest payments of
  $1,296; interest at 6.5% through 2001; secured............   25,338         --
                                                              -------   --------
                                                               25,338    706,099
Less current portion........................................   14,043    603,253
                                                              -------   --------
                                                              $11,295   $102,846
                                                              =======   ========

     As of December 31, 1999, the future maturities of long-term debt are as follows:

YEAR ENDING DECEMBER 31,
------------------------
     2000                  $14,043
     2001                   11,295
                           -------
                           $25,338
                           =======

(6) LEASE OBLIGATIONS AND RELATED PARTY TRANSACTIONS

     The Company leases its office and warehouse facilities from a related party. The related party is an irrevocable trust for the principal stockholder's children. The lease is for a five-year period with a monthly rental of $75,750. Rental expense paid to the trust in 1999 and 1998 amounted to $912,000 and $909,000, respectively.

     The Company has other operating leases for office furniture and equipment. Rental expense related to these leases amounted to $260,100 and $558,000 in 1999 and 1998, respectively.

                  TELCOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

     The capital lease obligations relate primarily to equipment.

     In 1998, the Company borrowed $1,200,000 from a commercial bank and loaned this balance to one of the Company's stockholders. As the Company made payments on the bank loan in 1998 and 1999, the stockholder's equity account was also reduced in lieu of repayment of the note receivable from the stockholder.

     Future minimum lease payments under these capital and operating leases are as follows:

                                                              CAPITAL    OPERATING
                                                               LEASES      LEASES
                                                              --------   ----------
Year ending December 31,
  2000......................................................  $ 44,323   $1,102,182
  2001......................................................    33,758      950,895
  2002......................................................    23,077      917,940
  2003......................................................     8,382      611,960
  2004......................................................     3,220           --
                                                              --------   ----------
                                                               112,760   $3,582,977
                                                                         ==========
  Less imputed interest.....................................    17,017
                                                              --------
  Payments net of imputed interest..........................    95,743
  Current maturities of obligations under capital leases....    35,318
                                                              --------
  Obligations under capital leases, excluding current
     maturities.............................................  $ 60,425
                                                              ========

(7) COMMITMENTS AND CONTINGENCIES

     At December 31, 1999, the Company made a $2,050,000 deposit under a purchase commitment to acquire $6,000,000 of inventory from a company in Hong Kong. This deposit is included in deposits on the accompanying consolidated balance sheet. Under terms of the contract, as amended, the Company is required to pay the remaining $4,000,000 due on or before July 5, 2000.

(8) DEFINED CONTRIBUTION PLAN

     The Company has a 401(k) defined contribution plan covering all employees who meet certain age and length of service requirements. The Company matches one half of employees' elective contributions up to 4% of annual compensation. During 1999 and 1998, the Company's expense relating to this plan amounted to approximately $35,000 and $41,000, respectively.

(9) CONCENTRATION OF RISK

     Sales to customers who individually accounted for more that 7% of the Company's sales during 1999 or 1998 and the related accounts receivable balance as of December 31, 1999 and 1998, were as follows:

                            % OF 1999   % OF 1998   ACCOUNTS RECEIVABLE AS OF   ACCOUNTS RECEIVABLE AS OF
         CUSTOMER             SALES       SALES         DECEMBER 31, 1999           DECEMBER 31, 1998
         --------           ---------   ---------   -------------------------   -------------------------
A.........................     8.8        12.7              $511,817                    $841,000
B.........................     7.8          --               503,824                          --
C.........................     5.1         9.4                21,068                     407,222

                  TELCOR COMMUNICATIONS, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1999 AND 1998

     Purchases from vendors who individually accounted for more than 7% of the Company's purchases for 1999 and 1998 and the related accounts payable balances to these vendors as of December 31, 1999 and 1998, were as follows:

                                                                                         ACCOUNTS
                                                                                       PAYABLE AS OF
                                      % OF 1999   % OF 1998   ACCOUNTS PAYABLE AS OF   DECEMBER 31,
               VENDOR                 PURCHASES   PURCHASES     DECEMBER 31, 1999          1998
               ------                 ---------   ---------   ----------------------   -------------
A...................................    10.6        21.4            $   15,702          $   29,361
B...................................     9.7        15.6             1,791,241           1,237,548
C...................................     9.0        11.1               137,240             797,353
D...................................     7.7          --                    --                  --
E...................................     8.1          --                    --                  --

(10) SUBSEQUENT EVENT

     On March 31, 2000, the Company finalized an agreement and plan of merger with Digital Transmission Systems ("DTS"), whereby DTS acquired all of the outstanding common stock of the Company. The surviving company after the merger is DTS.

                       DIGITAL TRANSMISSION SYSTEMS, INC.
                     3000 NORTHWOODS PARKWAY, BUILDING 330
                            NORCROSS, GEORGIA 30071

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Andres C. Salazar, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of DIGITAL TRANSMISSION SYSTEMS, INC. held of record by the undersigned on August 4, 2000, at the annual meeting of shareholders to be held on September 21, 2000 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

    Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 through 6.

[ ]  PLAN TO ATTEND MEETING

    The Board of Directors recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposals 2 through 6.

1. Election of the following Nominees as Directors for terms expiring as stated below:

For a term of three years expiring in 2003:                  Dr. Hatim Zaghloul and Mr. Ed Kantor
For a term of two years expiring in 2002:                    Mr. Peter Kinash
For a term of one year expiring in 2001:                     Mr. Bill Hews

  [ ]  FOR all Nominees                                          [ ]  WITHHELD for all Nominees

INSTRUCTIONS: WITHHOLD FOR THE FOLLOWING ONLY: (WRITE THE NAME OF THE NOMINEE(S)
                                                             IN THE SPACE BELOW)

--------------------------------------------------------------------------------

                           (continued on other side)

2. Approval of the proposed amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance by 1,160,000 shares.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. Ratification of the selection of KPMG LLP as independent public accountants for the Company's current fiscal year.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

4. Approval of the proposed amendment to the Company's Restated and Amended Certificate of Incorporation to increase authorized common shares, par value of $0.01, available for issuance from 15,000,000 to 50,000,000.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

5. Approval of the proposed amendment to the Company's Restated and Amended Certificate of Incorporation to increase authorized Company preferred shares, par value of $0.01, available for issuance from 3,000,000 to 10,000,000.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

6.  Ratification of the acquisition of Telcor Communications, Inc.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                  Date -----------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.